EXHIBIT 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 30, 2022, is by and among INSPERITY, INC., a Delaware corporation (“Borrower”), each of the financial institutions which is or may from time to time become a party to the Agreement (hereinafter defined) (collectively, “Lenders”, and each a “Lender”), and ZIONS BANCORPORATION, N.A. dba AMEGY BANK, a national banking association, as agent for Lenders (“Agent”).

RECITALS:

A. Borrower, Agent and Lenders entered into that certain Amended and Restated Credit Agreement dated as of February 6, 2018, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of September 13, 2019, that certain Second Amendment to Amended and Restated Credit Agreement dated as of March 9, 2021, and that certain Third Amendment to Amended and Restated Credit Agreement dated as of April 28, 2021 (as amended, the “Agreement”).

B. Pursuant to the Agreement, INSPERITY HOLDINGS, INC., a Delaware corporation, ADMINISTAFF COMPANIES, INC., a Delaware corporation, ADMINISTAFF PARTNERSHIPS HOLDING, INC., a Delaware corporation, ADMINISTAFF PARTNERSHIPS HOLDING II, INC., a Delaware corporation, ADMINISTAFF PARTNERSHIPS HOLDING III, INC., a Delaware corporation, INSPERITY BUSINESS SERVICES, L.P., a Delaware limited partnership, INSPERITY EMPLOYMENT SCREENING, L.L.C., a Delaware limited liability company, INSPERITY ENTERPRISES, INC., a Texas corporation, INSPERITY EXPENSE MANAGEMENT, INC., a California corporation, INSPERITY GP, INC., a Delaware corporation, INSPERITY INSURANCE SERVICES, L.L.C., a Delaware limited liability company, INSPERITY PAYROLL SERVICES, L.L.C., a Delaware limited liability company, INSPERITY PEO SERVICES, L.P., a Delaware limited partnership, INSPERITY RETIREMENT SERVICES, L.P., a Delaware limited partnership, INSPERITY SERVICES, L.P., a Delaware limited partnership, and INSPERITY SUPPORT SERVICES, L.P., a Delaware limited partnership (collectively, “Guarantors”), executed that certain Amended and Restated Guaranty Agreement dated as of February 6, 2018 (the “Guaranty Agreement”), pursuant to which Guarantors guaranteed to Agent, for the ratable benefit of Agent, Issuing Bank and Lenders, the payment and performance of the Guaranteed Indebtedness (as therein defined).

C. Zions Bancorporation, N.A. dba Amegy Bank, Bank of America, N.A., Wells Fargo Bank, N.A., PNC Capital Markets LLC, and U.S. Bank National Association have been appointed Joint Lead Arrangers for the credit facilities described in the Agreement.

D. Zions Bancorporation, N.A. dba Amegy Bank, Bank of America, N.A., Wells Fargo Bank, N.A., PNC Bank, National Association, and U.S. Bank National Association have been appointed Co-Syndication Agents for the credit facilities described in the Agreement.

E. Borrower, Agent and Lenders now desire to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

Definitions

Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the meanings given to such terms in the Agreement, as amended hereby. As used herein, the term “Fourth Amendment Closing Date” shall mean the date on which this Amendment has been executed and delivered by the parties hereto and the conditions set forth in Section 3.1 have been satisfied.

ARTICLE II.

Amendments

Section 2.1 Amendments to the Agreement. As of the date of this Amendment, the Agreement is hereby amended to delete the red stricken text (indicated in the same manner as the following example: ~~stricken text~~) and to add the blue and double underlined text (indicated textually in the same manner as the following example: blue and double underlined text) as set forth on the Amended and Restated Credit Agreement attached as Annex “A” hereto.

Section 2.2 Amendment to Annexes. Effective as of the date hereof, Annex I (Commitments) to the Agreement is amended to conform in its entirety to Annex “B” to this Amendment.

Section 2.3 Amendment to Exhibits. Effective as of the date hereof, (a) Exhibit “A” (Form of Revolving Note) to the Agreement is amended to conform in its entirety to Annex “C” to this Amendment, (b) Exhibit “B” (Swing Note) to the Agreement is amended to conform in its entirety to Annex “D” to this Amendment, (c) Exhibit “C” (Revolving Advance Request Form) to the Agreement is amended to conform in its entirety to Annex “E” to this Amendment, and (d) Exhibit “D” (No Default Certificate) to the Agreement is amended to conform in its entirety to Annex “F” to this Amendment.

ARTICLE III.

Condition Precedent

Section 3.1 Conditions. The effectiveness of this Amendment is subject to the receipt by Agent of the following in form and substance satisfactory to Agent:

(a) Certificates.

(i) A certificate of the Secretary or Assistant Secretary of Borrower (or another officer of Borrower acceptable to Agent) certifying (A) resolutions of the board of directors of Borrower which authorize the execution, delivery and performance by Borrower of this Amendment and the other Loan Documents to which Borrower is or is to be a party in connection herewith, and (B) the names of the officers of Borrower authorized to sign this Amendment and each of the other Loan Documents to which Borrower is or is to be a party as of the date of this Amendment, together with specimen signatures of such officers.

(ii) A certificate of the Chief Financial Officer of Borrower certifying (A) that all representations and warranties in this Amendment and the other Loan Documents are true and correct on the date hereof, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties are true and correct as of such earlier date, (B) that no Event of Default or Unmatured Event of Default has occurred and is continuing, (C) that no Material Adverse Effect has occurred since December 31, 2021, and (D) that no event has occurred and no condition exists which could reasonably be expected to have a Material Adverse Effect.

(b) Governmental Certificates. Certificates issued by the appropriate government officials of the state of incorporation or organization, as applicable, of Borrower and each Guarantor as to the existence and good standing of Borrower and such Guarantor in such state.

(c) Notes. (i) The Revolving Notes executed by Borrower and payable to the order of the respective Lenders (which promissory notes are in renewal, extension and increase of, but not in discharge or novation of, those certain promissory notes in the original aggregate principal amount of $500,000,000.00, dated September 13, 2019, executed by Borrower and payable to the order of the respective Lenders), and (ii) a Swing Note executed by Borrower and payable to the order of Swing Lender (which promissory note is in renewal and extension of, but not in discharge or novation of, that certain promissory note in the original principal amount of $45,000,000.00, dated September 13, 2019, executed by Borrower and payable to the order of Swing Lender). Each Lender agrees to use commercially reasonable efforts to return to Borrower, within thirty (30) days of the date of this Amendment, the original Revolving Note previously delivered to such Lender. Swing Lender agrees to use commercially reasonable efforts to return to Borrower, within thirty (30) days of the date of this Amendment, the original Swing Note previously delivered to Swing Lender.

(d) Assignment and Acceptance. Agent shall have received a fully executed Assignment and Acceptance between Truist Securities, Inc. and PNC Bank, National Association and acknowledged by Agent and Borrower and dated as of the date hereof, but made effective immediately prior to the effectiveness of this Amendment.

(e) Opinion of Counsel. An opinion of Baker Botts L.L.P., legal counsel to Borrower and Guarantors.

(f) Fees and Expenses.

(i) Evidence that the costs and expenses (including reasonable attorneys’ fees) referred to in Section 12.1 of the Agreement, to the extent invoiced prior to the closing of this Amendment, have been paid in full by Borrower.

(ii) Evidence that all fees referenced in the agent fee letter and lenders fee letter, each dated as of the date of this Amendment, have been paid in full by Borrower.

Section 3.2 Additional Conditions. The effectiveness of this Amendment is also subject to the satisfaction of the additional conditions precedent that (a) the representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall continue to be true and correct as of such earlier date, and (b) no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

ARTICLE IV.

Ratifications, Representations, and Warranties

Section 4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Agent and Lenders agree that the Agreement as amended hereby and the other Loan Documents shall continue to be the legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms.

Section 4.2 Representations and Warranties. Borrower hereby represents and warrants to Agent and Lenders that (a) the execution, delivery, and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Organizational Documents of Borrower, (b) the representations and warranties contained in the Agreement as amended hereby, and all other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall continue to be true and correct as of such earlier date, (c) no Event of Default or Unmatured Event of Default has occurred and is continuing, (d) Borrower is indebted to Lenders pursuant to the terms of the Notes, as the same may have been increased, renewed, modified, extended, or rearranged, including, without limitation, any increases, renewals, modifications, and extensions made pursuant to this Amendment, (e) the liens, security interests, encumbrances and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests, encumbrances and assignments and secure the Notes, as the same may have been increased, renewed, modified, extended, or rearranged, including, without limitation, any increases, renewals, modifications, and extensions made pursuant to this Amendment, and (f) to the knowledge of the Authorized Representatives and Financial Officers of Borrower, Borrower has no claims, credits, offsets, defenses or counterclaims arising from the Loan Documents or Agent’s or any Lender’s performance under the Loan Documents. Borrower hereby represents and warrants to Agent and Lenders that this Amendment and all Loan Documents executed in connection herewith have not been executed in the state of Florida.

ARTICLE V.

Miscellaneous

Section 5.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Documents including any Loan Document furnished in connection with this Amendment shall fully survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent or any Lender to rely on them.

Section 5.2 Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

Section 5.3 Expenses; Indemnification. Borrower agrees that this Amendment is a Loan Document to which Sections 12.1 and 12.2 of the Agreement shall apply.

Section 5.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid, illegal or unenforceable shall not impair or invalidate the remaining provisions hereof and the effect of such invalidity, illegality or unenforceability shall be confined to the provision held to be invalid, illegal or unenforceable.

Section 5.5 APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AMENDMENT HAS BEEN ENTERED INTO IN HARRIS COUNTY, TEXAS AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN HARRIS COUNTY, TEXAS.

Section 5.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, Issuing Bank, each Lender and Borrower and their respective successors and assigns, except that (a) Borrower may not assign or transfer any of its rights or obligations hereunder without prior written consent of Agent and Lenders, and (b) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 12.19 of the Agreement or as required under Section 2.21 of the Agreement.

Section 5.7 ORIGINALLY EXECUTED DOCUMENTS; COUNTERPARTS. As an express condition to Agent and Lenders entering into this Amendment and the other Loan Documents based upon Agent’s receipt of fully-executed imaged copies of such Loan Documents, Borrower shall deliver to Agent original hand-written signatures (i.e., wet signatures) of Borrower and Guarantors with respect to this Amendment and any other Loan Documents signed in connection therewith on or before the date that is no later than ten (10) days from the date of this Amendment (or such later date as Agent may permit in its sole discretion). Notwithstanding the foregoing, Borrower, Agent and Lenders agree that this Amendment and the other Loan Documents may be signed and transmitted by electronic mail of a .PDF document and thereafter maintained in imaged or electronic form, and that such imaged or electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. Borrower, Agent and Lenders further agree that the signatures appearing on this Amendment and the other Loan Documents (whether in imaged or other electronic format) shall be treated, for purpose of validity, enforceability and admissibility, the same as hand-written signatures. This Amendment and the other Loan Documents may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute a single instrument.

Section 5.8 Effect of Waiver. No consent or waiver, express or implied, by Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 5.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 5.10 Dispute Resolution Provision. This Section contains a jury waiver and a class action waiver. This Section should be carefully read.

This dispute resolution provision shall supersede and replace any prior “Jury Waiver”, “Judicial Reference”, “Class Action Waiver”, “Dispute Resolution” or similar alternative dispute agreement or provision between or among the parties.

(a) JURY TRIAL WAIVER; CLASS ACTION WAIVER. AS PERMITTED BY APPLICABLE LAW, EACH OF BORROWER, EACH GUARANTOR, AGENT, AND EACH LENDER (EACH A “PARTY” AND TOGETHER THE “PARTIES”) WAIVES ITS RIGHTS TO A TRIAL BEFORE A JURY IN CONNECTION WITH ANY DISPUTE (AS “DISPUTE” IS HEREINAFTER DEFINED), AND DISPUTES SHALL BE RESOLVED BY A JUDGE SITTING WITHOUT A JURY. IF PERMITTED BY APPLICABLE LAW, EACH PARTY ALSO WAIVES THE RIGHT TO LITIGATE IN COURT OR ARBITRATE ANY CLAIM OR DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL. A “Dispute” as used in this clause (a) shall mean any claim, dispute, or controversy arising out of or relating to this Agreement or any other Loan Document or the transaction contemplated hereby or thereby (whether based on contract, tort, or any other theory).

(b) RELIANCE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS, AND CERTIFICATIONS IN THIS SECTION.

Section 5.11 ENTIRE AGREEMENT. THIS AMENDMENT, THE AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT AND THE AGREEMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, THE AGREEMENT OR THE OTHER LOAN DOCUMENTS AND THE OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT AND THE AGREEMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

Executed as of the date first written above.

BORROWER:

INSPERITY, INC.

By:	/s/ Douglas S. Sharp
Douglas S. Sharp
Executive Vice President of Finance,
Chief Financial Officer and Treasurer

SIGNATURE PAGE TO FOURTH AMENDMENT TO AMENDED AND

RESTATED CREDIT AGREEMENT

AGENT:

ZIONS BANCORPORATION, N.A. dba
AMEGY BANK, as Agent

By:	/s/ Tim Neuhaus
Tim Neuhaus
Senior Vice President

SIGNATURE PAGE TO FOURTH AMENDMENT TO AMENDED AND

RESTATED CREDIT AGREEMENT

LENDERS:

ZIONS BANCORPORATION, N.A. dba
AMEGY BANK

By:	/s/ Ryan K. Hightower
Ryan K. Hightower
Executive Vice President

SIGNATURE PAGE TO FOURTH AMENDMENT TO AMENDED AND

RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A.

By:	/s/ Karen Virani
Name:	Karen Virani
Title:	Vice President

SIGNATURE PAGE TO FOURTH AMENDMENT TO AMENDED AND

RESTATED CREDIT AGREEMENT

WELLS FARGO BANK, N.A.

By:	/s/ Benita V. Reyes
Name:	Benita V. Reyes
Title:	Senior Vice President

SIGNATURE PAGE TO FOURTH AMENDMENT TO AMENDED AND

RESTATED CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Andrea Kinnic
Name:	Andrea Kinnic
Title:	Senior Vice President

Address for Notices:

609 Main Street, Suite 2700
Houston, Texas 77002

SIGNATURE PAGE TO FOURTH AMENDMENT TO AMENDED AND

RESTATED CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Marty McDonald
Name:	Marty McDonald
Title:	Vice President

SIGNATURE PAGE TO FOURTH AMENDMENT TO AMENDED AND

RESTATED CREDIT AGREEMENT

WOODFOREST NATIONAL BANK

By:	/s/ David Macdonald
Name:	David Macdonald
Title:	Executive Vice President–Commercial Banking Middle Market

SIGNATURE PAGE TO FOURTH AMENDMENT TO AMENDED AND

RESTATED CREDIT AGREEMENT

Each of the undersigned Guarantors hereby consents and agrees to this Amendment and agrees that the Guaranty Agreement executed by Guarantors shall remain in full force and effect and shall continue to be the legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with its terms and shall evidence such Guarantor’s guaranty of the Guaranteed Indebtedness (as therein defined), as renewed, extended, and increased from time to time, including, without limitation, (a) the renewal, extension, and increase of the indebtedness evidenced by the Revolving Notes, and (b) the renewal and extension of the indebtedness evidenced by the Swing Note, in each case, executed in connection with this Amendment.

In addition, each of the undersigned Guarantors agrees to be bound by Section 5.10 of the Amendment.

INSPERITY HOLDINGS, INC.

By:	/s/ Douglas S. Sharp
Douglas S. Sharp
Executive Vice President of Finance,
Chief Financial Officer and Treasurer

ADMINISTAFF COMPANIES, INC.

By:	/s/ Douglas S. Sharp
Douglas S. Sharp
Executive Vice President of Finance,
Chief Financial Officer and Treasurer

ADMINISTAFF PARTNERSHIPS HOLDING, INC.

By:	/s/ Douglas S. Sharp
Douglas S. Sharp
Executive Vice President of Finance,
Chief Financial Officer and Treasurer

ADMINISTAFF PARTNERSHIPS HOLDING II, INC.

By:	/s/ Douglas S. Sharp
Douglas S. Sharp
Executive Vice President of Finance,
Chief Financial Officer and Treasurer

ADMINISTAFF PARTNERSHIPS HOLDING III, INC.

By:	/s/ Douglas S. Sharp
Douglas S. Sharp
Executive Vice President of Finance,
Chief Financial Officer and Treasurer

INSPERITY BUSINESS SERVICES, L.P.

By:	/s/ Douglas S. Sharp
Douglas S. Sharp
Executive Vice President of Finance,
Chief Financial Officer and Treasurer

INSPERITY EMPLOYMENT SCREENING, L.L.C.

By:	/s/ Douglas S. Sharp
Douglas S. Sharp
Executive Vice President of Finance,
Chief Financial Officer and Treasurer

INSPERITY ENTERPRISES, INC.

By:	/s/ Douglas S. Sharp
Douglas S. Sharp
Executive Vice President of Finance,
Chief Financial Officer and Treasurer

INSPERITY EXPENSE MANAGEMENT, INC.

By:	/s/ Douglas S. Sharp
Douglas S. Sharp
Treasurer

INSPERITY GP, INC.

By:	/s/ Douglas S. Sharp
Douglas S. Sharp
Executive Vice President of Finance,
Chief Financial Officer and Treasurer

INSPERITY INSURANCE SERVICES, L.L.C.

By:	/s/ Douglas S. Sharp
Douglas S. Sharp
Executive Vice President of Finance,
Chief Financial Officer and Treasurer

INSPERITY PAYROLL SERVICES, L.L.C.

By:	/s/ Douglas S. Sharp
Douglas S. Sharp
Executive Vice President of Finance,
Chief Financial Officer and Treasurer

INSPERITY PEO SERVICES, L.P.

By:	/s/ Douglas S. Sharp
Douglas S. Sharp
Executive Vice President of Finance,
Chief Financial Officer and Treasurer

INSPERITY RETIREMENT SERVICES, L.P.

By:	/s/ Douglas S. Sharp
Douglas S. Sharp
Executive Vice President of Finance,
Chief Financial Officer and Treasurer

INSPERITY SERVICES, L.P.

By:	/s/ Douglas S. Sharp
Douglas S. Sharp
Executive Vice President of Finance,
Chief Financial Officer and Treasurer

INSPERITY SUPPORT SERVICES, L.P.

By:	/s/ Douglas S. Sharp
Douglas S. Sharp
Executive Vice President of Finance,
Chief Financial Officer and Treasurer

ANNEX A

Conformed Amended and Restated Credit Agreement

Conformed through ~~Third~~Fourth Amendment to

Amended and Restated Credit Agreement

Dated as of ~~April 28~~June 30, ~~2021~~2022

EXECUTION VERSION

AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of

February 6, 2018

between

INSPERITY, INC.,

as Borrower,

THE LENDERS PARTIES HERETO,

ZIONS BANCORPORATION, N.A. dba AMEGY BANK,

as Agent,

~~and~~

ZIONS BANCORPORATION, N.A. dba AMEGY BANK,

BANK OF AMERICA, N.A.,

WELLS FARGO BANK, N.A.,

~~TRUIST SECURITIES, INC.~~

PNC CAPITAL MARKETS LLC,

and

U.S. BANK NATIONAL ASSOCIATION,

as Joint Lead Arrangers,

and

ZIONS BANCORPORATION, N.A. dba AMEGY BANK,

BANK OF AMERICA, N.A.,

WELLS FARGO BANK, N.A.,

PNC BANK, NATIONAL ASSOCIATION,

and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Syndication Agents

2

Table of Contents

Page
ARTICLE I. Definitions		2
Section 1.1	Definitions	2
Section 1.2	Other Definitional Provisions	~~18~~27
Section 1.3	Accounting Terms and Determinations; GAAP	~~18~~27
Section 1.4	Rates	28

ARTICLE II. Revolving Line of Credit and Letters of Credit		~~19~~29
Section 2.1	Revolving Line of Credit	~~19~~29
Section 2.2	Revolving Notes	~~19~~29
Section 2.3	Interest	~~20~~29
Section 2.4	Repayment of Principal and Interest	~~20~~30
Section 2.5	Requests for Revolving Advances	~~20~~30
Section 2.6	Use of Proceeds	~~21~~31
Section 2.7	Unused Commitment Fee; Reduction or Termination of Commitment	~~21~~31
Section 2.8	Increase of the Combined Commitments	~~22~~32
Section 2.9	Swing Loans	~~23~~33
Section 2.10	Letters of Credit	~~24~~34
Section 2.11	Procedure for Issuing Letters of Credit	~~24~~35
Section 2.12	Participation by Lenders	~~25~~35
Section 2.13	Payments Constitute Revolving Advances	~~25~~35
Section 2.14	Letter of Credit Fees	~~25~~36
Section 2.15	Obligations Absolute	~~26~~36
Section 2.16	Limitation of Liability	~~26~~37
Section 2.17	Provisions Regarding Electronic Issuance of Letters of Credit	~~27~~37
Section 2.18	Cash Deposit Prior to Termination Date	~~27~~37
Section 2.19	Defaulting Lenders	~~27~~37
Section 2.20	Failure of a Lender to Make Loans or Payments	~~29~~39
Section 2.21	Mitigation Obligations; Replacement of Lenders	~~29~~40
Section 2.22	Interest Rate Selections	40

ARTICLE III. Payments; Additional Matters with Respect to ~~LIBOR~~Term SOFR Loans; Yield Protection Provisions		~~30~~42
Section 3.1	Method of Payment	~~30~~42
Section 3.2	Sharing of Payments, etc./Non-Receipt of Funds by Agent	~~30~~42
Section 3.3	Voluntary Prepayment	~~31~~43
Section 3.4	~~Computation of~~ Interest Calculation Method	~~31~~43
Section 3.5	~~Capital Adequacy~~Increased Costs	~~31~~44
Section 3.6	Additional Costs in Respect of Letters of Credit	~~32~~45
Section 3.7	~~Conversions and Continuations~~Inability to Determine Rates; Illegality	~~32~~46

i

Section 3.8	~~Illegality, Impossibility, Regulatory Change; Change in Law and Compensation~~	~~33~~
~~Section 3.9~~	Compensation for ~~Prepayment or Failure to Borrow~~Losses	~~33~~48
Section 3.9	Intentionally reserved	49
Section 3.10	Taxes	~~34~~49
Section 3.11	~~LIBOR~~Benchmark Replacement Setting	~~38~~53
Section 3.12	Erroneous Payments.	58

ARTICLE IV. Setoff and Guaranty Agreement		~~42~~60
Section 4.1	Setoff	~~42~~60
Section 4.2	Guaranty Agreement	~~42~~60

ARTICLE V. Conditions Precedent		~~42~~60
Section 5.1	Initial Extension of Credit	~~42~~60
Section 5.2	All Extensions of Credit	~~44~~62

ARTICLE VI. Representations and Warranties		~~44~~63
Section 6.1	Existence	~~44~~63
Section 6.2	Financial Statements	~~45~~63
Section 6.3	Requisite Action; No Breach	~~45~~63
Section 6.4	Operation of Business	~~45~~64
Section 6.5	Litigation and Judgments	~~45~~64
Section 6.6	Rights in Properties; Liens	~~45~~64
Section 6.7	Enforceability	~~45~~64
Section 6.8	Approvals	~~46~~64
Section 6.9	Debt	~~46~~64
Section 6.10	Use of Proceeds; Margin Securities	~~46~~65
Section 6.11	ERISA Compliance	~~46~~65
Section 6.12	Taxes	~~46~~65
Section 6.13	Disclosure	~~47~~65
Section 6.14	Subsidiaries	~~47~~65
Section 6.15	Compliance with Laws	~~47~~66
Section 6.16	Compliance with Agreements	~~47~~66
Section 6.17	Environmental Matters	~~47~~66
Section 6.18	Solvency	~~47~~66
Section 6.19	Investment Company Act	~~48~~66
Section 6.20	Proprietary Accounts	~~48~~67
Section 6.21	Sanctions	~~48~~67
Section 6.22	Anti-Corruption	~~48~~67
Section 6.23	~~EEA~~Affected Financial Institution	~~48~~67
Section 6.24	Covered Entity	~~48~~67

ARTICLE VII. Affirmative Covenants		~~48~~68
Section 7.1	Reporting Requirements	~~49~~68
Section 7.2	Maintenance of Existence; Conduct of Business	~~50~~69
Section 7.3	Payment of Debt Service	~~50~~70
Section 7.4	Maintenance of Properties	~~50~~70

Section 7.5	Taxes and Claims	~~50~~70
Section 7.6	Insurance	~~51~~70
Section 7.7	Inspection	~~51~~70
Section 7.8	Keeping Books and Records	~~51~~71
Section 7.9	Compliance with Laws	~~51~~71
Section 7.10	Compliance with Agreements	~~51~~71
Section 7.11	Further Assurances	~~51~~71
Section 7.12	ERISA	~~51~~71

ARTICLE VIII. Negative Covenants		~~52~~71
Section 8.1	Debt	~~52~~72
Section 8.2	Limitation on Liens	~~52~~72
Section 8.3	Mergers, Acquisitions, Dissolutions and Disposition of Assets	~~53~~73
Section 8.4	Subsidiaries	~~54~~74
Section 8.5	Restricted Payments	~~56~~76
Section 8.6	Loans and Advances	~~56~~76
Section 8.7	Investments	~~57~~77
Section 8.8	Compliance with Environmental Laws	~~59~~79
Section 8.9	Accounting	~~59~~79
Section 8.10	Change of Business	~~59~~79
Section 8.11	Transactions with Affiliates	~~59~~79
Section 8.12	Rate Management Transactions	~~60~~80
Section 8.13	Compliance with Government Regulations	~~60~~80
Section 8.14	Capital Expenditures	~~60~~80
Section 8.15	Compliance with ERISA	~~60~~80
Section 8.16	Sanctions	~~60~~81
Section 8.17	Anti-Corruption	~~60~~81
Section 8.18	Excluded Subsidiaries	~~61~~81

ARTICLE IX. Financial Covenants		~~61~~82
Section 9.1	Interest Coverage Ratio	~~62~~82
Section 9.2	Leverage Ratio	~~62~~82

ARTICLE X. Default		~~62~~82
Section 10.1	Events of Default	~~62~~82
Section 10.2	Remedies Upon Default	~~63~~84
Section 10.3	Cash Collateral	~~64~~84
Section 10.4	Performance by Agent	~~64~~85
Section 10.5	Application of Liquidation Proceeds	~~64~~85

ARTICLE XI. Agent		~~65~~86
Section 11.1	Appointment and Authorization	~~65~~86
Section 11.2	Delegation of Duties	~~65~~86
Section 11.3	Liability of Agent	~~65~~86
Section 11.4	Reliance by Agent	~~66~~87
Section 11.5	Notice of Default	~~66~~87
Section 11.6	Credit Decision	~~67~~88

Section 11.7	Indemnification	~~67~~88
Section 11.8	Agent in Individual Capacity	~~67~~89
Section 11.9	Successor Agent	~~68~~89
Section 11.10	Agent May File Proofs of Claims	89
Section 11.11	No Other Duties.	90

ARTICLE XII. Miscellaneous		~~68~~90
Section 12.1	Expenses	~~68~~90
Section 12.2	INDEMNIFICATION	~~68~~90
Section 12.3	Limitation of Liability	~~69~~91
Section 12.4	No Waiver; Cumulative Remedies	~~69~~91
Section 12.5	Successors and Assigns	~~69~~91
Section 12.6	Survival	~~70~~92
Section 12.7	Amendments	~~70~~92
Section 12.8	Maximum Interest Rate	~~70~~93
Section 12.9	Notices	~~71~~93
Section 12.10	Platform.	~~71~~94
Section 12.11	Applicable Law; Venue; Service of Process	~~72~~94
Section 12.12	~~Counterparts~~Severability	~~72~~95
Section 12.13	~~Severability~~Headings	~~72~~95
Section 12.14	~~Headings~~On-line Banking-Revolving Advances	~~72~~95
Section 12.15	On-line Banking-Loan Payments	~~72~~95
Section 12.16	Electronic Delivery of Documents	~~72~~95
Section 12.17	Non-Application of Chapter 346 of Texas Finance Code	~~73~~96
Section 12.18	Consent to Participations	~~73~~96
Section 12.19	Assignments	~~74~~97
Section 12.20	Counterparts	98
Section 12.21	Pledges	98
Section 12.22	USA Patriot Act; Anti-Money Laundering Laws	~~75~~98
Section ~~12.21~~12.23	Foreign Lender Reporting Requirements	~~75~~99
Section ~~12.22~~12.24	Location of Document Execution	~~75~~99
Section ~~12.23~~12.25	Document Imaging	~~76~~99
Section ~~12.24~~12.26	Confidentiality	~~76~~99
Section ~~12.25~~12.27	Dispute Resolution Provision	~~76~~100
Section ~~12.26~~12.28	ENTIRE AGREEMENT	~~78~~102
~~Section 12.27~~
Section 12.29	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	102
Section 12.30	Acknowledgement Regarding Any Supported QFCs	~~78~~103
Section 12.31	WAIVER OF DEFENSES AND RELEASE OF CLAIMS	104

Conformed through ~~Third~~Fourth Amendment to

Amended and Restated Credit Agreement

Dated as of ~~April 28~~June 30, ~~2021~~2022

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 6, 2018 (this “Agreement”), is between INSPERITY, INC., a Delaware corporation (“Borrower”), and each of the financial institutions from time to time a party hereto (collectively, “Lenders”, and each a “Lender”), and ZIONS BANCORPORATION, N.A. dba AMEGY BANK, as agent for Lenders.

R E C I T A L S:

Borrower has requested that Lenders extend credit to Borrower in the form of a revolving line of credit in the initial principal amount of $~~500,000,000.00~~650,000,000.00 (which may be increased upon the terms and conditions hereinafter set forth to $~~550,000,000.00~~700,000,000.00 and which includes a swing line in the amount of $45,000,000.00 and a letter of credit facility in the amount of $~~45,000,000.00~~65,000,000.00 ). Lenders are willing to make such extensions of credit to Borrower upon the terms and conditions hereinafter set forth.

Borrower, certain Lenders and Agent (as defined below) entered into that certain Credit Agreement dated as of September 15, 2011, as amended by that certain Amendment No. 1 to Credit Agreement dated as of December 7, 2012, Amendment No. 2 to Credit Agreement dated as of December 1, 2014, Amendment No. 3 to Credit Agreement dated as of February 6, 2015, Amendment No. 4 to Credit Agreement dated as of March 14, 2016, and Amendment No. 5 to Credit Agreement dated as of November 16, 2017 (as amended, the “Prior Credit Agreement”). This Agreement is in restatement and replacement of the Prior Credit Agreement, and the liens and security interests created by the Loan Documents (as defined below) are in renewal and extension of the liens and security interests created by the documents executed in connection with the Prior Credit Agreement.

Zions Bancorporation, N.A. dba Amegy Bank, Bank of America, N.A., Wells Fargo Bank, N.A., ~~Truist Securities, Inc. (f/ka Branch Banking and Trust Company)~~PNC Capital Markets LLC, and U.S. Bank National Association have been appointed as Joint Lead Arrangers for the credit facilities described in this Agreement.

Zions Bancorporation, N.A. dba Amegy Bank, Bank of America, N.A., Wells Fargo Bank, N.A., PNC Bank, National Association, and U.S. Bank National Association have been appointed as Co-Syndication Agents for the credit facilities described in this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I.

Definitions

Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

“Acquisition” means the acquisition of substantially all the assets of another Person or a line of business or division of another Person or substantially all the ownership interests of another Person by Borrower or any Subsidiary.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, Controls or is Controlled by or is under common Control with such Person.

“Agent” means Zions Bancorporation, N.A. dba Amegy Bank, in its capacity as agent for Lenders, and any successor in such capacity pursuant to Article XI.

“Alternate Base Rate” means, for any day, a rate of interest which is the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus one-half percent (0.50%), and (c) the sum of (i) the ~~Floating Thirty Day LIBOR Rate~~Adjusted Term SOFR as of such day plus (ii) two percent (2.0%)~~. Notwithstanding the foregoing, under no circumstances will the Alternate Base Rate be less than zero percent (0.0%) (the “~~; provided that if Alternate Base Rate as so determined shall ever be less than the Floor~~”), provided, however, if Borrower has entered into a Rate Management Transaction with a Lender for purposes of hedging the interest rate floor on the Notes~~, then ~~no~~ Alternate Base Rate shall be deemed to be the Floor. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate ~~Floor~~or Adjusted Term SOFR shall be ~~applicable for the Notes during the period(s) such swap transaction is in effect~~effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively.

“Alternate Base Rate Loans” means Loans that bear interest at rates based upon the Alternate Base Rate.

“Alternate Base Rate Margin” means, for any day, the ~~rate~~percentage per annum identified as the Alternate Base Rate Margin in the table contained in the definition of the term “Applicable Margin” corresponding to the applicable Level on such day.

“Amegy” means Zions Bancorporation, N.A. dba Amegy Bank and its successors and permitted assigns.

“Anti-Money Laundering Laws” means (a) the USA Patriot Act and the rules and regulations promulgated thereunder, as amended from time to time, (b) the U.S. Money Laundering Control Act of 1986, codified at 18 U.S.C. §§ 1956 and 1957, and the regulations and rules promulgated thereunder, as amended from time to time, (c) the Bank Secrecy Act and the regulations and rules promulgated thereunder, as amended from time to time, and (d) any applicable laws in any applicable jurisdiction in which Borrower or any Subsidiary is located or doing business that relate to money laundering and reporting requirements related thereto.

“Applicable Margin” means, for the Levels (herein so called) described below, the applicable ~~rate~~percentages per annum set forth below.

	Level I	Level II	Level III	Level IV
~~LIBOR~~Term SOFR Margin	1.50%	1.75%	2.00%	2.25%
Alternate Base Rate Margin	0.00%	0.00%	0.25%	0.50%

Level I applies when the Leverage Ratio is less than or equal to 1.00 to 1.00.

Level II applies when the Leverage Ratio is greater than 1.00 to 1.00 but less than or equal to 1.50 to 1.00.

Level III applies when the Leverage Ratio is greater than 1.50 to 1.00 but less than or equal to 2.00 to 1.00.

Level IV applies when the Leverage Ratio is greater than 2.00 to 1.00.

The applicable Level shall be adjusted, to the extent applicable, forty-five (45) days after the end of each fiscal quarter of Borrower (or, in the case of any change reflected by the audited financial statements delivered pursuant to Section 7.1(a), one hundred twenty (120) days after the end of any fiscal year) based on the Leverage Ratio tested for the period of four (4) consecutive fiscal quarters ending on the last day of such fiscal quarter or such fiscal year, as applicable; provided that if Borrower fails to deliver the financial statements required by Section 7.1(a) or (b), as applicable, or the related No Default Certificate required by Section 7.1(c) by the forty-fifth (45th) day (or, if applicable, the one hundred twentieth (120th) day) after the end of any fiscal quarter or any fiscal year, as applicable, Level IV shall be the “Applicable Margin” until such financial statements are delivered.

“Applicable Rate” means (a) during the period that a Loan is an Alternate Base Rate Loan, the sum of (i) the Alternate Base Rate from time to time in effect, plus (ii) the applicable Alternate Base Rate Margin, and (b) during the period that a Loan is a ~~LIBOR~~Term SOFR Loan, the sum of (i) the ~~LIBOR Rate~~Adjusted Term SOFR from time to time in effect, plus (ii) the applicable ~~LIBOR~~Term SOFR Margin; provided, however, that if an Event of Default has occurred and is continuing, the Applicable Rate shall be determined pursuant to clause (a) only and clause (b) shall not be applicable.

“Assignment and Acceptance” means a document in substantially the form of Exhibit “E”.

“Authorized Representative” means the chief executive officer, the chief financial officer, the president or any other officer or employee of Borrower who has been designated in writing by Borrower to Agent to be an Authorized Representative.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.11(d).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.11(a).

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by Agent for the applicable Benchmark Replacement Date:

(a) the sum of (i) Daily Simple SOFR, plus fifteen-hundredths percent (0.15%); or

(b) the sum of: (i) the alternate benchmark rate that has been selected by Agent and Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means a date and time determined by Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)

in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)

in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“ Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.11 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.11.

“Bermuda Subsidiary” means Insperity Captive Insurance Companies Limited, a Bermuda corporation.

“Borrower” has the meaning given to such term in the introductory paragraph hereof.

“Business Day” means (a) any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required by law to close in Houston, Texas, and (b) with respect to all ~~borrowings, payments, Conversions, Continuations, Interest Periods, and~~ notices in connection with ~~LIBOR~~Term SOFR Loans, any day which is a Business Day described in clause (a) above and which is also a ~~day on which dealings in Dollar deposits are carried out in the London interbank market~~U.S. Government Securities Business Day.

“Capital Expenditures” means for Borrower and its Subsidiaries, all expenditures for assets which, in accordance with GAAP, are required to be capitalized and so shown on the consolidated balance sheet of Borrower and its Subsidiaries and which are incurred for property, plant and equipment in the ordinary course of business.

“Capitalized Lease Obligations” means, for Borrower and its Subsidiaries, on a consolidated basis, the obligations of Borrower and its Subsidiaries to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations, in accordance with GAAP, are required to be classified and accounted for as a capital lease on a balance sheet of any such Person.

“Cash Distribution” means any distribution, dividend or any other payment paid in cash or cash equivalents by Borrower on account of its capital stock, other than the Special Dividend. For the avoidance of doubt, repurchases by Borrower of any of its capital stock shall not constitute a “Cash Distribution”.

“Cash Interest Expense” means for Borrower and its Subsidiaries, on a consolidated basis, for any period, the sum of all cash interest expense paid or required by its terms to be paid during such period, as determined in accordance with GAAP.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority charged with the interpretation, administration or application thereof, after the date of this Agreement or (c) compliance by a Lender (or its parent company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines, directives, rules or regulations thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy (A) promulgated by the Bank for International Settlements or the Basel Committee on Banking Supervision (or any successor or similar authority) and made or issued by any Governmental Authority or (B) made or issued by the United States financial regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued, and shall be deemed to have gone into effect and adopted after the date of this Agreement.

“Change of Control” means with respect to Borrower the acquisition of ownership, directly or indirectly, beneficially or of record by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect of the date hereof) other than Related Persons, of shares representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Borrower.

“Claims” has the meaning set forth in Section 12.2.

“Closing Date” means the date on which this Agreement has been executed and delivered by the parties hereto and the conditions set forth in Section 5.1 have been satisfied (or waived by Agent).

“Co-Syndication Agents” means Zions Bancorporation, N.A. dba Amegy Bank, Bank of America, N.A. ~~and~~, Wells Fargo Bank, N.A., PNC Bank, National Association, and U.S. Bank National Association, each in its capacity as a co-syndication agent for the credit facilities described in this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combined Commitments” means, at any time, the sum of the Commitments of all Lenders at such time. The Combined Commitments shall be $~~500,000,000.00~~650,000,000.00 as of the ~~First~~Fourth Amendment Closing Date.

“Combined Commitments Increase” shall have the meaning given to such term in Section 2.8.

“Commitment Percentage” means, at any time, for each Lender, the percentage derived by dividing such Lender’s Commitment at such time by the Combined Commitments at such time.

“Commitment” means, as to any Lender, its obligation to make Revolving Advances and to acquire participations in Letters of Credit and Swing Loans hereunder in an aggregate amount set forth opposite the name of such Lender on Annex “I” hereto under the heading “Commitments”, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable, as the same may be (a) reduced as provided herein, (b) modified as provided in an amendment to this Agreement, (c) modified as the result of an assignment of all or part of such Lender’s Revolving Note pursuant to Section 12.19 or (d) increased pursuant to Section 2.8.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section  3.11 and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract to otherwise. “Controlled” has the meaning correlative thereto.

~~“Continue”, “Continuation” and “Continued” shall refer to the continuation pursuant to Section 3.7 of a LIBOR Loan from one Interest Period to the next Interest Period.~~

~~“Convert”, “Conversion”, and “Converted” shall refer to a conversion pursuant to Section 3.7 or 3.8 of one Type of Loan into another Type of Loan.~~

“Credit Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Advances at such time plus (b) such Lender’s LC Exposure at such time plus (c) such Lender’s Swing Exposure at such time.

“Current Assets” means, at any particular time, all amounts which, in conformity with GAAP, would be included as current assets on a consolidated balance sheet of Borrower and its Subsidiaries.

“Current Liabilities” means, at any particular time, all amounts which, in conformity with GAAP, would be included as current liabilities on a consolidated balance sheet of Borrower and its Subsidiaries.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if Agent decides that any such convention is not administratively feasible for Agent, then Agent may establish another convention in its reasonable discretion.

“Debt” means, for any Person, (a) all indebtedness of such Person, whether or not represented by bonds, debentures, notes, securities or other evidences of indebtedness, for the repayment of money borrowed, including, with respect to Borrower, the indebtedness evidenced by the Notes and all other indebtedness for the repayment of money borrowed by Borrower and owed to any Lender, (b) indebtedness and obligations of such Person arising in connection with Rate Management Transactions, (c) all indebtedness of such Person representing deferred payment of the purchase price of property or assets (other than accounts payable incurred in the ordinary course of business which are either (i) current or (ii) being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP), (d) Capitalized Lease Obligations, (e) all indebtedness of such Person under guaranties, endorsements, assumptions or other contingent obligations in respect of, or to purchase or otherwise acquire, Debt (as defined in the other clauses of this definition) of others, (f) all Debt (as defined in the other clauses of this definition) of others secured by a Lien existing on property owned by such Person, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof, and (g) any obligation of such Person to redeem or repurchase any of such Person’s capital stock, partnership or membership interests or other ownership interests, as applicable, on or prior to the date that is ninety-one (91) days after the Termination Date.

“Debtor Relief Law” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default Rate” means the lesser of (a) with respect to any Note, the sum of the stated rate to be borne by such Note plus two percent (2.0%) or (b) the Maximum Rate.

“Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swing Loans within three (3) Business Days of the date required to be funded by it hereunder, (b) notified Borrower, Agent, Issuing Bank, the Swing Lender or any Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three (3) Business Days after request by Agent or Borrower, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans, (d) otherwise failed to pay over to Agent, Issuing Bank or any Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless (i) the amount due is the subject of a good faith dispute, or (ii) Agent consents (which consent may be withheld at the sole discretion of Agent) to such Lender’s cure of such failure, or (e) as determined by Agent, (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Distribution” means any distribution, dividend or any other payment or distribution (in cash, property or obligations) made by a Person on account of its capital stock or other equity interest.

~~“Documentation Agent” means Branch Banking & Trust Company, in its capacity as a documentation agent for the credit facilities described in this Agreement.~~

“Dollar,” “Dollars” and “$” means currency of the United States of America which is at the time of payment legal tender for the payment of public and private debts in the United States of America.

“Domestic Subsidiary” means any Subsidiary of Borrower, whether presently or hereafter created or existing, that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia; provided that if such Subsidiary does not exist on the date of this Agreement, Borrower or such Subsidiary shall satisfy the provisions of Section 8.4(a)(i) with respect to such Subsidiary. The Domestic Subsidiaries are listed on Schedule 6.14. Schedule 6.14 may be amended or supplemented from time to time with the written consent of Agent and Borrower.

“EBITDA” means for Borrower and its Subsidiaries, on a consolidated basis for any period, the sum of (a) Operating Income for such period, plus (b) depreciation and amortization for such period, plus (c) non-cash stock based compensation expense for such period, plus (d) Interest Income for such period, plus (e) extraordinary or non-recurring expenses or charges, in an aggregate amount not to exceed $10,000,000.00 during any consecutive four (4) quarter period, plus (f) any non-cash write-off for impairment of long lived assets (including goodwill, intangible assets and fixed assets such as property, plant and equipment), or of deferred financing fees or investments in debt and equity securities during such period, plus (g) any non-cash impact of accounting changes or restatements during such period, plus (h) expenses associated with prepaid software-as-a-service (SaaS) product implementations during such period, provided such amount shall not exceed $~~4,000,000.00~~6,000,000.00 during any consecutive four (4) quarter period, plus (i) transaction costs and synergies approved by Agent for such period; provided, however, that the amounts of each of the items set forth in the clauses above shall include, for the first twelve (12) months after any Acquisition, the actual historical amounts of such items for any Person which is acquired by Borrower or any Subsidiary in such Acquisition.

~~“~~“EEA Financial Institution~~”~~” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

~~“~~“EEA Member Country~~”~~” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

~~“~~“EEA Resolution Authority~~”~~” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any of (a) a Lender or any Affiliate of a Lender (except, in each case, a Defaulting Lender), (b) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000.00, (c) a commercial bank organized under the laws of a country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000.00, provided that such bank is acting through a branch or agency located in the United States, and (d) subject to the provisions of Section 12.19, any other Person approved by Agent and, if no Event of Default or Unmatured Event of Default exists, by Borrower.

“Eligible Contract Participant” shall have the meaning given to such term in the Commodity Exchange Act and the regulations thereunder.

“Environmental Laws” means any and all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of Hazardous Substance or to health and safety matters.

“Erroneous Payment” shall have the meaning given to such term in Section 3.12(a).

“Erroneous Payment Deficiency Assignment” shall have the meaning given to such term in Section 3.12(d).

“Erroneous Payment Impacted Loan Portions” shall have the meaning given to such term in Section 3.12(d).

“Erroneous Payment Return Deficiency” shall have the meaning given to such term in Section 3.12(d).

“Erroneous Payment Subrogation Rights” shall have the meaning given to such term in Section 3.12(d).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

“Event of Default” has the meaning specified in Section 10.1.

“Excluded Subsidiary” means (a) the Trust Subsidiary and (b) subject to Section 8.18, any Subsidiary that has annual cash flow less than $~~1,000,000.00~~2,000,000.00 as of the end of the immediately preceding fiscal year of Borrower.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty Agreement, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an Eligible Contract Participant at the time the Guaranty Agreement or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which the Guaranty Agreement or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Commitment or otherwise under a Loan Document pursuant to a law in effect on the date on which (i) such Recipient becomes a party to this Agreement or acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 2.21(b)) or (ii) such Recipient changes its lending office, except in each case to the extent that, pursuant to Section 3.10, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10(g), (d) any withholding Taxes imposed under FATCA, (e) Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21(b)), and (f) any Taxes imposed on or with respect to a Participant or required to be withheld or deducted from a payment to a Participant.

“Existing Lender” means a Lender under the Prior Credit Agreement as of the Closing Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement, treaty or other convention among Governmental Authorities entered into in connection with the implementation of such Sections of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement, treaty or convention.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day immediately succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the immediately succeeding Business Day and (b) if no such rate is so published on such immediately succeeding Business Day, the Federal Funds Rate for any day shall be the average rate (rounded upwards, if necessary, to the next 1/100 of 1%) charged to Agent on such day on such transactions as determined by Agent (the “Index-Federal Funds Rate”).

If Agent determines, in its sole discretion, that the Index-Federal Funds Rate is unavailable or has been or imminently will be discontinued, then Agent may select an alternative reference rate, which may reflect adjustments to the related spread or margin (collectively, the “Substitute Index Rate-Federal Funds Rate”), and make any other conforming changes to this Agreement and any other Loan Document from time to time (collectively, the “Index Replacement Changes-Federal Funds Rate”), to be used in lieu of the Federal Funds Rate (the “Pre-Substitute Rate-Federal Funds Rate”); provided that Agent shall not make such determination unless Agent is generally making similar determinations upon, or otherwise similarly enforcing its agreements with, companies of substantially the same creditworthiness as Borrower (and provided further that Agent shall not have any obligation to disclose confidential information about any other borrowers).

Agent, Lenders and Borrower acknowledge that the discontinuation of the Index-Federal Funds Rate is a future event over which none of Agent, any Lender or Borrower has influence but which will necessarily affect the Pre-Substitute Rate-Federal Funds Rate. Accordingly, Agent shall use reasonable efforts to select a Substitute Index Rate-Federal Funds Rate that Agent in good faith believes is a practical means of preserving the parties’ intent relative to the economics of the Pre-Substitute Rate-Federal Funds Rate. Notwithstanding the foregoing, the parties hereto acknowledge that, initially and/or over time, the Substitute Index Rate-Federal Funds Rate may differ from the Pre-Substitute Rate-Federal Funds Rate. In selecting the Substitute Index Rate-Federal Funds Rate, Agent shall consider to what extent and the manner in which industry-accepted substitutes for the Index have been established, and the parties hereto acknowledge that different Substitute Index Rates-Federal Funds Rate may be selected for different types of loans and transactions. Borrower agrees that Agent shall not be liable in any manner for its selection of a Substitute Index Rate-Federal Funds Rate, provided that Agent makes such selection in good faith.

The Substitute Index Rate-Federal Funds Rate shall be used in lieu of the Pre-Substitute Rate-Federal Funds Rate, and all references in this Agreement to the Pre-Substitute Rate-Federal Funds Rate shall be deemed to refer to the Substitute Index Rate-Federal Funds Rate, effective as of the date specified by Agent in a written notice given by Agent to Borrower and Lenders regarding the Index Replacement Changes-Federal Funds Rate (the “Index Replacement Notice-Federal Funds Rate”). To the extent practicable, the Index Replacement Notice-Federal Funds Rate shall be given at least thirty (30) days prior to the effective date of the Index Replacement Changes-Federal Funds Rate. The Substitute Index Rate-Federal Funds Rate shall remain in effect as the replacement “Federal Funds Rate” from the effective date set forth in such Index Replacement Notice-Federal Funds Rate until the Obligations are paid in full, unless such an instance occurs where the Substitute Index Rate-Federal Funds Rate is no longer available, in which case the provisions of this definition will again apply for purposes of replacing the Substitute Index Rate-Federal Funds Rate.

“Financial Officer” means the chief executive officer, the chief financial officer, the principal accounting officer or the treasurer of Borrower or any other officer of Borrower acceptable to Agent.

“First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement dated as of September 13, 2019, by and among Borrower, Lenders, and Agent.

“First Amendment Closing Date” means the date of the First Amendment.

~~“Floating Thirty Day LIBOR Rate” means, as of any day, the rate per annum offered for Dollar deposits in an amount comparable to the principal amount of the outstanding Alternate Base Rate Loans for a period of thirty (30) days as of 11:00 a.m. City of London, England time two (2) Business Days prior to such day as quoted on that page of the Reuters or Bloomberg System (“Bloomberg”) reporting service (as then being used by Agent to obtain such interest rate quotes) that displays the London interbank offered rate administered by Intercontinental Exchange Group (ICE) Benchmark Administration Limited (“ICE”) (or the successor thereto) for such Dollar deposits; provided, however, that if such rate is not available on Bloomberg or Reuters, then such offered rate shall be otherwise independently determined by Agent from an alternate, substantially similar independent source available to Agent and recognized in the banking industry. Notwithstanding the foregoing, under no circumstances will the Floating Thirty Day LIBOR Rate be less than zero percent (0.0%) (the “Floating Thirty Day LIBOR Interest Rate Floor”), provided, however, if Borrower has entered into a Rate Management Transaction with a Lender for purposes of hedging the interest rate floor on the Notes, then no Floating Thirty Day LIBOR Interest Rate Floor shall be applicable for the Notes during the period(s) such swap transaction is in effect~~Floor” means zero percent (0.0%) per annum.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary of Borrower that is not a Domestic Subsidiary, whether presently or hereafter created or existing; provided that if such Subsidiary does not exist on the date of this Agreement, Borrower and such Subsidiary shall satisfy the provisions of Section 8.4(a)(ii) with respect to such Subsidiary. The Foreign Subsidiaries are listed on Schedule 6.14. Schedule 6.14 may be amended or supplemented from time to time with the written consent of Agent and Borrower.

“Fourth Amendment” means that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of June 30, 2022, by and among Borrower, Lenders, and Agent.

“Fourth Amendment Closing Date” shall have the meaning given to such term in the Fourth Amendment.

“Funded Debt” means, at any time, for Borrower and its Subsidiaries, on a consolidated basis, the sum of (a) all indebtedness for borrowed money, whether or not evidenced by notes, bonds, debentures or similar instruments, of Borrower and its Subsidiaries, including the Notes, (b) all Capitalized Lease Obligations, (c) all obligations of Borrower and its Subsidiaries to pay the deferred purchase price of property or services (but excluding trade accounts payable or trade notes in the ordinary course of business that are not past due by more than ninety (90) days) arising in the ordinary course of business, (d) all indebtedness of others secured by a Lien on the property of such Persons, and (e) the Letter of Credit Liabilities and liabilities related to other unfunded letters of credit, bankers acceptances and similar instruments.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantors” means (a) those Domestic Subsidiaries existing on the Closing Date and (b) all future Domestic Subsidiaries, excluding, in each case, (i) those expressly released from their obligations by Agent pursuant to Section 8.4(b) and (ii) Excluded Subsidiaries, to the extent any Domestic Subsidiary qualifies to be an Excluded Subsidiary at the time of determination.

“Guarantor Release Date” shall have the meaning given to such term in Section 8.4(b)(i).

“Guaranty Agreement” means the Amended and Restated Guaranty Agreement, dated as of the date hereof, executed by each Guarantor existing on the Closing Date in favor of Agent in substantially the form of Exhibit “F”, as the same may be amended, supplemented or modified from time to time.

“Hazardous Substance” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated or addressed under any Environmental Law.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 12.2.

“Interest Coverage Ratio” means for Borrower and its Subsidiaries, on a consolidated basis, as of any date (a) EBITDA for the period of four consecutive fiscal quarters ended on such date, divided by (b) the sum of (i) Cash Interest Expense for the period of four consecutive fiscal quarters ended on such date, plus (ii) Cash Distributions paid, or to be paid, for the period of four consecutive fiscal quarters ended on such date.

“Interest Election Request” means a request by Borrower to convert or continue a Loan in accordance with Section 2.22, which shall be in such form as Agent may approve.

“Interest Income” means for Borrower and its Subsidiaries, on a consolidated basis, for any period, the sum of all interest income for such period, as determined in accordance with GAAP.

“Interest Period” means, with respect to any ~~LIBOR~~Term SOFR Loan, the period commencing on the date of such Term SOFR Loan ~~is made or Converted from Loans of another Type or, in the case of each subsequent, successive Interest Period applicable to a LIBOR Loan, each period commencing on the last day of the immediately preceding Interest Period with respect to such LIBOR Loan,~~ and ~~in each case~~ ending on the numerically corresponding day in the calendar month that is one (1), three (3) or six (6) months thereafter, as selected by Borrower ~~may select as provided in Sections 2.5 or 3.7~~in a Revolving Advance Request Form or Interest Election Request; provided~~, however,~~ that: (a) ~~each~~if any Interest Period ~~that~~ would otherwise end on a day ~~which is not~~other than a Business Day, such Interest Period shall ~~end on~~be extended to the next succeeding Business Day, unless such ~~extension would cause the last day of such Interest Period to occur~~next succeeding Business Day would fall in the next ~~following~~ calendar month, in which case such Interest Period shall end on the next preceding Business Day~~,~~; (b) any Interest Period ~~which begins~~that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month ~~at the end~~ of such Interest Period) shall end on the last Business Day of the last calendar month ~~in which it would have ended if there were a numerically corresponding day in such calendar month,~~of such Interest Period; (c) no Interest Period ~~for any LIBOR Loan~~ may extend beyond the Termination Date; ~~(~~and ~~any proposed LIBOR Loan with an Interest Period which would extend beyond the Termination Date shall be an Alternate Base Rate Loan), (d) for all LIBOR Loans no more than eight (8) Interest Periods shall be in effect at the same time and (e) no Interest Period shall have a duration of less than thirty (30) days and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall be an Alternate Base Rate~~(iv) no tenor that has been removed from this definition pursuant to Section 3.11(d) shall be available for specification in any Revolving Advance Request Form or Interest Election Request. For purposes hereof, the date of a Loan initially shall be the date on which such Revolving Advance is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time.

“Issuing Bank” means Zions Bancorporation, N.A. dba Amegy Bank and its successors and permitted assigns.

“Joinder to Guaranty Agreement” means a Joinder to Guaranty Agreement executed by a Guarantor pursuant to Section 8.4 or Section 8.18, in favor of Agent in substantially the form of Exhibit “H”, as the same may be amended, supplemented or modified from time to time.

“Joint Lead Arrangers” Zions Bancorporation, N.A. dba Amegy Bank, Bank of America, N.A., Wells Fargo Bank, N.A., PNC Capital Markets LLC, and U.S. Bank National Association, each in its capacity as a joint lead arranger for the credit facilities described in this Agreement.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LC Exposure” means, with respect to any Lender at any time, such Lender’s Pro Rata Share of the Letter of Credit Liabilities at such time.

“Lender” and “Lenders” have the meanings given to such terms in the introductory paragraph hereof.

“Letter of Credit” means any letter of credit issued by Issuing Bank for the account of Borrower pursuant to Article II.

“Letter of Credit Application” means Issuing Bank’s standard form of letter of credit application and agreement, as the same may be amended or supplemented.

“Letter of Credit Liabilities” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all drawings made under Letters of Credit that have not been reimbursed by one or more Revolving Advances at such time.

“Leverage Ratio” means, as of any date, (a) Funded Debt as of such date divided by (b) EBITDA for the period of four consecutive fiscal quarters ended on such date.

~~“LIBOR Loans” means Loans the interest rates on which are determined on the basis of the rates referred to in the definition of “LIBOR Rate”.~~

~~“LIBOR Margin” means, for any day, the rate per annum identified as the LIBOR Margin in the table contained in the definition of the term “Applicable Margin” corresponding to the applicable Level on such day.~~

~~“LIBOR Rate” means, for any LIBOR Loan, for any Interest Period therefor, (a) the rate per annum offered for Dollar deposits in an amount comparable to the outstanding principal amount of such LIBOR Loan for a period of time equal to such Interest Period as of 11:00 a.m. City of London, England time two (2) London Business Days prior to the first date of such Interest Period as calculated by ICE (or the successor thereto), divided by (b) one (1) minus the Reserve Requirement. Notwithstanding the foregoing, under no circumstances will the LIBOR Rate be less than zero percent (0.0%) per annum (the “LIBOR Interest Rate Floor”), provided, however, if Borrower has entered into a Rate Management Transaction with a Lender for purposes of hedging the interest rate floor on any Note, then no LIBOR Interest Rate Floor shall be applicable for such Note during the period(s) such Rate Management Transaction is in effect.~~

“Lien” means any lien, mortgage, security interest, pledge, charge, hypothecation or other encumbrance of any kind or nature whatsoever (including, without limitation, the interest of a vendor under any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

“Loan Documents” means this Agreement and all promissory notes, security agreements, deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended or supplemented.

“Loan Parties” means Borrower and Guarantors.

“Loans” means Revolving Advances and Swing Loans.

~~“London Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by laws or executive order to close in the City of London, England.~~

“Majority Lenders” means, at any time, Lenders holding more than 50% or more of the Combined Commitments; provided, however, that if there are only two (2) Lenders, “Majority Lenders” means both Lenders; provided, further, that the Commitment of any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, (b) the ability of Borrower to pay the Obligations or the ability of Borrower and the Guarantors, considered as a whole, to perform their respective obligations under this Agreement and the other Loan Documents, or (c) the validity or enforceability of this Agreement, the Guaranty Agreement or any of the other Loan Documents, or the rights or remedies of Agent or any Lender under this Agreement, the Guaranty Agreement or any of the Notes.

“Maximum Rate” means the maximum rate of nonusurious interest permitted from day to day by applicable law, including Chapter 303 of the Texas Finance Code (the “Code”) (and as the same may be incorporated by reference in other Texas statutes). To the extent that Chapter 303 of the Code is relevant to Lenders for the purposes of determining the Maximum Rate, Lenders may elect to determine such applicable legal rate pursuant to the “weekly ceiling,” from time to time in effect, as referred to and defined in Chapter 303 of the Code; subject, however, to the limitations on such applicable ceiling referred to and defined in the Code, and further subject to any right any Lender may have subsequently, under applicable law, to change the method of determining the Maximum Rate.

“Merger” shall have the meaning given to such term in Section 8.3.

“Net Working Capital” means for Borrower and its Subsidiaries, on a consolidated basis, as of any date, (a) Current Assets as of such date minus (b) Current Liabilities as of such date; provided that, for purposes of calculating Current Assets, Borrower may include an amount equal to the maximum amount of the Revolving Line of Credit Availability as of such date which, assuming such amount had been fully borrowed as of such date, would not cause the Leverage Ratio as of such date to exceed 3.00 to 1.00.

“New Lender” means a Lender on the Closing Date which is not an Existing Lender.

“No Default Certificate” means a certificate in the form of Exhibit “D” hereto, fully completed and executed by Borrower.

“Notes” means the Revolving Notes and the Swing Note.

“Obligations” means (a) all obligations, indebtedness and liabilities of Borrower to Agent, Issuing Bank and Lenders, or any of them, arising pursuant to this Agreement or any of the other Loan Documents, now existing or hereafter arising, including, without limitation, all of Borrower’s contingent reimbursement obligations in respect of Letters of Credit, (b) all interest accruing thereon and all attorneys’ fees and other expenses incurred in the enforcement or collection thereof ~~and~~ (c) all Rate Management Transaction Obligations, and (d) all obligations pursuant to Agent’s Erroneous Payment Subrogation Rights. Notwithstanding the foregoing, the definition of “Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“Operating Income” means, for Borrower and its Subsidiaries for any period, the consolidated operating income (or loss) of Borrower and its Subsidiaries for such period, as determined in accordance with GAAP.

“Organizational Documents” means, for any Person, (a) if such Person is a corporation, the articles of incorporation or certificate of incorporation and bylaws of such Person, (b) if such Person is a limited liability company, the articles of organization or certificate of formation and regulations or limited liability company agreement of such Person, (c) if such Person is a limited partnership, the certificate of limited partnership or certificate of formation and the limited partnership agreement of such Person and (d) if such person is not a corporation, limited liability company or limited partnership, the documents under which such Person was created and is governed.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21(b)).

“Participant Register” shall have the meaning given to such term in Section 12.18.

“Payment Recipient” shall have the meaning given to such term in Section 3.12(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Dividend” means the regular quarterly dividend established by the board of directors of Borrower.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, company, trust, business trust, association, Governmental Authority or other entity.

“Pledge Agreement” means (a) that certain Amended and Restated Pledge Agreement, dated as of the date hereof, executed by Administaff Partnerships Holding, Inc., a Delaware corporation, in favor of Agent, as the same may be amended, supplemented or modified from time to time and (b) any other Pledge Agreement executed by Borrower or a Domestic Subsidiary after the Closing Date in favor of Agent pursuant to Section 8.4, in substantially the form of Exhibit “G”, as the same may be amended, supplemented or modified from time to time, and “Pledge Agreements” shall mean, collectively, all such agreements.

“Pledged Foreign Subsidiary” means each Foreign Subsidiary (other than the Bermuda Subsidiary) with respect to which sixty-five percent (65%) of the ownership interests thereof have been pledged to Agent pursuant to Section 8.4(a)(ii)(C).

“Prime Rate” means, at any time, the rate of interest per annum then most recently published in The Wall Street Journal (or any successor publication if The Wall Street Journal is no longer published) as the ~~“~~“Prime Rate~~”~~” (the ~~“~~“Index- Prime Rate ~~Index”~~”). If a range of prime interest rates per annum is so published, the Index-Prime Rate ~~Index~~ shall mean the highest rate per annum in such published range. Information about the Index-Prime Rate ~~Index~~ is available or published daily in The Wall Street Journal. The Index-Prime Rate ~~Index~~ is not necessarily the lowest rate charged by Lenders on their loans. ~~If the Prime Rate Index becomes unavailable during the term of this Agreement, Agent shall designate its “Prime Rate” as the substitute index after notifying Borrower.~~ Agent will tell Borrower the current Index-Prime Rate ~~Index rate~~ upon Borrower’s request. The interest rate change will not occur more often than each day. Borrower understands that Lenders may make loans based on other rates as well.

If Agent determines, in its sole discretion, that the Index-Prime Rate is unavailable or has been or imminently will be discontinued, then Agent may select an alternative reference rate, which may reflect adjustments to the related spread or margin (collectively, the “Substitute Index Rate-Prime Rate”), and make any other conforming changes to this Agreement and any other Loan Document from time to time (collectively, the “Index Replacement Changes-Prime Rate”), to be used in lieu of the Prime Rate (the “Pre-Substitute Rate-Prime Rate”); provided that Agent shall not make such determination unless Agent is generally making similar determinations upon, or otherwise similarly enforcing its agreements with, companies of substantially the same creditworthiness as Borrower (and provided further that Agent shall not have any obligation to disclose confidential information about any other borrowers).

Agent, Lenders and Borrower acknowledge that the discontinuation of the Index-Prime Rate is a future event over which none of Agent, any Lender or Borrower has influence but which will necessarily affect the Pre-Substitute Rate-Prime Rate. Accordingly, Agent shall use reasonable efforts to select a Substitute Index Rate-Prime Rate that Agent in good faith believes is a practical means of preserving the parties’ intent relative to the economics of the Pre-Substitute Rate-Prime Rate. Notwithstanding the foregoing, the parties hereto acknowledge that, initially and/or over time, the Substitute Index Rate-Prime Rate may differ from the Pre-Substitute Rate-Prime Rate. In selecting the Substitute Index Rate-Prime Rate, Agent shall consider to what extent and the manner in which industry-accepted substitutes for the Index have been established, and the parties hereto acknowledge that different Substitute Index Rates-Prime Rate may be selected for different types of loans and transactions. Borrower agrees that Agent shall not be liable in any manner for its selection of a Substitute Index Rate-Prime Rate, provided that Agent makes such selection in good faith.

The Substitute Index Rate-Prime Rate shall be used in lieu of the Pre-Substitute Rate-Prime Rate, and all references in this Agreement to the Pre-Substitute Rate-Prime Rate shall be deemed to refer to the Substitute Index Rate-Prime Rate, effective as of the date specified by Agent in a written notice given by Agent to Borrower and Lenders regarding the Index Replacement Changes-Prime Rate (the “Index Replacement Notice-Prime Rate”). To the extent practicable, the Index Replacement Notice-Prime Rate shall be given at least thirty (30) days prior to the effective date of the Index Replacement Changes-Prime Rate. The Substitute Index Rate-Prime Rate shall remain in effect as the replacement “Prime Rate” from the effective date set forth in such Index Replacement Notice-Prime Rate until the Obligations are paid in full, unless such an instance occurs where the Substitute Index Rate-Prime Rate is no longer available, in which case the provisions of this definition will again apply for purposes of replacing the Substitute Index Rate-Prime Rate.

“Pro Rata” or “Pro Rata Share” means for each Lender, with respect to Revolving Advances ~~and~~, Letters of Credit, and Swing Loans and fees, as applicable, attributable thereto, such Lender’s Commitment Percentage.

“Proprietary Accounts” shall mean all the depository accounts of Borrower and its Subsidiaries which are not used to hold client-related payroll and payroll tax funds. The Proprietary Accounts of Borrower and its Subsidiaries as of the date of each No Default Certificate are listed on such No Default Certificate.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that at the time the relevant Swap Obligation is incurred constitutes an Eligible Contract Participant and can cause another Person to qualify as an Eligible Contract Participant at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by Borrower or any Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Rate Management Transaction Documents” means any ISDA Master Agreement and Schedule thereto between Borrower and any Lender, and all Confirmations (as such term is defined in such ISDA Master Agreement) between Borrower and such Lender, executed in connection with any Rate Management Transactions entered into between Borrower and such Lender, now or in the future, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for any of the foregoing.

“Rate Management Transaction Obligations” means any and all obligations and indebtedness, contingent or otherwise, whether now existing or hereafter arising, of Borrower or any Subsidiary to any Lender arising under or in connection with any Rate Management Transaction, including, for the avoidance of doubt, the interest rate hedging transactions entered into pursuant to the Rate Management Transaction Documents, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for any of the foregoing including, without limitation, the interest rate hedging transactions entered into pursuant to the Rate Management Transaction Documents.

“Recipient” means (a) Agent, (b) any Lender and (c) Issuing Bank, as applicable.

“Register” shall have the meaning given to such term in Section 12.19.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented.

“Regulatory Change” means, with respect to any Lender, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date any interpretations, directives, or requests applying to a class of banks (including any Lender) of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Related Persons” means (a) Borrower and any of its Subsidiaries, (b) any trust for any employee benefit plan of Borrower or any of its Subsidiaries, (c) any other individual who is as of the date of this Agreement an employee or retiree of Borrower or any of its Subsidiaries or any member of such employee’s or retiree’s family, and (d) any trust, corporation, partnership or family foundation created by or for the benefit of any individual who is as of the date of this Agreement an employee or retiree of Borrower or any of its Subsidiaries or any member of such employee’s or retiree’s family.

“~~Reserve Requirement” means the aggregate maximum reserve percentages (including any marginal, special, supplemental or emergency reserves, and expressed as a decimal) established by the Board of Governors of the Federal Reserve System or any other United States banking authority to which Lenders are subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D). Such reserve percentages shall include, without limitation, those imposed under Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time under Regulation D or any comparable regulation. The Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in any reserve percentage~~Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Requesting Guarantor” shall have the meaning given to such term in Section 8.4(b).

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Stock Repurchase” shall have the meaning given to such term in Section 8.5(b).

“Revolving Advance” means an advance of funds pursuant to Article II (other than Swing Loans).

“Revolving Advance Request Form” means a certificate, in substantially the form of Exhibit “C”, properly completed and signed by Borrower requesting a Revolving Advance.

“Revolving Line of Credit” means the credit facility extended by those Lenders who have a Commitment to Borrower pursuant to Article II.

“Revolving Line of Credit Availability” means, as of any date, an amount equal to the Combined Commitments minus the sum of (a) the aggregate principal amount of the outstanding Revolving Advances, plus (b) the Letter of Credit Liabilities, plus (c) the aggregate principal amount of the outstanding Swing Loans.

“Revolving Notes” means the promissory notes executed by Borrower payable to each Lender or its registered assigns, in substantially the form of Exhibit “A”, properly completed, as the same may be renewed, extended or modified, and all promissory notes executed by Borrower in renewal, extension, modification or substitution thereof.

“Sanctions” shall have the meaning given to such term in Section 6.21.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Special Dividend” means (a) that certain special cash dividend declared by the board of directors of Borrower on November 15, 2017, and payable to each of its stockholders of record on December 4, 2017 in the amount of $2.00 per share of common stock of Borrower, to be paid on December 18, 2017 and (b) other cash dividends (other than any Permitted Dividend) declared by the board of directors of Borrower from time to time so long as Net Working Capital (calculated on a pro forma basis as if such Special Dividend had been made on the last day of the fiscal quarter most recently ended for which financial statements are available) is at least $30,000,000.

“Stock Repurchase” has the meaning assigned to such term in Section 8.5(b).

“Subsidiary” means any Person with respect to which Borrower or one or more of its other Subsidiaries, or Borrower and one or more of its other Subsidiaries, own or control, directly or indirectly, fifty percent (50%) or more of (a) the combined voting power of all classes of capital stock having general voting power under ordinary circumstances to elect a majority of the directors (if it is a corporation), managers or equivalent body of such Person, (b) the capital interest or profits interest of such Person, if it is a partnership, limited liability company, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated association or organization.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Exposure” means, with respect to any Lender at any time, such Lender’s Pro Rata Share of the aggregate principal amount of all Swing Loans outstanding at such time.

“Swing Lender” means the Lender designated as Swing Lender, initially Amegy.

“Swing Loan” has the meaning assigned to such term in Section 2.9.

“Swing Loan-Applicable Rate” means the sum of (a) the Alternate Base Rate from time to time in effect, plus (b) the applicable Alternate Base Rate Margin.

“Swing Note” means the promissory note executed by Borrower payable to the order of Swing Lender or its registered assigns, in substantially the form of Exhibit “B”, as the same may be renewed, extended or modified, and all promissory notes executed by Borrower in renewal, extension, modification or substitution thereof.

“Taxes” or “Tax” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means,

(a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an Alternate Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Alternate Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Alternate Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Alternate Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” means (a) with respect to an Interest Period of (i) one-month duration, one-tenth percent (0.10%) per annum; (ii) three-month duration, fifteen-hundredths percent (0.15%) per annum; and (iii) six-month duration, one-quarter percent (0.25%) per annum; and (b) for a calculation of clause (c) of the Alternate Base Rate, one-tenth percent (0.10%) per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).

“Term SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Term SOFR Margin” means, for any day, the percentage per annum identified as the Term SOFR Margin in the table contained in the definition of the term “Applicable Margin” corresponding to the applicable Level on such day.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means 11:00 a.m. on ~~September 13~~June 30, ~~2024~~2027 , or such earlier date on which the Commitments terminate as provided in this Agreement.

“Trust Subsidiary” means IPS Client Trust, a statutory business trust formed under the laws of the State of Delaware, all of the beneficial interests of which are owned, directly or indirectly, by Borrower, and that holds only depository accounts which are used to hold client-related payroll and payroll tax funds of Borrower and its Subsidiaries.

“Type” refers to whether a Loan is an Alternate Base Rate Loan or a ~~LIBOR~~Term SOFR Loan.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unmatured Event of Default” means the occurrence of an event or the existence of a condition which, with the giving of notice or the passage of time, would constitute an Event of Default.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Withholding Agent” means any Loan Party and Agent.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein”, and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, (a) all references to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement, (b) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth in the Loan Documents), and (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents). In the event that, at any time, Borrower has no Subsidiaries, all references to the Subsidiaries of Borrower and the consolidation of certain financial information shall be deemed to be inapplicable until such time as Borrower has a Subsidiary. All times of day are Houston, Texas, time.

Section 1.3 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to Agent or Lenders hereunder shall be prepared, in accordance with GAAP as in effect from time to time; provided that, if Borrower notifies Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof or the operation of such provision (or if Agent notifies Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for all purposes of this Agreement, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States as in effect prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of Accounting Standards Update No. 2016-02 (Leases) (“ASU”) in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States as in effect prior thereto, notwithstanding any modifications or interpretive changes thereto resulting from the ASU or that may occur thereafter.

Section  1.4 Rates. (a) Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the continuation of, administration of, submission of, calculation of or any other matter related to Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. Agent may select information sources or services in its reasonable discretion to ascertain Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(b) In connection with the use or administration of Term SOFR, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Agent will promptly notify Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

ARTICLE II.

Revolving Line of Credit and Letters of Credit

Section 2.1 Revolving Line of Credit. Subject to the terms and conditions of this Agreement, each Lender agrees severally to make Revolving Advances to Borrower from time to time from the date hereof to and including the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding such Lender’s Commitment; provided that the aggregate principal amount of all Revolving Advances of such Lender at any time shall not exceed such Lender’s Commitment at such time minus such Lender’s Pro Rata Share of the Letter of Credit Liabilities at such time; and provided, further, that the aggregate principal amount of all Revolving Advances at any time outstanding shall not exceed the Combined Commitments at such time minus the sum of (a) the Letter of Credit Liabilities at such time plus (b) the aggregate principal amount of the outstanding Swing Loans at such time. Lenders shall have no obligation to make any Revolving Advance (other than a Revolving Advance to reimburse Issuing Bank for any draw on a Letter of Credit issued pursuant to the terms hereof or to pay a Swing Loan extended pursuant to the terms hereof) if an Event of Default or an Unmatured Event of Default has occurred and is continuing unless agreed to by Majority Lenders. The obligations of Lenders under the Commitments are several and not joint. The failure of any Lender to make a Revolving Advance required to be made by it shall not relieve any other Lender of its obligation to make its Revolving Advance, and no Lender shall be responsible for the failure of any other Lender to make the Revolving Advance to be made by such other Lender. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, repay and reborrow Revolving Advances hereunder.

Section 2.2 Revolving Notes. The obligation of Borrower to repay the Revolving Advances made by each Lender shall be evidenced by a Revolving Note executed by Borrower, payable to such Lender or its registered assigns, in the principal amount of such Lender’s Commitment. From time to time a new Revolving Note may be issued to another Lender hereunder as such Person becomes a party to this Agreement. From time to time Agent may require a Revolving Note to be exchanged for a newly issued Revolving Note to accurately reflect the amount of each Lender’s Commitment hereunder. Upon the request of Agent, Borrower shall execute and deliver to Agent such new Revolving Notes as requested by Agent; provided, however, that in no event will Borrower be required to (i) issue Revolving Notes in an aggregate amount which exceeds the amount of the Combined Commitments or (ii) issue Revolving Notes to any Lender in an aggregate amount which exceeds the Commitment of such Lender.

Section 2.3 Interest. The unpaid principal amount of the Revolving Advances shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate or (b) the Applicable Rate in effect ~~from day to day~~for such Revolving Advance, and each change in the rate of interest charged on the Revolving Advances shall become effective, without notice to Borrower, on the effective date of each change in the Applicable Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b)

preceding shall exceed the Maximum Rate, thereby causing the interest on the Revolving Advances to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest on the Revolving Advances below the Maximum Rate until the aggregate amount of interest actually accrued on the Revolving Advances equals the amount of interest which would have accrued on the Revolving Advances if the interest rate specified in clause (b) preceding had at all times been in effect. Notwithstanding the foregoing, if any Event of Default has occurred and is continuing, the outstanding principal of the Revolving Advances shall, upon the determination of the Majority Lenders, bear interest at the Default Rate.

Section 2.4 Repayment of Principal and Interest. (a) Accrued and unpaid interest on the Revolving Advances shall be payable as follows:

(i) in the case of each Revolving Advance which is an Alternate Base Rate Loan, on the last day of each March, June, September and December, commencing March 31, 2018;

(ii) in the case of each Revolving Advance which is a ~~LIBOR~~Term SOFR Loan, on the last day of each Interest Period therefor, provided, however, if Borrower selects a six (6) month Interest Period, accrued and unpaid interest shall also be payable on the first (1st) Business Day following that day which is ninety (90) days after the first (1st) day of such six (6) month Interest Period;

(iii) upon the payment or prepayment of any Revolving Advance (but only on the principal amount so paid or prepaid); and

(iv) for all Revolving Advances, on the Termination Date.

(b) The aggregate unpaid principal amount of the Revolving Advances shall be due and payable on the Termination Date.

(c) Notwithstanding the foregoing, interest payable at the Default Rate shall be payable from time to time on demand.

Section 2.5 Requests for Revolving Advances. (a) Borrower shall request each Revolving Advance by delivering to Agent a Revolving Advance Request Form (i) stating the amount of the Revolving Advance, (ii) stating the date on which Borrower desires that the Revolving Advance be funded (which shall be a Business Day), (iii) stating the Type of the Revolving Advance, and (iv) if such Revolving Advance is a ~~LIBOR~~Term SOFR Loan, designating the Interest Period thereof. Each Revolving Advance Request Form shall be delivered to Agent (i) in the case of each Revolving Advance which is to be an Alternate Base Rate Loan, not later than 11:00 a.m. on the date on which Borrower desires that the Revolving Advance be funded, and (ii) in the case of each Revolving Advance which is to be a ~~LIBOR~~Term SOFR Loan, at least three (3) Business Days before the date on which Borrower desires that the Revolving Advance be funded; provided that (y) no Revolving Advance which is a ~~LIBOR~~Term SOFR Loan may be in an amount which is less than $250,000.00, and (z) at any time there can be no more than eight (8) Interest Periods in effect for all ~~LIBOR~~Term SOFR Loans. If Borrower ~~at any time may redesignate the amounts of, and Convert and Continue, the Revolving Advances, subject to the terms and provisions of this Agreement, including Sections 3.7, 3.8 and 3.9 hereof~~requests a Revolving Advance but does not specify the Type for such Revolving Advance, Borrower shall be deemed to have selected an Alternate Base Rate Loan. If Borrower requests a Term SOFR Loan but does not specify an Interest Period for such Loan, Borrower shall be deemed to have selected a Term SOFR Loan with an Interest Period of one month.

(b) Agent shall promptly notify each Lender of each request for a Revolving Advance. No later than 12:00 p.m. on the proposed date of any Revolving Advance hereunder, each Lender shall make available to Agent at its office specified herein in immediately available funds, its Pro Rata Share of such requested Revolving Advance. After Agent’s receipt of such funds and subject to the other terms and conditions of this Agreement, Agent shall make each Revolving Advance available to Borrower.

Section 2.6 Use of Proceeds. The proceeds of the Revolving Advances shall be used for working capital and general corporate purposes. All Revolving Advances (as defined in the Prior Credit Agreement) outstanding on the Closing Date shall become Revolving Advances hereunder on the Closing Date, provided that on the Closing Date each New Lender shall purchase at par such of the Loans of the Existing Lenders (other than Swing Loans) as Agent shall determine may be necessary in order for each such New Lender to hold such Loans in accordance with its Commitment Percentage. All outstanding Swing Loans (as defined in the Prior Credit Agreement) shall become Swing Loans hereunder on the Closing Date. All Letters of Credit (as defined in the Prior Credit Agreement) issued under the Prior Credit Agreement shall become Letters of Credit hereunder on the Closing Date.

Section 2.7 Unused Commitment Fee; Reduction or Termination of Commitment.

(a) Borrower agrees to pay to Agent for the Pro Rata benefit of Lenders who have a Commitment a commitment fee on the average daily unused portion of the Combined Commitments, for the period from and including the Closing Date to and excluding the Termination Date, at the rate of one-quarter percent (0.25%) per annum based on a three hundred sixty (360) day year and the actual number of days elapsed, payable quarterly in arrears and on the Termination Date. For the purpose of calculating the commitment fee hereunder, the Combined Commitments shall be deemed utilized by the amount of all outstanding Revolving Advances, Swing Loans and Letter of Credit Liabilities.

(b) Borrower shall have the right at any time, upon revocable notice (which may be conditioned) to Agent, to terminate in whole or reduce in part, the Combined Commitments; provided, however, that such notice shall (i) be received by Agent at least three (3) Business Days prior to the effective date thereof and (ii) describe (A) the effective date of the termination, (B) the conditions to the effectiveness thereof (if any), (C) whether a termination or reduction is being made and (D) the amount of any partial reduction; provided, further, that (i) no such reduction shall be in an amount less than the lesser of (A) $250,000.00 and (B) the Combined Commitments, and (ii) the Combined Commitments shall never be reduced below an amount equal to the Letter of Credit Liabilities. At the time of such reduction, Borrower shall prepay the amount by which the unpaid principal amount of the Revolving Advances plus the Swing Loans plus the Letter of Credit Liabilities exceeds the Combined Commitments (after giving effect to such reduction) plus accrued and unpaid interest on the principal amount so prepaid. The Combined Commitments may not be reinstated after they have been terminated or reduced.

Section 2.8 Increase of the Combined Commitments. (a) At any time prior to the Termination Date, Borrower may effectuate increases in the aggregate Combined Commitments (each such increase being a ~~“~~“ Combined Commitments Increase~~”~~”), by designating either one or more of the existing Lenders (each of which, in its sole discretion, may determine whether and to what degree to participate in such Combined Commitments Increase) or one or more other banks or other financial institutions (reasonably acceptable to Agent) that at the time agree (y) in the case of any existing Lender, to increase its Commitment (an “Increasing Lender”), and (z) in the case of any other bank or financial institution that is not an existing Lender, to provide a Commitment and become a party to this Agreement as a Lender (an “Additional Lender”); provided, however, that (i) each Combined Commitments Increase shall be in an amount at least equal to $5,000,000.00, (ii) the aggregate amount of all Combined Commitments Increases shall not exceed $50,000,000.00, and (iii) all Commitments and Revolving Advances provided pursuant to a Combined Commitments Increase shall be available on the same terms as those applicable to the existing Commitments and Revolving Advances. Borrower shall provide prompt notice of any proposed Combined Commitments Increase pursuant to clause (a) above to Agent. This Section 2.8 shall not be construed to create any obligation on Agent or any Lender to advance or to commit to advance any credit to Borrower or to arrange for any other Person to advance or to commit to advance any credit to Borrower.

(b) A Combined Commitments Increase shall become effective upon (i) the receipt by Agent of (A) an agreement in form and substance satisfactory to Agent signed by Borrower, each Increasing Lender and each Additional Lender, as applicable, setting forth the Commitments of each such Lender, and in the case of an Additional Lender, setting forth the agreement of such Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof binding upon each Lender, and (B) such evidence of appropriate authorization on the part of Borrower with respect to such Combined Commitments Increase as Agent may reasonably request, and (ii) receipt by Agent of a certificate of an Authorized Representative of Borrower stating that, both before and after giving effect to such Combined Commitments Increase, no Event of Default or Unmatured Event of Default has occurred and is continuing, and that all representations and warranties made by Borrower in this Agreement are, to Borrower’s knowledge, true and correct as of such date, unless such representation or warranty relates to an earlier date, in which case such representation and warranty shall continue to be, to Borrower’s knowledge, true and correct as of such earlier date.

(c) Upon the occurrence of a Combined Commitments Increase, the outstanding Revolving Advances and participation interests shall be reallocated by Agent and Lenders by causing such assignments (among Lenders with Commitments) of Revolving Advances, Commitments and participation interests as necessary such that, after giving effect to such Combined Commitments Increase, each Lender with a Commitment will hold Revolving Advances, Commitments and participation interests based upon its Pro Rata Share of the Combined Commitments (after giving effect to such Combined Commitments Increase and such assignments). ~~Borrower shall be responsible for payment of any costs arising under Section 3.9 as a result of the assignments described in this paragraph (c) as though such assignments were prepayments.~~ The fees described in paragraph (b) of Section 12.19 shall not be applicable in connection with assignments described in this paragraph (c).

Section 2.9 Swing Loans. (a) On the terms and conditions set forth in this Agreement, upon Borrower’s request on any Business Day prior to the Termination Date, Swing Lender shall make Alternate Base Rate Loans under the Swing Note (~~“~~“ Swing Loans~~”~~” ) to Borrower in an aggregate principal amount not to exceed $45,000,000.00 outstanding at any time; provided that the aggregate principal amount of the outstanding Revolving Advances, plus the Letter of Credit Liabilities, plus the aggregate principal amount of the outstanding Swing Loans shall never exceed the Combined Commitments; and provided, further, that Swing Lender shall not make Swing Loans if an Event of Default or an Unmatured Event of Default has occurred and is continuing. Subject to the other provisions of this Agreement, Borrower may from time to time borrow, prepay (in whole or in part and without premium or penalty) and reborrow Swing Loans. Borrower shall request a Swing Loan by written notice to Swing Lender.

(b) The unpaid principal amount of the Swing Loans shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (i) the Maximum Rate or (ii) the Swing Loan-Applicable Rate in effect ~~from day to day~~, and each change in the rate of interest charged on the Swing Loans shall become effective, without notice to Borrower, on the effective date of each change in the Swing Loan-Applicable Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b)(ii) preceding shall exceed the Maximum Rate, thereby causing the interest on the Swing Loans to be limited to the Maximum Rate, then any subsequent reduction in the Swing Loan-Applicable Applicable Rate shall not reduce the rate of interest on the Swing Loans below the Maximum Rate until the aggregate amount of interest actually accrued on the Swing Loans equals the amount of interest which would have accrued on the Swing Loans if the interest rate specified in clause (b)(ii) preceding had at all times been in effect. Notwithstanding the foregoing, if any Event of Default has occurred and is continuing, the outstanding principal of the Swing Loans shall, upon the determination of the Swing Lender, bear interest at the Default Rate.

(c) Borrower shall repay the outstanding principal amount of the Swing Loans on the Termination Date. Borrower shall pay the accrued interest on the Swing Loans on the last day of each March, June, September and December, commencing March 31, 2018. Borrower may prepay the Swing Loans, together with accrued interest thereon, at any time.

(d) If (i) any Swing Loan advanced hereunder is not repaid within five (5) Business Days following the date such Swing Loan is advanced or (ii) Swing Lender at any time in its sole and absolute discretion requests on behalf of Borrower (which Borrower hereby authorizes Swing Lender to so request on its behalf), that each Lender make a Revolving Advance that is an Alternate Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of such Swing Loan then outstanding, then, upon the giving of notice to Lenders in accordance with the following sentence, each Lender shall pay to Swing Lender such Lender’s Pro Rata Share of such Swing Loan. In connection with any Revolving Advance to be made to refinance any Swing Loan as contemplated by the foregoing sentence, Swing Lender shall give a notice to Agent prior to 12:00 noon on (i) the sixth (6th) Business Day following the date such Swing Loan is advanced or (ii) such other day that Swing Lender makes a request on behalf of Borrower as set forth above, and Agent shall give each Lender a notice by 1:00 p.m. on such date, to make an Alternate Base Rate Loan in the amount of its Pro Rata Share of such Swing Loan. Each Revolving Advance made pursuant to each request made by Swing Lender pursuant to the foregoing sentence shall be considered to be a Revolving Advance, and Borrower hereby irrevocably instructs Swing Lender to apply the proceeds of such Revolving Advances to the prepayment of such Swing Loan. Each Lender (including Swing Lender in its capacity as a Lender) shall make its Pro Rata Share of such Revolving Advance available to Agent in immediately available funds by 3:00 p.m. on the date requested, and the obligation to fund such Revolving Advance shall be unconditional, irrespective of the occurrence, existence or continuance of an Event of Default or Unmatured Event of Default.

(e) If, prior to refinancing a Swing Loan with a Revolving Advance as provided above, an Event of Default under Section 10.1(d) or 10.1(e) shall have occurred and be continuing or if for any other reason a Revolving Advance cannot be made, then each Lender will, on the date on which the Revolving Advance was to have been made or such other date as is designated by Swing Lender, purchase from the Swing Lender an undivided participation interest in all the outstanding Swing Loans in an amount equal to its Pro Rata Share of such Swing Loans. Upon request from Agent (which shall be given by Agent to Lenders immediately following receipt by Agent of notice from Swing Lender), each Lender will immediately transfer such amount to Swing Lender.

Section 2.10 Letters of Credit. Subject to the terms and conditions of this Agreement, Issuing Bank agrees to issue one or more Letters of Credit for the account of Borrower from time to time from the date hereof to and including the Business Day prior to the Termination Date; provided, however, that the Letter of Credit Liabilities shall not at any time exceed the lesser of (a)  $~~45,000,000.00~~65,000,000.00 and (b) the Combined Commitments at such time minus the sum of (i) the aggregate principal amount of the outstanding Revolving Advances at such time, plus (ii) the aggregate principal amount of the outstanding Swing Loans at such time. Each Letter of Credit shall (a) have an expiration date (i) which is not later than one year following the date of issuance of such Letter of Credit (or, in the case of any renewal or extension of a Letter of Credit, not later than one year after such renewal or extension) and (ii) which may, at the sole discretion of Issuing Bank, extend beyond the Termination Date, subject to Section 2.18, (b) be payable in Dollars, (c) be issued for general corporate purposes of Borrower or any Subsidiary and (d) otherwise be satisfactory in form and substance to Issuing Bank; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods. No Letter of Credit shall require any payment by Issuing Bank to the beneficiary thereunder pursuant to a drawing prior to the third (3rd) Business Day following presentment of a draft and any related documents to Issuing Bank. Issuing Bank shall have no obligation to issue any Letter of Credit if an Event of Default or an Unmatured Event of Default has occurred and is continuing.

Section 2.11 Procedure for Issuing Letters of Credit. Each Letter of Credit shall be issued upon receipt by Issuing Bank of written notice from an Authorized Representative requesting the issuance of such Letter of Credit, which notice shall be received by Issuing Bank at least three (3) Business Days prior to the requested date of issuance of such Letter of Credit (or such shorter period as Issuing Bank may agree). Such notice shall be accompanied by a Letter of Credit Application and such other documents as Issuing Bank may require in order to prepare such Letter of Credit. Such notice and application (both front and back sides) may be sent by ~~fax~~scanned PDF attached to an e-mail or any other electronic method acceptable to Issuing Bank. Each request for a Letter of Credit shall constitute a representation by Borrower to Issuing Bank, Agent and the other Lenders as to each of the matters set forth in the Revolving Advance Request Form, including representations that (a) immediately after giving effect to the issuance of such Letter of Credit, the sum of (i) the aggregate principal amount of the outstanding Revolving Advances plus (ii) the Letter of Credit Liabilities plus (iii) the aggregate principal amount of the outstanding Swing Loans does not exceed the Combined Commitments, and (b) at the time of and immediately after giving effect to the issuance of such Letter of Credit, no Event of Default or Unmatured Event of Default exists. To the extent that the terms and provisions of a Letter of Credit Application may conflict with or be inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control.

Section 2.12 Participation by Lenders. By the issuance of any Letter of Credit and without any further action on the part of Issuing Bank or any Lender in respect thereof, Issuing Bank hereby grants to each Lender, and each Lender hereby agrees to acquire from Issuing Bank, a participation in each such Letter of Credit and the related Letter of Credit Liabilities, effective upon the issuance thereof without recourse or warranty, equal to such Lender’s Pro Rata Share of such Letter of Credit and the Letter of Credit Liabilities related to such Letter of Credit. Issuing Bank shall provide a copy of each Letter of Credit to each other Lender promptly after issuance thereof. This agreement to grant and acquire participations is an agreement between Issuing Bank and Lenders, and neither Borrower nor any beneficiary of a Letter of Credit shall be entitled to rely thereon. Borrower agrees that each Lender purchasing a participation from Issuing Bank pursuant to this Section 2.12 may exercise all of its rights to payment against Borrower including the right of setoff, with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participations.

Section 2.13 Payments Constitute Revolving Advances. Each payment by Issuing Bank pursuant to a drawing under a Letter of Credit shall constitute and be deemed a Revolving Advance by Issuing Bank to Borrower under the Revolving Notes and this Agreement as of the day and time such payment is made by Issuing Bank and in the amount of such payment. Each Lender shall make available to Issuing Bank in immediately available funds its Pro Rata Share of such Revolving Advance in the manner provided in Section 2.5 hereof upon notice given by Issuing Bank in the manner provided in Section 2.5 for notices given by Agent. Notwithstanding the foregoing, if, prior to paying a drawing on a Letter of Credit with a Revolving Advance as provided above, an Event of Default under Section 10.1(d) or Section 10.1(e) shall have occurred and be continuing or if for any other reason a Revolving Advance cannot be made, then each Lender will, on the date on which the Revolving Advance was to have been made to pay such drawing or such other date as is designated by Issuing Bank, purchase from Issuing Bank an undivided participation interest in such Letter of Credit in an amount equal to its Commitment Percentage times the amount of such drawing. Upon request from Agent (which shall be given by Agent to Lenders immediately following receipt of notice by Agent from Issuing Bank), each Lender will immediately transfer such amount to Issuing Bank.

Section 2.14 Letter of Credit Fees. Borrower shall pay to Agent for the ratable benefit of Lenders a letter of credit participation fee, payable quarterly in arrears, in an amount equal to (a) for a commercial Letter of Credit, the greater of (i) one percent (1.0%) per annum of the stated amount of such commercial Letter of Credit for the period during which such commercial Letter of Credit will remain outstanding (based on a three hundred sixty (360) day year and the actual number of days to elapse), and (ii) $250.00, and (b) for a standby Letter of Credit, the greater of (i) two percent (2.0%) per annum of the stated amount of such standby Letter of Credit for the period during which such standby Letter of Credit will remain outstanding (based on a three hundred sixty (360) day year and the actual number of days to elapse), and (ii) $250.00. At the time of issuance of each Letter of Credit, Borrower shall also pay to Issuing Bank a letter of credit fee in an amount equal to one-eighth of one percent (1⁄8%) of the stated amount of such Letter of Credit. In addition, Borrower shall pay to Issuing Bank (a) at the time of issuance of any Letter of Credit, all reasonable out-of-pocket costs incurred by Issuing Bank in connection with the issuance of such Letter of Credit, (b) upon the payment of any Letter of Credit, Issuing Bank’s standard letter of credit payment fees (if any) with respect to such payment, and (c) upon the amendment (including the extension) of any Letter of Credit, Issuing Bank’s standard letter of credit amendment fees (if any) with respect to such amendment.

Section 2.15 Obligations Absolute. The obligations of Borrower to reimburse Issuing Bank and Lenders, as applicable, for payment of drawings under any Letter of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances, including (a) any lack of validity or enforceability of any Letter of Credit or any other Loan Document, (b) the existence of any claim, set-off, counterclaim, defense or other rights which any Subsidiary or any other Person may have at any time against any beneficiary of any Letter of Credit, Issuing Bank, Agent, any Lender, or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction, (c) if any statement, draft or other document presented under any Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein is untrue or inaccurate in any respect whatsoever, (d) payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit in a manner which is not material, (e) any amendment or waiver of, or any consent to departure from, any Loan Document or (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, Borrower’s obligations hereunder.

Section 2.16 Limitation of Liability. Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. None of Issuing Bank, Agent, any Lender or any of their officers, employees or directors shall have any responsibility or liability to Borrower or any other Person for (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, (b) errors, omissions, interruptions or delays in transmission or delivery of any messages relating to any Letter of Credit, (c) the validity, sufficiency or genuineness of any draft or other document, or any endorsement thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent or forged or any statement therein is untrue or inaccurate in any respect, (d) payment by Issuing Bank to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of such Letter of Credit in a respect which is not material or (e) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit. Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Notwithstanding the foregoing, Issuing Bank shall be liable to Borrower to the extent of any direct, but not consequential, damages suffered by Borrower which Borrower proves in a final nonappealable judgment were caused by (i) Issuing Bank’s willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms thereof or (ii) Issuing Bank’s willful failure to pay under any Letter of Credit after presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit.

Section 2.17 Provisions Regarding Electronic Issuance of Letters of Credit. Issuing Bank may adopt procedures pursuant to which Borrower may request the issuance of Letters of Credit by electronic means and Issuing Bank may issue Letters of Credit based on such electronic requests. Such procedures may include the submission by Borrower of Letter of Credit Applications electronically.

Section 2.18 Cash Deposit Prior to Termination Date. If Letters of Credit are to be outstanding after the Termination Date, not later than five (5) Business Days prior to the Termination Date, Borrower will deposit with Issuing Bank cash, or pledge to Issuing Bank (in a manner satisfactory to Issuing Bank) cash equivalent investments or other collateral acceptable to Issuing Bank, or a combination thereof, in an amount equal to the sum of the amounts available to be drawn under the Letters of Credit which will remain outstanding after the Termination Date.

Section 2.19 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) any and all fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.7;

(b) the Commitment of such Defaulting Lender shall not be included in determining whether all Lenders or Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 2.1 or Section 12.7), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(c) if any Swing Loans or Letter of Credit Liabilities exist at the time such Lender becomes a Defaulting Lender, then:

(i) all or any part of the Swing Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Commitment Percentages (for the purposes of such reallocation, such Defaulting Lender’s Commitment shall be disregarded in determining the non-Defaulting Lenders’ Commitment Percentages), but only to the extent that (x) the sum of each non-Defaulting Lender’s Credit Exposure plus its reallocated share of such Defaulting Lender’s Swing Exposure and LC Exposure does not exceed such non-Defaulting Lender’s Commitment, (y) the sum of all non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s Swing Exposure and LC Exposure does not exceed the Commitments of all non-Defaulting Lenders, and (z) no Event of Default has occurred and is continuing at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, Borrower shall, within three (3) Business Days following Borrower’s receipt of written notice by Agent, (y) first, prepay such Swing Loans and (z) second, deposit with Agent cash, or pledge to Agent (in a manner satisfactory to Agent) cash equivalent investments or other collateral acceptable to Agent, or a combination thereof, in an amount equal to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 10.3 for so long as such LC Exposure is outstanding;

(iii) if Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.14 with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposures of the non-Defaulting Lenders are reallocated pursuant to Section 2.19(c), then the fees payable to Lenders pursuant to Section 2.7 and Section 2.14 shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Share of the Letter of Credit Liabilities after giving effect to such reallocation; and

(v) if there is neither reallocation nor cash collateralization pursuant to the above subsections of this Section 2.19(c), then, without prejudice to any rights or remedies of Issuing Bank or any Lender hereunder, all fees due under Section 2.14 with respect to such Defaulting Lender’s LC Exposure shall be payable to Issuing Bank until such Defaulting Lender’s LC Exposure is cash collateralized and/or reallocated; and

(d) so long as any Lender is a Defaulting Lender, the Swing Lender shall not be required to fund any Swing Loan and Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swing Lender or Issuing Bank, as applicable, is satisfied that the related exposure will be covered one hundred percent (100%) by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by Borrower in accordance with Section 2.19(c)(iii), and participating interests in any such newly made Swing Loan or newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.19(c)(~~iv~~i) (and Defaulting Lenders shall not participate therein).

In the event that Agent, Borrower, the Swing Lender and Issuing Bank each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Exposures and LC Exposures of Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment Percentage. The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.19 are in addition to, and cumulative and not in limitation of, all other rights and remedies that Agent, Issuing Bank, the Swing Lender, Lenders, Borrower and Guarantors may at any time have against, or with respect to, such Defaulting Lender.

Section 2.20 Failure of a Lender to Make Loans or Payments. If any Lender shall fail to make any Loan or payment required to be made by it, then Agent may, in its discretion and notwithstanding any contrary provision hereof, (a) apply any amounts thereafter received by Agent for the account of such Lender to satisfy such Lender’s obligations to make such Loan and/or payment until all such unsatisfied obligations are fully paid, and/or (b) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender to make such Loan and/or payment; in the case of each of (a) and (b) above, in any order as determined by Agent in its discretion.

Section 2.21 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section ~~3.8,~~3.5 or if Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.10, then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section ~~3.8~~3.5 or 3.10, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If (i) any Lender requests compensation under Section 3.5 or Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.10, or (ii) any Lender becomes a Defaulting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.19), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (1) Borrower shall have received the prior written consent of Issuing Bank and, if such assignee is not already a Lender hereunder, Agent, which consent of Issuing Bank and Agent (if applicable) shall not be unreasonably withheld, conditioned or delayed and (2) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Advances, participations in Letters of Credit and Swing Exposure, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including compensation due and owing under Section 3.5 and all amounts due and owing under Section 3.10), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts).

Section  2.22 Interest Rate Selections.

(a) Elections by Borrower for Loans. The Loans comprising each Revolving Advance initially shall be of the Type specified in the applicable Revolving Advance Request Form and, in the case of a Term SOFR Loan, shall have the Interest Period specified in such Revolving Advance Request Form. Thereafter, Borrower may elect to convert such Loan to a Loan of a different Type or to continue such Loan as a Loan of the same Type and, in the case of a Term SOFR Loan, may elect the Interest Period therefor, all as provided in this Section. Borrower may elect different options with respect to different portions of the affected Revolving Advances, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Revolving Advances, and the Loans comprising each such portion shall be considered a separate Loan.

(b) Notice of Elections. Each such election pursuant to this Section shall be made upon Borrower’s irrevocable notice to Agent. Each such notice shall be in the form of a written Interest Election Request, appropriately completed and signed by an Authorized Representative of Borrower and must be received by Agent not later than the time that a Revolving Advance Request Form would be required under Section 2.5 if Borrower were requesting a Revolving Advance of the Type resulting from such election to be made on the effective date of such election.

(c) Content of Interest Election Requests. Each Interest Election Request pursuant to this Section shall specify the following information in compliance with Section 2.5:

(i) the Loans to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Loans (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Loan);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Loan is to be an Alternate Base Rate Loan or a Term SOFR Loan; and

(iv) if the resulting Loan is a Term SOFR Loan, the Interest Period therefor after giving effect to such election.

(d) Notice by Agent to Lenders. Agent shall advise each applicable Lender of the details of an Interest Election Request and such Lender’s portion of such resulting Loan (i) no less than one (1) Business Day before the effective date of the election made pursuant to such Interest Election Request if the resulting Loan is to be a Term SOFR Loan and (ii) as required by Section 2.5 if the resulting Loan is to be an Alternate Base Rate Loan.

(e) Failure to Make an Interest Election Request; Events of Default. If Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term SOFR Loan prior to the end of the Interest Period therefor, then, unless such Term SOFR Loan is repaid as provided herein, Borrower shall be deemed to have selected that such Term SOFR Loan shall automatically be converted to an Alternate Base Rate Loan at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and Agent, at the request of the Majority Lenders, so notifies Borrower, then, so long as such Event of Default is continuing (i) no outstanding Loans may be converted to or continued as a Term SOFR Loan and (ii) unless repaid as provided herein, each Term SOFR Loan shall automatically be converted to an Alternate Base Rate Loan at the end of the Interest Period therefor.

ARTICLE III.

Payments; Additional Matters with Respect to

~~LIBOR~~ Term SOFR Loans; Yield Protection Provisions

Section 3.1 Method of Payment. Subject to Section 3.10(b), all payments of principal, interest and other amounts to be made by Borrower under this Agreement, the Notes or any other Loan Document shall be made to Agent at its designated office specified herein in immediately available funds, without setoff, deduction (other than for Taxes, as permitted under Section 3.10), or counterclaim, not later than 11:00 a.m. on the date that such payment shall become due (and each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 3.10(b), each payment received by Agent under this Agreement or any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, at such Lender’s office designated herein; provided, however, in the event any Lender fails to fund any Revolving Advance required to be funded by it and Agent or another Lender or Lenders shall have funded such Revolving Advance on behalf of such Lender, any payment received by Agent for the account of such non-funding Lender shall not be distributed to such Lender until such Revolving Advance shall have been repaid in full to Agent or the Lender or Lenders who funded such Revolving Advance on behalf of such Lender. Whenever any payment under this Agreement, any Note or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next Business Day, and interest shall continue to accrue during such extension. All of the property and assets of Borrower shall be valued in, and converted into, Dollars in accordance with Agent’s customary banking and conversion practices and procedures. Borrower agrees not to send Agent or any Lender payments marked “paid in full,” “without recourse,” or with similar language. If Borrower sends such a payment, Agent or a Lender may accept it without losing any of such Person’s rights under the Notes, and Borrower will remain obligated to pay any further amounts owed or that may become owed to Agent or any Lender.

Section 3.2 Sharing of Payments, etc./Non-Receipt of Funds by Agent.

(a) If any Lender shall obtain any payment (whether voluntary, involuntary or otherwise) on account of Revolving Advances (including, without limitation, any set-off), which is in excess of its Pro Rata Share of payments on the Revolving Advances obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in the Revolving Advances of the other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment Pro Rata with each of the other Lenders; provided that (i) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of recovery and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Advances to any assignee or participant. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this paragraph may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

(b) Unless Agent shall have been notified by a Lender or Borrower (the “Payor”) prior to the date on which such Lender is to make payment to Agent of the proceeds of a Revolving Advance to be made by it hereunder or Borrower is to make a payment to Agent for the account of one or more of Lenders, as the case may be (a “Required Payment”), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to Agent, the recipient of such payment shall, on demand, pay to Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was made available by Agent until the date Agent recovers such amount at the rate applicable to such portion of the applicable Revolving Advance.

Section 3.3 Voluntary Prepayment. Borrower may prepay the Notes in whole at any time or from time to time in part without premium or penalty (except for prepayment penalties incurred in connection with any Rate Management Transaction with any Lender if applicable). Each prepayment of the Notes shall be accompanied by all accrued and unpaid interest to the date of prepayment on the amount so prepaid, ~~together with any additional amounts required pursuant to~~provided, however, that in the event that Borrower pays any Term SOFR Loan on any date other than the last day of an Interest Period for such Term SOFR Loan, Borrower shall compensate for any loss, cost, and expense described in Section ~~3.9~~3.8. Notwithstanding the foregoing or anything else to the contrary in this Agreement, Borrower acknowledges that (a) its obligations under any Rate Management Transaction are separate and distinct from its obligations under this Agreement, the Loans and the Loan Documents and (b) even though the Loans may be prepaid without prepayment charges, a Rate Management Transaction may require termination fees and other payments in the event it is terminated.

Section 3.4 ~~Computation of~~ Interest Calculation Method. ~~Interest on the indebtedness evidenced by the Notes~~All interest hereunder shall be computed on the basis of a year of ~~(a) three hundred sixty (~~360~~)~~ days ~~and~~(or in the case of interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate, such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year)), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day) ~~for all LIBOR Loans unless such calculation would result in a usurious rate, in which case~~. All interest hereunder on any Loan shall be ~~calculated~~computed on ~~the~~a daily basis ~~of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days,~~based upon the outstanding principal amount of such Loan as of the ~~case may be, and (b) three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, for all Alternate Base Rate Loans~~applicable date of determination. The applicable Alternate Base Rate or Adjusted Term SOFR shall be determined by Agent in accordance with the terms of this Agreement, and such determination shall be conclusive absent manifest error.

Section 3.5 ~~Capital Adequacy~~Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (f) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender any other third-party cost (excluding, without limitation, any internally allocated costs) or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) ~~(a)~~ If, after the date hereof, any Lender shall have determined in good faith that a Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital (or the capital of such Lender’s parent company, if any) as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Lender (or its parent company) could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s parent company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, subject to paragraphs (~~b~~c) and (~~c~~d) of this Section, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent company) for any such reduction actually suffered.

(c) ~~(b)~~ A certificate of such Lender claiming compensation under this Section and setting forth the additional amount or amounts necessary to compensate such Lender or such Lender’s parent company, as the case may be, including in reasonable detail a description of the basis for such claim for compensation and a calculation of such amount or amounts, shall be delivered to Borrower and shall be conclusive absent manifest error, provided that the determination of such amount or amounts is made on a reasonable basis. In determining such amount or amounts, such Lender may use any reasonable averaging and attribution methods. Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(d) ~~(c)~~ Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender notifies Borrower in writing of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 3.6 Additional Costs in Respect of Letters of Credit.

(a) If as a result of any Regulatory Change there shall be imposed, modified or deemed applicable any Tax (other than any Indemnified Tax or Excluded Tax), reserve, special deposit, or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or Issuing Bank’s commitment to issue Letters of Credit hereunder, and the result shall be to increase the cost to Issuing Bank of issuing or maintaining any Letter of Credit or its commitment to issue Letters of Credit hereunder or reduce any amount receivable by Issuing Bank hereunder in respect of any Letter of Credit (which increase in cost or reduction in amount receivable, shall be the result of Issuing Bank’s reasonable allocation of the aggregate of such increases or reductions resulting from such event), then from time to time, subject to paragraphs (b) and (c) of this Section, Borrower shall pay to Issuing Bank such additional amount or amounts as will compensate Issuing Bank for such increased costs or reductions in amount.

(b) A certificate of Issuing Bank claiming compensation under this Section and setting forth the additional amount or amounts necessary to compensate Issuing Bank, including in reasonable detail a description of the basis for such claim for compensation and a calculation of such amount or amounts, shall be delivered to Borrower and shall be conclusive absent manifest error, provided that the determination of such amount or amounts is made on a reasonable basis. Borrower shall pay Issuing Bank the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(c) Failure or delay on the part of Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of Issuing Bank’s right to demand such compensation; provided that Borrower shall not be required to compensate Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that Issuing Bank notifies Borrower in writing of the Regulatory Change giving rise to such increased costs or reductions and of Issuing Bank’s intention to claim compensation therefor; provided further that, if the Regulatory Change giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.

~~Section 3.7 Conversions and Continuations. Borrower shall have the right from time to time to Convert any Loan from one Type of Loan into another Type of Loan or to Continue any LIBOR Loan as a LIBOR Loan by giving Agent written notice (a) for Conversion into an Alternate Base Rate Loan, not later than 11:00 a.m. on the date on which Borrower desires that the Conversion occur (which shall be a Business Day), in which case such Loan shall be Converted into an Alternate Base Rate Loan on such date, and (b) for Continuation of or Conversion into a LIBOR Loan, not later than 11:00 a.m. three (3) Business Days before the effective date of such Conversion or Continuation, specifying (i) the Conversion or Continuation date (which shall be a Business Day), (ii) in the case of Conversions, the Type of Loan to be Converted into, and (iii) in the case of a Continuation of or Conversion into a LIBOR Loan, the duration of the Interest Period to be applicable thereto after giving effect to such election; provided that (x) no Loan which is a LIBOR Loan may be in an amount which is less than $250,000.00, (y) at any time there can be no more than eight (8) Interest Periods in effect for all LIBOR Loans, and (z) except for Conversions to Alternate Base Rate Loans, no Lender shall have an obligation to make any Conversions while an Event of Default or an Unmatured Event of Default has occurred and is continuing. All notices under this Section shall be irrevocable once given. If Borrower shall fail to give Agent the notice specified above for Continuation or Conversion of any LIBOR Loan prior to the end of the Interest Period with respect thereto, such LIBOR Loan shall automatically be Converted into an Alternate Base Rate Loan on the last day of such Interest Period.~~

Section 3.7 ~~Section 3.8~~ Inability to Determine Rates; Illegality~~, Impossibility, Regulatory Change; Change in Law and Compensation. In the event that (a) it becomes unlawful for any Lender to honor its obligation to make LIBOR Loans hereunder or to maintain LIBOR Loans hereunder, (b) Agent determines that (i) quotations of interest rates for the relevant deposits referred to in the definition of “LIBOR Rate” are not being provided in the relative amounts or for the relative maturities for determining the interest rates borne by the LIBOR Loans as provided in this Agreement or (ii) such quotations do not accurately reflect any Lender’s costs of making or maintaining its LIBOR Loans, or (c) a Regulatory Change (including the imposition of a Reserve Requirement) or any change in law occurs which changes any Lender’s basis of taxation (other than by imposing, changing the rate of, otherwise changing, or making any change related to any Indemnified Tax and/or Excluded Tax) with respect to LIBOR Loans or imposes reserve, capital or other similar requirements with respect thereto, then (x) such Lender shall notify Borrower of any such event, (y) Borrower shall promptly pay to such Lender such amounts as such Lender may determine (which determination shall be conclusive provided such determination is made on a reasonable basis) to be necessary to compensate such Lender for any increased costs incurred by such Lender or decreases in amounts receivable by such Lender which such Lender determines are attributable to any event described in clauses (a), (b) or (c) above, and (z) the obligation of such Lender to make or Continue LIBOR Loans or to Convert Alternate Base Rate Loans to LIBOR Loans shall terminate, and (i) all future Loans shall be Alternate Base Rate Loans and (ii) all outstanding Loans which are LIBOR Loans shall be Converted to Alternate Base Rate Loans on the last day of the current Interest Period therefor.~~

~~Section 3.9 Compensation for Prepayment or Failure to Borrow. Borrower shall pay to Agent in accordance with this Section, promptly upon the request of Agent, such amount or amounts as shall be sufficient to compensate any Lender for any reasonable loss, cost or expense (including any reasonable losses and expenses arising from the liquidation or reemployment of deposits acquired to fund or maintain any principal amount prepaid) incurred by such Lender as a result~~.

(a) Subject to Section 3.11, if on or prior to the commencement of any Interest Period for any Term SOFR Loan:

(i) Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii) Agent shall have received notice from the Majority Lenders that Term SOFR for such Interest Period does not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may be) Term SOFR Loans for such Interest Period, then Agent will notify Borrower and each Lender as soon as practical thereafter. Upon notice thereof by Agent to Borrower, any obligation of the Lenders to make Term SOFR Loans, and any right of Borrower to continue Term SOFR Loans or to convert Alternate Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or affected Interest Periods) until Agent (with respect to clause (b), at the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, (i) Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or affected Interest Periods) or, failing that, Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to Alternate Base Rate Loans in the amount specified therein and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted into Alternate Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.8. Subject to Section 3.11, if Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Alternate Base Rate Loans shall be determined by Agent without reference to clause (c) of the definition of “Alternate Base Rate” until Agent revokes such determination.

(b) If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, or Term SOFR, then, upon notice thereof by such Lender to Borrower (through Agent), (a) any obligation of the Lenders to make Term SOFR Loans, and any right of Borrower to continue Term SOFR Loans or to convert Alternate Base Rate Loans to Term SOFR Loans, shall be suspended, and (b) the interest rate on which Alternate Base Rate Loans shall, if necessary to avoid such illegality, be determined by Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until such Lender notifies Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to Agent), prepay or, if applicable, convert all Term SOFR Loans to Alternate Base Rate Loans (the interest rate on which Alternate Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Agent without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, and (ii) if necessary to avoid such illegality, Agent shall during the period of such suspension compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate,” in each case until Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, or Term SOFR. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.8.

Section  3.8 Compensation for Losses. In the event of (a) ~~any~~ the payment~~, prepayment or Conversion~~ of any principal of any ~~LIBOR~~Term SOFR Loan ~~on a day~~ other than on the last day of ~~an~~the Interest Period ~~therefor (a “LIBOR Prepayment”) or (b~~applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure ~~by Borrower~~ to borrow, ~~Convert~~convert, continue or prepay ~~a LIBOR~~any Term SOFR Loan on ~~any~~the date ~~required hereby. Such reimbursement shall be calculated as though such Lender funded the principal amount paid, prepaid, Converted or not borrowed through the purchase of Dollar deposits in the London, England interbank market having a maturity corresponding to~~specified in any notice delivered pursuant hereto, or (d) the assignment of any Term SOFR Loan other than on the last day of the Interest Period ~~for the amount paid, prepaid, Converted or to be borrowed and bearing an interest rate equal to the LIBOR Rate for~~applicable thereto as a result of a request by Borrower pursuant to Section 2.21(b), then, in any such event, Borrower shall compensate each Lender for any loss, cost and expense attributable to such ~~principal amount for such Interest Period, whether in fact that is the case or not~~event, including any loss, cost or expense arising from the liquidation or redeployment of funds. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section~~, including in reasonable detail a description of the basis for such compensation and a calculation of such amount or amounts,~~ shall be delivered to Borrower and ~~Agent and~~ shall be conclusive absent manifest error~~, provided that the determination thereof is made on a reasonable basis~~. Borrower shall pay such Lender the amount shown as due on any such certificate within ~~thirty (30)~~10 days after receipt thereof. ~~On the date of any LIBOR Prepayment, interest shall be due and payable on the principal amount so paid, prepaid or Converted~~

Section  3.9 Intentionally reserved.

Section 3.10 Taxes.

(a) Defined Terms. For purposes of this Section 3.10, the term “Lender” includes Issuing Bank and the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings for Indemnified Tax applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Tax been made.

(c) Payment of Other Taxes by Borrower. Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent, timely reimburse Agent for the payment of, any Other Taxes; provided that no payments shall be due pursuant to this paragraph (c) to the extent that such payment is duplicative of any payment otherwise made by a Loan Party pursuant to any other Section of this Agreement or any Loan Document.

(d) Indemnification by Loan Parties. Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that no Loan Party shall be required to indemnify a Recipient with respect to any Indemnified Taxes unless such Recipient notifies the applicable Loan Party of the indemnification claim for such Indemnified Taxes no later than six months after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon the Recipient for payment of such Indemnified Taxes, and (ii) the date on which such Recipient has made payment of such Indemnified Taxes. For the avoidance of doubt, no indemnification payments shall be due to such Recipient under this paragraph (d) to the extent that such payment is duplicative of any payment otherwise made by a Loan Party to such Recipient pursuant to this Section 3.10, any other Section of this Agreement or any Loan Document. Notwithstanding anything to the contrary in this Agreement or any Loan Document, no Loan Party shall be required to indemnify, or pay any additional amounts to, any Recipient or any other Person pursuant to this Agreement or any other Loan Document (x) for or with respect to Indemnified Taxes, other than pursuant to this Section 3.10, or (y) for or with respect to any Excluded Taxes (or any Taxes that would be Excluded Taxes if all relevant Persons were Recipients). A certificate as to the amount of such payment or liability and setting forth in reasonable detail the basis and calculation of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification of Lenders. Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to maintain a register of any participants to which it has sold a portion of the Obligations and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to such Lender from any other source against any amount due to Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.10, such Loan Party shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(g) Status of Lender. (i) Any Lender (which, solely for purposes of this Section 3.10(g), shall include Agent) that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.10(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

A. ~~(A)~~ any Lender that is a U.S. Person shall deliver to Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), properly completed and executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding Tax;

B. ~~(B)~~ any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:

1) ~~(1)~~ in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and executed originals of IRS Form W-8BEN (or any successor form) or W-8BEN-E (or any successor form), as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, properly completed and executed originals of IRS Form W-8BEN (or any successor form) or W-8BEN-E (or any successor form), as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

2) ~~(2)~~ properly completed and executed originals of IRS Form W-8ECI (or any successor form);

3) ~~(3)~~ in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate reasonably acceptable to Agent and Borrower to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) property completed and executed originals of IRS Form W-8BEN (or any successor form) or W-8BEN-E (or any successor form), as applicable; or

4) ~~(4)~~ to the extent a Foreign Lender is not the beneficial owner of the Obligations, properly completed and executed originals of IRS Form W-8IMY (or any successor form), accompanied by IRS Form W-8ECI (or any successor form), IRS Form W-8BEN (or any successor form), IRS Form W-8BEN-E (or any successor form), a U.S. Tax Compliance Certificate reasonably acceptable to Agent and Borrower, IRS Form W-9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate reasonably acceptable to Agent and Borrower on behalf of each such direct and indirect partner;

C. ~~(C)~~ any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Taxes, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and

D. ~~(D)~~ if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.

E. ~~(iii)~~ On or before the date that Amegy (and any successor or replacement Agent) becomes Agent hereunder, it shall deliver to Borrower a copy of either (i) a properly completed and executed IRS Form W-9 (or any successor form) or (ii) a properly completed and executed U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with Borrower to be treated as a U.S. Person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (or any successor form) (with respect to amounts received on its own account), with the effect that, in any case, Borrower will be entitled to make payments hereunder to Agent without withholding or deduction on account of U.S. federal withholding Tax.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.10 (including by the payment of additional amounts pursuant to this Section 3.10), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Taxes position than the indemnified party would have been in if the Taxes subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. For purposes of this paragraph, all references to “refund” shall include the monetary benefit of a credit received in lieu of a refund of Taxes.

(i) Survival. Each party’s obligations under this Section 3.10 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Combined Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.11 ~~LIBOR~~Benchmark Replacement Setting.

(a) Benchmark Replacement.

(i) ~~.~~ Notwithstanding anything to the contrary herein or in any other Loan Document ~~(for the purpose of clarity, any agreement executed in connection with a Rate Management Transaction, including Rate Management Transaction Documents, shall be deemed not to be a “Loan Document” for purposes of this Section):~~

~~(a) Replacing USD LIBOR. On March 5, 2021, the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if~~, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark ~~is USD LIBOR, the~~, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of ~~any setting of~~ such Benchmark ~~on such day~~setting and ~~all~~ subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document~~. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis on the last day of each March, June, September, and December.~~

~~(b) Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the~~ and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace ~~the then-current~~such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders. ~~At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, Converted or Continued that would bear interest by reference to such Benchmark until Borrower’s receipt of notice from Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will~~ If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on the last day of each March, June, September, and December.

(ii) No Rate Management Transaction Document shall be deemed to ~~have converted any such request into a request~~be a “Loan Document” for ~~a borrowing~~purposes of ~~or conversion to Alternate Base Rate Loans. During the period referenced in the foregoing sentence, the component of Alternate Base Rate based upon the Benchmark will not be used in any determination of Alternate Base Rate~~this Section 3.11.

(b) ~~(c)~~ Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation ~~and administration~~ of a Benchmark Replacement, Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) ~~(d)~~ Notices; Standards for Decisions and Determinations. Agent will promptly notify Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement ~~Conforming Changes~~. Agent will promptly notify Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.11(d) and the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto~~to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.11.

(d) ~~(e)~~ Unavailability of Tenor of Benchmark. ~~At~~Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including ~~USD LIBOR), then Agent may remove any tenor of such Benchmark that is~~the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative ~~for~~tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) ~~settings and (ii) Agent may reinstate any such previously removed tenor~~or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement) ~~settings~~, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

~~(f) Certain Defined Terms. As used in this Section:~~

~~“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (i) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period (provided that, for purposes of clarity and for this definition only, the Interest Period for the Floating Thirty Day LIBOR shall be deemed to be thirty (30) days) or (ii) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.~~

~~“Benchmark” means, initially, for purposes of calculating LIBOR Loans, the LIBOR Rate and, for purposes of calculating Alternate Base Rate Loans, Floating Thirty Day LIBOR Rate; provided that if a replacement of the Benchmark has occurred pursuant to this Section titled “Benchmark Replacement Setting”, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.~~

~~“Benchmark Replacement” means, for any Available Tenor:~~

~~(i)~~

~~for purposes of Section 3.11(a), the sum of: (A) Daily Simple SOFR and (B) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of this Section 3.11; and~~

~~(ii)~~

~~for purposes of Section 3.11(b), the sum of (A) the alternate benchmark rate and (B) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by Agent and Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for Dollar-denominated syndicated credit facilities at such time;~~

~~provided that, if the Benchmark Replacement as determined pursuant to clause (i) or (ii) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.~~

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base”, the definition of “Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, Conversion or Continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~

~~“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.~~

~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if Agent decides that any such convention is not administratively feasible for Agent, then Agent may establish another convention in its reasonable discretion.~~

~~“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to Lenders, so long as Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to Lenders, written notice of objection to such Early Opt-in Election from Majority Lenders.~~

~~“Early Opt-in Election” means the occurrence of:~~

~~(i)~~

~~a notification by Agent to (or the request by Borrower to Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR, or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(ii)~~	~~the joint election by Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by Agent of written notice of such election to the Lenders.~~

~~“Floor” means zero percent (0.0%) per annum.~~

~~“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.~~

~~“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).~~

~~“USD LIBOR” means the London interbank offered rate for Dollars.~~

(e) Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any pending request for a Term SOFR Loan of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a Term SOFR Loan of or conversion to Alternate Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

Section  3.12 Erroneous Payments.

(a) If Agent notifies Issuing Bank, a Lender or any other Person who has received funds on behalf of a Lender (any of Issuing Bank, such Lender, or any such other Person, a “Payment Recipient”) that Agent has determined in its sole discretion (whether or not after receipt of any notice under clause (b) below) that any funds received by such Payment Recipient from Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or any portion thereof), then such Erroneous Payment shall at all times remain the property of Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Agent, and Issuing Bank or such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to Agent the amount of such Erroneous Payment (or such portion thereof) as to which such a demand was made, in same day funds (in Dollars), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or such portion thereof) was received by such Payment Recipient to the date such amount is repaid to Agent in same day funds at the greater of (i) the Federal Funds Rate and (ii) a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting clause (a) above, Issuing Bank, each Lender, or any other Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates), or (z) that Issuing Bank, such Lender, or other Payment Recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of clauses (x) or (y) above, an error shall be presumed to have been made (absent written confirmation from Agent to the contrary) or (B) an error has been made (in the case of clause (z) above), in each case, with respect to such payment, prepayment or repayment; and

(ii) Issuing Bank or such Lender shall (and shall cause any other Payment Recipient to) promptly (and, in all events, within two (2) Business Days of its knowledge of such error) notify Agent of its receipt of such payment, prepayment, or repayment, the details thereof (in reasonable detail) and that it is so notifying Agent pursuant to this clause (b).

(c) Each Lender and Issuing Bank hereby authorizes Agent to set off, net, and apply any and all amounts at any time owing to such Person under any Loan Document, or otherwise payable or distributable by Agent to such Person from any source, against any amount due to Agent under clause (a) above or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or any portion thereof) is not recovered by Agent for any reason, after demand therefor by Agent in accordance with clause (a) above, from any Lender that has received such Erroneous Payment (or any portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or any portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto) (i) such Lender shall be deemed to have assigned its Loans (or a portion thereof), as applicable (but not in any event its Commitment) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loan Portions”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Agent may specify) (such assignment of the Loans (but not in any event its Commitment) of the Erroneous Payment Impacted Loan Portions, the “Erroneous Payment Deficiency Assignment”) at par, plus any accrued and unpaid interest (with the assignment fee to be waived by Agent in such instance), and is hereby (together with Borrower) deemed to execute and deliver an Assignment and Acceptance with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any promissory notes evidencing such Loans to Agent, (ii) Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, and (iii) upon such deemed acquisition, Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, any of such Lender’s obligations under the indemnification provisions of this Agreement, any other Loans owed to such Lender (excluding the Erroneous Payment Impacted Loan Portions), and its Commitment which shall survive as to such assigning Lender. Agent may, in its sole discretion, sell any such Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or any portion thereof), and Agent shall retain all other rights, remedies, and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitment of any Lender and such Commitment shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that Agent has sold a Loan (or any portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether Agent may be equitably subrogated, Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge, or otherwise satisfy any Obligations owed by Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent from Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense, or right of set-off or recoupment with respect to any demand, claim, or counterclaim by Agent for the return of any Erroneous Payment received, including, without limitation, waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements, and waivers under this Section shall survive the resignation or replacement of Agent, any transfer of rights or obligations by, or the replacement of, Issuing Bank or a Lender, repayment of the Notes and/or the repayment, satisfaction, or discharge of all other Obligations (or any portion thereof) under any Loan Document.

ARTICLE IV.

Setoff and Guaranty Agreement

Section 4.1 Setoff. If an Event of Default has occurred and is continuing, Agent, Issuing Bank and each Lender, or any of the foregoing, shall have the right and are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply against the Obligations in such a manner as such Person may determine, at any time and without notice to Borrower, any and all deposits (general or special, time or demand, provisional or final) held in any Proprietary Account maintained by Agent, Issuing Bank or such Lender, whether or not the Obligations are then due. The rights and remedies of Agent, Issuing Bank and each Lender hereunder are in addition to other rights and remedies (including, without limitation, to the rights of setoff) which such Person may have.

Section 4.2 Guaranty Agreement. Each Guarantor shall unconditionally and irrevocably guarantee payment and performance of the Obligations by execution and delivery of the Guaranty Agreement. Notwithstanding the foregoing, amounts received from any Guarantor that is not an Eligible Contract Participant shall not be applied to any Obligations that are Excluded Swap Obligations.

ARTICLE V.

Conditions Precedent

Section 5.1 Initial Extension of Credit. The obligation of Lenders to fund any amounts hereunder is subject to satisfaction (or waiver) of the condition precedent that prior thereto Agent shall have received all of the documents set forth below in this Section 5.1 in form and substance satisfactory to Agent.

(a) Certificates.

(i) A certificate of the Secretary or Assistant Secretary of Borrower (or another officer of Borrower acceptable to Agent) certifying (A) resolutions of the board of directors of Borrower which authorize the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or is to be a party, and (B) the names of the officers of Borrower authorized to sign this Agreement and each of the other Loan Documents to which Borrower is or is to be a party as of the Closing Date, together with specimen signatures of such officers.

(ii) A certificate of the Chief Financial Officer of Borrower certifying (A) that all representations and warranties in this Agreement and the other Loan Documents are true and correct, (B) that no Event of Default or Unmatured Event of Default has occurred and is continuing, (C) that no Material Adverse Effect has occurred since December 31, 2016, and (D) that no event has occurred and no condition exists which could reasonably be expected to have a Material Adverse Effect.

(b) Organizational Documents. The certificate of incorporation and the bylaws of Borrower, certified by the Secretary or Assistant Secretary of Borrower (or another officer of Borrower acceptable to Agent).

(c) Governmental Certificates. Certificates issued by the appropriate government officials of the state of incorporation of Borrower as to the existence and good standing of Borrower in such state.

(d) Certificate - Guarantors. A certificate of the Secretary or Assistant Secretary of each Guarantor (or another officer of such Guarantor acceptable to Agent) certifying (i) resolutions of the governing body of such Guarantor which authorize the execution, delivery and performance by such Guarantor of each of the Loan Documents to which such Guarantor is or is to be a party as of the Closing Date and (ii) the names of the officers of such Guarantor authorized to sign each of the Loan Documents to which such Guarantor is or is to be a party, together with specimen signatures of such officers.

(e) Organizational Documents - Guarantors. The Organizational Documents of each Guarantor, certified by the Secretary or Assistant Secretary of such Guarantor (or another officer of such Guarantor acceptable to Agent).

(f) Governmental Certificates - Guarantors. Certificates issued by the appropriate government officials of the state of organization of each Guarantor as to the existence and good standing of such Guarantor in such state.

(g) Notes. (i) Revolving Notes executed by Borrower payable to the order of Lenders and (ii) a Swing Note executed by Borrower payable to the order of Swing Lender.

(h) Pledge of Bermuda Subsidiary.

(i) A Pledge Agreement executed by the owner of the ownership interests of the Bermuda Subsidiary pledging sixty five percent (65%) of its ownership interests in the Bermuda Subsidiary to Agent.

(ii) A Uniform Commercial Code search showing all financing statements and other documents or instruments on file against the owner of the ownership interests of the Bermuda Subsidiary in the office of the Secretary of State of Delaware.

(iii) Uniform Commercial Code financing statements showing the owner of the ownership interests of the Bermuda Subsidiary as debtor.

(iv) An original stock certificate evidencing sixty-five percent (65%) of Bermuda Subsidiary’s ownership interests and an executed stock power related thereto.

(i) Guaranty Agreement. The Guaranty Agreement executed by each Guarantor in existence on the date hereof.

(j) Insurance Policies. A summary of insurance coverage of Borrower and its Subsidiaries evidencing that they are carrying insurance in compliance with the requirements of Section 7.6.

(k) Opinion of Counsel. (i) An opinion of Baker Botts L.L.P., legal counsel to Borrower and Guarantors, and (ii) an opinion of legal counsel to the Bermuda Subsidiary.

(l) Fees and Expenses.

(i) Evidence that the costs and expenses (including reasonable attorneys’ fees) referred to in Section 12.1, to the extent invoiced prior to the Closing Date, have been paid in full by Borrower.

(ii) Evidence that all fees referenced in the term sheet have been paid in full by Borrower.

Section 5.2 All Extensions of Credit. The obligation of Lenders to make any Revolving Advance and Issuing Bank to issue any Letter of Credit (including the initial Revolving Advance and the initial Letter of Credit) is subject to satisfaction (or waiver) of the following conditions:

(a) Agent or Issuing Bank, as applicable, shall have received the items required by Section 2.5 or 2.11, as applicable;

(b) the representations and warranties contained in Article VI hereof and the other Loan Documents shall, to Borrower’s knowledge, be true and correct on and as of the date of such Revolving Advance and/or Letter of Credit issuance, as applicable, with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall continue to be true and correct as of such earlier date; and

(c) at the time of and immediately after giving effect to such Revolving Advance or such Letter of Credit issuance, no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

ARTICLE VI.

Representations and Warranties

To induce Agent, Issuing Bank and Lenders to enter into this Agreement, Borrower represents and warrants to each such Person that:

Section 6.1 Existence. Each of Borrower and each Subsidiary (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted and (c) is qualified to do business in all jurisdictions where such qualification is necessary, except, in the case of this clause (c), where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Borrower has the power and authority to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

Section 6.2 Financial Statements. Borrower has delivered to Agent audited consolidated financial statements of Borrower and its Subsidiaries as at and for the fiscal year ended December 31, 2016, and unaudited consolidated financial statements of Borrower and its Subsidiaries for the fiscal quarter ending September 30, 2017. Such financial statements have been prepared in accordance with GAAP, and fairly present in all material respects, on a consolidated basis, the financial condition of Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for Taxes, material forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments that are not either (x) reflected in such financial statements or (y) otherwise disclosed to Agent prior to the Closing Date.

Section 6.3 Requisite Action; No Breach. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party (a) have been duly authorized by all requisite action on the part of Borrower, (b) do not violate the Organizational Documents of Borrower, (c) do not violate in any material respect any law, rule or regulation of any Governmental Authority applicable to Borrower or any of its properties, or any order, writ, injunction or decree of any court, Governmental Authority or arbitrator applicable to Borrower or any of its properties (including, without limitation, Anti-Money Laundering Laws), and (d) do not result in a breach of, or constitute a default under, or result in the imposition of any Lien (except as permitted by this Agreement) upon any of the revenues or assets of Borrower or any Subsidiary pursuant to the provisions of, any indenture, mortgage, deed of trust, security agreement, franchise, permit, license or other instrument or agreement (x) that is material to Borrower and its Subsidiaries and (y) by which Borrower or any Subsidiary or any of their respective properties is bound.

Section 6.4 Operation of Business. Each of Borrower and its Subsidiaries possess all licenses, permits, approvals and other governmental authorizations necessary for the ownership of its property and the conduct of its business, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 6.5 Litigation and Judgments. Except as set forth on Schedule 6.5, there is no action, suit, investigation, or proceeding before or by any Governmental Authority pending, or to the knowledge of Borrower, threatened in writing against Borrower or any Subsidiary that would reasonably be expected to have a Material Adverse Effect.

Section 6.6 Rights in Properties; Liens. Borrower and each Subsidiary have good title to, or valid leasehold interests in, their respective properties and assets (real and personal) necessary for the conduct of its business, subject, with respect to all real property owned by Borrower or a Subsidiary, to encumbrances consisting of easements, zoning restrictions or other restrictions on the use of real property that do not (individually or in the aggregate) materially impair the ability of Borrower or any Subsidiary to use such assets in its business, and none of which is violated in any material respect by existing structures or land use, and none of such properties, assets or leasehold interests is subject to any Lien, except as permitted by this Agreement.

Section 6.7 Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrower is a party, when delivered, shall constitute, the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditor’s rights and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 6.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery or performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party or the validity or enforceability thereof, except (i) such as have been obtained or made and are in full force and effect and (ii) the filing of any required documents with the SEC after the Closing Date.

Section 6.9 Debt. Borrower and its Subsidiaries have no Debt except Debt permitted pursuant to Section 8.1.

Section 6.10 Use of Proceeds; Margin Securities. Neither Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Section 6.11 ERISA Compliance. Borrower and each Subsidiary have complied with all applicable minimum funding requirements and all other material requirements of ERISA applicable to them, and there are no existing conditions that would give rise to liability thereunder. No Reportable Event (as defined in Section 4043 of ERISA) has occurred in connection with any employee benefit plan that might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such plan.

Section 6.12 Taxes. To Borrower’s knowledge, Borrower and each Subsidiary have filed all (a) federal Tax returns and (b) material state, local and foreign Tax returns, in each case required to be filed by them, including all income, franchise, employment, property, and sales taxes. To Borrower’s knowledge, (y) Borrower and each Subsidiary have paid all of their material liabilities for federal taxes that are due and payable pursuant to such returns, except such taxes as are being contested in good faith by appropriate proceedings and for which Borrower or such Subsidiary has set aside on its books adequate reserves in accordance with GAAP and (z) Borrower and each Subsidiary have paid all of their liabilities for state, local and foreign Taxes that are shown to be due and payable pursuant to such returns, except such Taxes as are being contested in good faith by appropriate proceedings and for which Borrower or such Subsidiary has set aside on its books adequate reserves in accordance with GAAP and other than with respect to this clause (z) where the failure to do so would reasonably be expected to have a Material Adverse Effect. No material federal Tax lien has been filed and, to the knowledge of Borrower, no claim for the collection or assessment of federal Taxes is being asserted in writing by any Governmental Authority against Borrower or any Subsidiary with respect to any material unpaid federal Tax which is not being, or will not timely be, contested as permitted in this Agreement. No material state, local and foreign Tax lien has been filed and, to the knowledge of Borrower, no claim for the collection or assessment of state, local or foreign Taxes is being asserted in writing by any Governmental Authority against Borrower or any Subsidiary with respect to any material unpaid state, local or foreign Tax that could give rise to any such Tax lien which is not being, or will not be, contested as permitted in this Agreement.

Section 6.13 Disclosure. Since December 31, ~~2018~~2021, no event has occurred, and no fact or condition exists, which has had a Material Adverse Effect or which is likely to have a Material Adverse Effect.

Section 6.14 Subsidiaries. Borrower has no Subsidiaries other than as set forth on Schedule 6.14 (as may be updated in writing from time to time by Borrower to Agent). Borrower owns, directly or indirectly, the amount of ownership interests of each Subsidiary as stated on Schedule 6.14.

Section 6.15 Compliance with Laws. Neither Borrower nor any Subsidiary is in violation of any law, rule, regulation, order or decree of any Governmental Authority or arbitrator applicable to it or its properties, except where such violation, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 6.16 Compliance with Agreements. Neither Borrower nor any Subsidiary is in violation of any document, agreement, contract or instrument to which it is a party or by which it or its properties are bound, except where such violation, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 6.17 Environmental Matters. To Borrower’s knowledge, Borrower and each Subsidiary, and their respective properties, are in compliance with all applicable Environmental Laws and neither Borrower nor any Subsidiary is subject to any liability or obligation for remedial action thereunder, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. There is no pending or, to Borrower’s knowledge, threatened (in writing) investigation or inquiry by any Governmental Authority of Borrower or any Subsidiary, or any of their respective properties pertaining to any Hazardous Substance, except that would not reasonably be expected to result in a Material Adverse Effect. To Borrower’s knowledge, Borrower and each Subsidiary have obtained all permits, licenses, and authorizations which are required under and by all Environmental Laws, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Furthermore, except in the ordinary course of business and in compliance with all applicable Environmental Laws or otherwise with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (x) to Borrower’s knowledge, there are no Hazardous Substances located on or under any of the properties of Borrower or any Subsidiary and (y) to Borrower’s knowledge, neither Borrower nor any Subsidiary has caused or permitted any Hazardous Substance to be disposed of on or under or released from any of its properties.

Section 6.18 Solvency. Borrower and its Subsidiaries, on a consolidated basis, are not insolvent, Borrower’s and its Subsidiaries’ assets, on a consolidated basis, exceed their liabilities, and Borrower will not be rendered insolvent by the execution and performance of this Agreement and the other Loan Documents to which it is a party.

Section 6.19 Investment Company Act. Neither Borrower nor any Subsidiary is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 6.20 Proprietary Accounts. As of the date hereof, Schedule 6.20 contains a list of all of the Proprietary Accounts of Borrower and its Subsidiaries. The most recently delivered No Default Certificate, commencing with the No Default Certificate delivered for the fiscal quarter ending March 31, 2018, contains a list of all of the Proprietary Accounts of Borrower and its Subsidiaries as of the date of such No Default Certificate, and, as of the date of a No Default Certificate, neither Borrower nor any Subsidiary maintains any Proprietary Account which is not listed on such No Default Certificate.

Section 6.21 Sanctions. Neither Borrower nor any Subsidiary or, to the knowledge of Borrower, any director, officer, employee, agent, or Affiliate of Borrower or any Subsidiary is a Person that is, or is owned or controlled by Persons that are: (a) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other sanctions authority having jurisdiction over Borrower or any Subsidiary (collectively, “Sanctions”), or (b) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.

Section 6.22 Anti-Corruption. Neither Borrower nor any Subsidiary, nor, to the knowledge of Borrower, any director, officer, employee, agent, or Affiliate of Borrower or any Subsidiary has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (b) made any direct or indirect unlawful payment to any government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom or similar law of the European Union or any European Union Member State or similar law of a jurisdiction in which Borrower or any Subsidiary conduct their business and to which they are lawfully subject or (d) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment which is unlawful under any law of a jurisdiction in which Borrower or any Subsidiary conduct their business and to which they are lawfully subject.

Section 6.23 ~~EEA~~Affected Financial Institution. No Loan Party is an ~~EEA~~Affected Financial Institution.

Section 6.24 Covered Entity. No Loan Party is a Covered Entity.

ARTICLE VII.

Affirmative Covenants

Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made at the time of determination) or any Lender has any commitment to advance funds hereunder or Issuing Bank has any obligation to issue any Letter of Credit hereunder or any Letter of Credit Liabilities exist (unless collateralized in accordance with Section 2.18), Borrower will perform and observe the covenants set forth below.

Section 7.1 Reporting Requirements. Borrower will deliver to Agent:

(a) Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 2017, a copy of the annual audited financial statements of Borrower and its Subsidiaries for such fiscal year containing, on a consolidated basis, Borrower’s balance sheet and related statements of income, stockholders’ equity and cash flows as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP, and audited and certified by Ernst & Young LLP or other independent certified public accountants of recognized national standing or otherwise reasonably acceptable to Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) (provided that the requirements of this Section 7.1(a) with respect to the delivery of financial statements for any fiscal year shall be deemed satisfied by publicly filing Borrower’s Form 10-K for such fiscal year with the SEC, and such financial statements shall be deemed to have been delivered to Agent under this Section 7.1(a) on the date such Form 10-K has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto).

(b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of the first three fiscal quarters of each fiscal year of Borrower, commencing with the fiscal quarter ending March 31, 2018, a copy of the financial statements of Borrower and its Subsidiaries as at the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated basis, Borrower’s balance sheet and related statements of income, stockholders’ equity and cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by a Financial Officer to have been prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) and to fairly present in all material respects the financial condition and results of operations of Borrower and its Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein (provided that the requirements of this Section 7.1(b) with respect to the delivery of financial statements for any fiscal quarter shall be deemed satisfied by publicly filing Borrower’s Form 10-Q for such fiscal quarter with the SEC, and such financial statements shall be deemed to have been delivered to Agent under this Section 7.1(b) on the date such Form 10-Q has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto).

(c) No Default Certificate. (i) Together with the financial statements delivered pursuant to Section 7.1(a), a No Default Certificate as of the last day of the fiscal year covered by such financial statements, and (ii) together with the financial statements delivered pursuant to Section 7.1(b), a No Default Certificate as of the last day of the fiscal quarter covered by such financial statements, in each case executed by a Financial Officer and containing detailed calculations of the covenants contained in Sections 8.1(b) and (f) and Article IX.

(d) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any Governmental Authority against Borrower or any Subsidiary as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, is likely to have a Material Adverse Effect.

(e) Judgments. Within five (5) Business Days of the rendering thereof, notice of any judgment against Borrower or any Subsidiary in an amount which is more than $5,000,000.00.

(f) Notice of Default. As soon as possible and in any event within five (5) Business Days after Borrower becomes aware thereof, a written notice setting forth the details of any Event of Default or Unmatured Event of Default and the action which Borrower has taken and proposes to take with respect thereto.

(g) Notice of Material Adverse Effect. As soon as possible, and in any event within five (5) Business Days after Borrower becomes aware thereof, notice of the occurrence of any event or the existence of any fact or condition which is reasonably likely to have a Material Adverse Effect.

(h) Delivery of Financial and Other Information to Lenders. Promptly upon the request of any Lender, delivery of the financial reporting and other information that is requested by such Lender as and when such information is required to be delivered to Agent pursuant to this Agreement and the other Loan Documents.

(i) Other Reporting Deliverables. Promptly following any request therefor, information and documentation reasonably requested by Agent, Issuing Bank, or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable Anti-Money Laundering Laws.

(j) ~~(h)~~ General Information. Promptly, such other information concerning Borrower or any Subsidiary as Agent or any Lender may from time to time reasonably request.

Section 7.2 Maintenance of Existence; Conduct of Business. Borrower will preserve and maintain, and will cause each Subsidiary (other than any Excluded Subsidiary) to preserve and maintain, (a) its legal existence and (b) all of its leases, privileges, licenses, permits, franchises, qualifications and rights that are necessary in the ordinary conduct of its business, except, in each case (other than with respect to Borrower’s legal existence), where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation or other transaction permitted under Section 8.3.

Section 7.3 Payment of Debt Service. Borrower will promptly pay the principal of, interest on and any other amount due on the Notes and the other Obligations in the amounts, on the dates and in the manner provided herein, in the Notes and each other document evidencing the Obligations.

Section 7.4 Maintenance of Properties. Borrower will maintain, and will cause each Subsidiary to maintain, all material assets and properties material to the conduct of the business of Borrower and its Subsidiaries, in good condition and repair, ordinary wear and tear excepted.

Section 7.5 Taxes and Claims. Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent (a) all material income, franchise, federal, state, local, and foreign Taxes, and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither Borrower nor any Subsidiary shall be required to pay or discharge any such Tax or claim (a “Tax and Claim Charge”) if (i) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently pursued, and (ii) either (A) (I) no Lien has been filed of record with respect to such Tax and Claim Charge, (II) no material assets of Borrower or such Subsidiary would be in any danger of sale, forfeiture or loss by reason of the contest of such Tax and Claim Charge, and (III) Borrower or such Subsidiary has set aside on its books adequate reserves against such Tax and Claim Charge in accordance with GAAP, or (B) if such Tax and Claim Charge arises with respect to a state, local or foreign Tax, such Tax and Claim Charge would not reasonably be expected to have a Material Adverse Effect.

Section 7.6 Insurance. Borrower will maintain, and will cause each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are usually insured against by Persons engaged in similar businesses.

Section 7.7 Inspection. Borrower will permit, and will cause each Subsidiary to permit, representatives of Agent, upon reasonable prior notice, to visit and inspect from time to time the properties or assets of Borrower or such Subsidiary, to examine and make copies of the books and records of Borrower or such Subsidiary, and to discuss the business, operations, and financial condition of Borrower or such Subsidiary with its officers and independent certified public accountants, all at such reasonable times as may be requested and all at the expense of Agent (except that Borrower will bear the expenses of any such visitation or inspection made while an Event of Default has occurred and is continuing); provided that advance notice of any discussion with such independent certified public accountants shall be given to Borrower or the applicable Subsidiary and, so long as no Event of Default shall have occurred and be continuing, Borrower or such Subsidiary shall have the opportunity to be present at any such discussion.

Section 7.8 Keeping Books and Records. Borrower will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, true and correct entries, in all material respects, are made of its financial and business transactions to the extent required by GAAP. For purposes of determining compliance with the financial covenants contained in this Agreement, any election by Borrower to measure an item of Debt using fair value (as permitted by Statement of Fair Value of Financial Assets and Liabilities, ASC 825 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 7.9 Compliance with Laws. Borrower will comply, and will cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders of any court, Governmental Authority or arbitrator applicable to it or its properties, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 7.10 Compliance with Agreements. Borrower will comply, and will cause each Subsidiary to comply, with all agreements, contracts, and instruments binding on it or affecting its properties or business, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 7.11 Further Assurances. Borrower will execute and deliver, and will cause each Subsidiary to execute and deliver, such further instruments as may be reasonably requested by Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents.

Section 7.12 ERISA. Borrower will comply, and will cause each Subsidiary to comply, with all material requirements of ERISA so as not to give rise to any material liability thereunder.

ARTICLE VIII.

Negative Covenants

Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made at the time of determination) or any Lender has any commitment to advance funds hereunder or Issuing Bank has any obligation to issue any Letter of Credit hereunder or any Letter of Credit Liabilities exist (unless collateralized in accordance with Section 2.18), Borrower will perform and observe the covenants set forth below.

Section 8.1 Debt. Borrower will not incur, create, assume or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Debt, except (a) Debt to Lenders pursuant to this Agreement and the other Loan Documents, (b) purchase money Debt and Capitalized Lease Obligations in an aggregate outstanding amount which does not exceed at any time the greater of (i) $20,000,000.00 and (ii) an amount equal to ten percent (10.0%) of EBITDA as calculated as of the end of the most recently ended fiscal quarter of Borrower for which financial statements are available for the four (4) fiscal quarters then ended, (c) accounts payable in the ordinary course of business so long as no account payable has been delinquent more than ninety (90) days, (d) Rate Management Transaction Obligations incurred solely in connection with hedging transactions, (e) Debt arising from the endorsement of instruments for collection in the ordinary course of business and (f) other unsecured Debt in an aggregate outstanding principal amount not to exceed at any time the greater of (i) $10,000,000.00 and (ii) an amount equal to five percent (5.0%) of EBITDA as calculated as of the end of the most recently ended fiscal quarter of Borrower for which financial statements are available for the four (4) fiscal quarters then ended.

Section 8.2 Limitation on Liens. Borrower will not incur, create, assume or permit to exist, and will not permit any Subsidiary to incur, create, assume or permit to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except (a) Liens in favor of Agent as agent for Lenders, (b) Liens described on Schedule 8.2, (c) purchase money Liens and Liens related to Capitalized Lease Obligations securing Debt permitted by Section 8.1(b), which Liens cover only the assets financed or leased, as applicable, with the Debt permitted by Section 8.1(b), (d) encumbrances consisting of easements, zoning restrictions or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Borrower or any Subsidiary to use such assets in its business, and none of which is violated in any material respect by existing or proposed structures or land use, (e) Liens for Taxes which (i) are not delinquent or are payable without penalty, or (ii) (A) which are being contested in good faith by appropriate proceedings diligently conducted and (B) for which Borrower or such Subsidiary has set aside on its books adequate reserves against such Tax in accordance with GAAP, (f) Liens of mechanics, materialmen, repairmen, landlords, warehousemen, carriers or other similar statutory Liens securing obligations that are not yet overdue by more than 30 days (or are being contested in good faith, for which adequate reserves have been established) and are incurred in the ordinary course of business, (g) Liens consisting of pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations, and (h) additional Liens on assets of Borrower or any Subsidiary that are not otherwise permitted by this Section 8.2 that secure obligations up to an aggregate amount for all such Liens which does not exceed at any time the greater of (i) $10,000,000.00 and (ii) five percent (5.0%) of EBITDA as calculated as of the end of the most recently ended fiscal quarter of Borrower for which financial statements are available for the four (4) fiscal quarters then ended.

Section 8.3 Mergers, Acquisitions, Dissolutions and Disposition of Assets. Borrower will not, and will not permit any Subsidiary to:

(a) become a party to a merger, consolidation or other business combination (a “Merger”) or an Acquisition, except that:

(i) any Subsidiary may merge into Borrower if Borrower is the surviving entity,

(ii) any Subsidiary may merge into any Guarantor or any Foreign Subsidiary for which Agent has a pledge of ownership interests as required by Section 8.4(a)(ii),

(iii) any Subsidiary may merge with any other Person with such other Person being the surviving entity, so long as such Person becomes a Subsidiary as a result of such merger, and

(iv) Borrower or any Subsidiary may enter into an Acquisition if, at the time of such Acquisition,

(A) Borrower has an Interest Coverage Ratio of not less than 2.50 to 1.00 as of the last day of the fiscal quarter most recently ended for which financial statements are available, calculated on a pro forma basis assuming that such Acquisition and all other Acquisitions made since the last day of the fiscal quarter most recently ended for which financial statements are available had been made on the first day of the four consecutive fiscal quarter period then ended (but without any adjustment for projected cost savings or other synergies (except with the consent of Agent)),

(B) Borrower has a Leverage Ratio of not greater than 2.75 to 1.00 as of the last day of the fiscal quarter most recently ended for which financial statements are available, calculated on a pro forma basis assuming that such Acquisition and all other Acquisitions made since the last day of the fiscal quarter most recently ended for which financial statements are available had been made on the first day of the four consecutive fiscal quarter period then ended (but without any adjustment for projected cost savings or other synergies (except with the consent of Agent)),

(C) Borrower’s Net Working Capital as of the last day of the fiscal quarter most recently ended for which financial statements are available is equal to an amount not less than $25,000,000.00, calculated on a pro forma basis assuming that such Acquisition and all other Acquisitions made since the last day of the fiscal quarter most recently ended for which financial statements are available had been made on the first day of the four consecutive fiscal quarter period then ended, and

(D) no Event of Default exists at the time of such Acquisition or would occur as a result thereof;

provided that, if the total consideration paid (including cash, Debt (incurred or assumed) and equity issued) for such Acquisition equals or exceeds $25,000,000.00, Borrower shall deliver to Agent a written notice regarding such Acquisition, which written notice shall certify as to the foregoing conditions; provided, further, however, that Borrower and its Subsidiaries may enter into Acquisitions without having to satisfy the requirements of clauses (A) through (D) above if (I) the total consideration paid (including cash, Debt (incurred or assumed) and equity issued) for all such Acquisitions consummated during the then-current fiscal year of Borrower does not exceed $10,000,000.00 and (II) no Event of Default exists at the time of such Acquisition or would occur as a result thereof;

(b) adopt any plan of division or otherwise effect any division under Delaware law (or any comparable event under a different jurisdiction’s laws);

(c) ~~(b)~~ dissolve, liquidate or dispose of substantially all of its assets, except any Subsidiary may (i) dispose of all or substantially all of its assets to Borrower or to another Subsidiary and (ii) dissolve, liquidate or dispose of substantially all of its assets if as of the date of such dissolution, liquidation or disposition (A) no Event of Default or Unmatured Event of Default exists or would occur as a result thereof, and (B) the aggregate fair market value of all dissolutions, liquidations and dispositions made pursuant to this subclause (~~b~~c)(ii) and sales and dispositions made pursuant to subclause (~~d~~e)(ii) below after the date of this Agreement does not exceed $25,000,000.00; or

(d) ~~(c)~~ amend its Organizational Documents in a manner that is materially adverse to the Lenders;

(e) ~~(d)~~ sell or otherwise dispose of the ownership interests (corporate, partnership, membership or otherwise) in any Subsidiary to any Person, except Borrower or a Subsidiary may sell or otherwise dispose of all or any portion of its ownership interests in a Subsidiary to (i) Borrower or any other Subsidiary or (ii) any other Person if, as of the date of such sale or disposition (A) no Event of Default or Unmatured Event Default exists or would occur as a result thereof, (B) if such sale or disposition is of a portion of its ownership interests in a Subsidiary (and not all of its ownership interests therein), Borrower or any Subsidiary will continue to own, after giving effect to such sale or disposition, at least seventy percent (70%) of the ownership interests of such Subsidiary, and (C) the aggregate fair market value of all sales and dispositions made pursuant to this subclause (~~d~~e)(ii) and dissolutions, liquidations and dispositions made pursuant to subclause (~~b~~c)(ii) above after the date of this Agreement does not exceed $25,000,000.00; or

(f) ~~(e)~~ enter into any agreement to enter into a transaction that would (upon the effectiveness of such transaction) be prohibited by any of clauses (a) through (~~d~~e) of this Section without giving Agent prior notice thereof.

Section 8.4 Subsidiaries. (a) Borrower will not, and will not permit any Subsidiary to, create or acquire any Subsidiary (including in connection with any Acquisition pursuant to Section 8.3(a)), unless:

(i) if such Subsidiary is a Domestic Subsidiary (other than an Excluded Subsidiary), within ten (10) Business Days after the creation or Acquisition of such Subsidiary (unless such ten (10) Business Day time period is extended by Agent in its sole discretion):

(A) Borrower or such Subsidiary has notified Agent (and such notice shall be deemed to update Schedule 6.14) of the creation or the Acquisition of such Subsidiary (and, in the case of an Acquisition, has complied with Section 8.3(a)); and

(B) such Subsidiary has (I) executed and delivered to Agent a Joinder to Guaranty Agreement, and (II) delivered to Agent its Organizational Documents and evidence of its authority to enter into such Joinder to Guaranty Agreement (each Joinder to Guaranty Agreement executed by a Domestic Subsidiary pursuant to the preceding clause shall constitute a Loan Document); or

(ii) if such Subsidiary is a Foreign Subsidiary (other than an Excluded Subsidiary), within ten (10) Business Days after the creation or Acquisition of such Subsidiary (unless such ten (10) Business Day time period is extended by Agent in its sole discretion):

(A) Borrower or such Subsidiary has notified Agent (and such notice shall be deemed to update Schedule 6.14) of the creation or the Acquisition of such Subsidiary (and, in the case of an Acquisition, has complied with Section 8.3(a));

(B) such Subsidiary shall be owned directly by Borrower or a Domestic Subsidiary; and

(C) Borrower or the direct Domestic Subsidiary-owner of such Subsidiary has (I) executed and delivered to Agent a Pledge Agreement granting Agent a Lien on sixty five percent (65%) of the ownership interests of such Foreign Subsidiary, (II) delivered to Agent (aa) such Foreign Subsidiary’s Organizational Documents and (bb) evidence of such pledging party’s authority to enter into such Pledge Agreement, and (III) delivered to Agent an opinion of legal counsel to such Foreign Subsidiary opinions covering such matters as may be reasonably requested by Agent.

(iii) such Subsidiary shall not be deemed to be included in the representations, warranties and covenants contained in this Agreement until the date of compliance with the terms and provisions of Section 8.4(a)(i) or (ii), as applicable.

(iv) Notwithstanding any provision herein to the contrary, Excluded Subsidiaries may not create or acquire any Subsidiaries (other than Excluded Subsidiaries).

(v) Notwithstanding any provision herein to the contrary, Borrower and its Subsidiaries may create the Trust Subsidiary and the Trust Subsidiary shall be an Excluded Subsidiary hereunder.

(b) Upon Borrower’s written request, Agent shall release a Guarantor hereunder (a “Requesting Guarantor”) from its obligations and liabilities arising in connection with the Guaranty Agreement if:

(i) no Event of Default or Unmatured Event of Default exists on the date of the release of such Requesting Guarantor from the Guaranty Agreement (the “Guarantor Release Date”); and

(ii) on the Guarantor Release Date, such Requesting Guarantor is either (A) dissolved in a transaction permitted pursuant to Section  8.3(~~b~~c), or (B) all of its assets or all of its equity interests are acquired by a Person who is an unrelated third party to Borrower and its Subsidiaries in a transaction permitted pursuant to Section  8.3(~~d~~e ).

Section 8.5 Restricted Payments.

(a) Borrower will not declare or pay any Distribution (other than a Permitted Dividend) if (i) an Event of Default exists at the time of declaring or paying such Distribution or (ii) an Event of Default would occur immediately after giving effect to the declaration or payment of such Distribution.

(b) Borrower will not redeem, purchase, retire or otherwise acquire any of its capital stock (each, a “Stock Repurchase”) if (i) an Event of Default exists at the time of declaring or making such Stock Repurchase or (ii) an Event of Default would occur immediately after giving effect to the declaration or making of such Stock Repurchase; provided that the aggregate amount of all Restricted Stock Repurchases (hereinafter defined) effected by Borrower during each calendar year shall not exceed $50,000,000.00. ~~A Stock Repurchase shall be deemed to be a “Restricted Stock Repurchase” for~~For purposes of this Section 8.5(b) ~~if the~~, a “Restricted Stock Repurchase” shall mean a Stock Repurchase effected by Borrower when Borrower’s Leverage Ratio is greater than 2.75 to 1.00 as of the last day of the fiscal quarter most recently ended for which financial statements are available, calculated on a pro forma basis assuming that such Stock Repurchase and all other Stock Repurchases made since the last day of the fiscal quarter most recently ended for which financial statements are available had been made on such day.

Section 8.6 Loans and Advances. Borrower will not make, and will not permit any Subsidiary to make, any advance, loan or extension of credit to any Person, except (a) advances, loans and extensions of credit not otherwise permitted by clause (b) below in an aggregate outstanding principal amount which does not exceed at any time the greater of (i) $20,000,000.00 and (ii) an amount equal to ten percent (10.0%) of EBITDA as calculated as of the end of the most recently ended fiscal quarter of Borrower for which financial statements are available for the four (4) fiscal quarters then ended, (b) advances, loans and extensions of credit among Borrower, Guarantors and the Bermuda Subsidiary and (c) advances, loans and extensions of credit from Borrower or any Guarantor to any Pledged Foreign Subsidiary in an aggregate outstanding principal amount which does not exceed at any time the greater of (i) $40,000,000.00 and (ii) an amount equal to twenty percent (20.0%) of EBITDA as calculated as of the end of the most recently ended fiscal quarter of Borrower for which financial statements are available for the four (4) fiscal quarters then ended, provided that the aggregate outstanding amount of all advances, loans and extensions of credit made pursuant to this Section 8.6(c), together with the aggregate amount of all investments made by Borrower and the Guarantors pursuant to Section 8.7(j) (valued at the time made) shall not exceed at any time the greater of (i) $40,000,000.00 and (ii) an amount equal to twenty percent (20.0%) of EBITDA as calculated as of the end of the most recently ended fiscal quarter of Borrower for which financial statements are available for the four (4) fiscal quarters then ended.

Section 8.7 Investments. Except for investments permitted pursuant to Section 8.3, Borrower will not make, and will not permit any Subsidiary to make, any capital contribution to or investment in, or purchase, or permit any Subsidiary to purchase, any stock, bonds, notes, debentures, or other securities of any Person, except:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or Canada (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or Canada), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within two hundred seventy (270) days from the date of acquisition thereof and having, at such date of acquisition, a rating of A2 or better by Standard and Poor’s Corporation (“S&P”), P2 or better by Moody’s Investors Service (“Moody’s”), or R1 “mid” or better by The Dominion Bond Rating Service;

(c) investments in certificates of deposit, banker’s acceptances and time deposits (including eurodollar deposits) maturing within one hundred eighty (180) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or Canada or any State or Province thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000.00;

(d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) money market funds (~~A~~i) at least 95% of the assets of which constitute investments of the kind described in clauses (a) through (g) of this Section 8.7 or (~~B~~ii) that (~~i~~A) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (~~ii~~B ) with (1) a short term credit rating of “P-1” or higher from Moody’s or “A-1” or higher from S&P or (2) a long term rating of “A2” or higher from Moody’s or “A” or higher from S&P and (~~iii~~C ) have portfolio assets of at least $1,000,000,000.00;

(f) investments in corporate debt securities (including loan participations) that (~~a~~i) mature within twelve months from the date of acquisition, and (~~b~~ii) are rated BBB or better by S&P or Baa2 or better by Moody’s at the date of acquisition;

(g) investments in municipal securities or auction rate securities (in each case, other than those that are escrowed by direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof)) that are rated AA or better by S&P or Aa or better by Moody’s, provided that Borrower has the right to put such securities back to the issuer or seller thereof at least once every sixty (60) days;

(h) other investments in an amount not to exceed $10,000,000.00 in the aggregate at any one time by Foreign Subsidiaries in certificates of deposit, banker’s acceptances and time deposits (or other substantially similar investments) maturing within one hundred eighty (180) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts (or other substantially similar deposit accounts) issued or offered by, any foreign commercial bank not organized under the laws of the United States of America or Canada or any state or province thereof;

(i) investments in Guarantors and the Bermuda Subsidiary;

(j) investments made by Borrower or any Guarantor in any Pledged Foreign Subsidiary in an aggregate outstanding amount (valued at the time made) which does not exceed at any time the greater of (i) $40,000,000.00 and (ii) an amount equal to twenty percent (20%) of EBITDA as calculated as of the end of the most recently ended fiscal quarter of Borrower for which financial statements are available for the four (4) fiscal quarters then ended, provided that the aggregate outstanding amount of all investments (valued at the time made) made by Borrower and the Guarantors pursuant to this Section 8.7(j), together with the aggregate outstanding amount of all advances, loans and extensions of credit made by Borrower and the Guarantors pursuant to Section 8.6(b), shall not at any time exceed the greater of (i) $40,000,000.00 and (ii) an amount equal to twenty percent (20.0%) of EBITDA as calculated as of the end of the most recently ended fiscal quarter of Borrower for which financial statements are available for the four (4) fiscal quarters then ended;

(k) investments in any Person (other than a Guarantor, the Bermuda Subsidiary or a Pledged Foreign Subsidiary), provided such investments are only permitted under this subsection (k) if:

(i) Borrower and its Subsidiaries do not hold, collectively, a controlling interest in such Person,

(ii) the aggregate outstanding amount of all investments (valued at the time made) made under this subsection (k) does not exceed at any time the greater of (A) $20,000,000.00 and (B) an amount equal to ten percent (10.0%) of EBITDA as calculated as of the end of the most recently ended fiscal quarter of Borrower for which financial statements are available for the four (4) fiscal quarters then ended,

(iii) Borrower has an Interest Coverage Ratio of not less than 2.50 to 1.00 as of the last day of the fiscal quarter most recently ended for which financial statements are available,

(iv) Borrower has a Leverage Ratio of not greater than 2.75 to 1.00 as of the last day of the fiscal quarter most recently ended for which financial statements are available,

(v) Borrower’s Net Working Capital as of the last day of the fiscal quarter most recently ended for which financial statements are available is equal to an amount not less than $25,000,000.00, and

(vi) no Event of Default exists at the time of such investment or would occur as a result thereof;

(l) investments (valued at the time made) in the Trust Subsidiary in an aggregate outstanding amount which does not exceed $10,000,000.00; and

(m) other investments (valued at the time made) in an aggregate outstanding amount which does not exceed $~~10,000,000.00~~15,000,000.00 .

Section 8.8 Compliance with Environmental Laws. Borrower will not, and will not permit any Subsidiary to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Substance, except in the ordinary course of business and in compliance with all Environmental Laws, (b) generate any Hazardous Substance in violation of any Environmental Law, (c) conduct any activity which is likely to cause a release or threatened release of any Hazardous Substance in violation of any Environmental Law, or (d) otherwise conduct any activity or use any of their respective properties or assets in any manner which is likely to violate any Environmental Law, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect.

Section 8.9 Accounting. Borrower will not make, and will not permit any Subsidiary to make, any change in accounting treatment or reporting practices, except as permitted or required by GAAP. For purposes of determining compliance with the financial covenants contained in this Agreement, any election by Borrower to measure an item of Debt using fair value (as permitted by Statement of Financial Accounting Standards No. 159 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made. Further, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of Borrower and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of Statement of Fair Value of Financial Assets and Liabilities, ASC 825 and Statement of Financial Accounting Standards ASC 470-20 on financial liabilities shall be disregarded.

Section 8.10 Change of Business. Borrower will not enter into, or permit any Subsidiary to enter into, any type of business which is materially different from the business of providing services or products in the area of human resources and business solutions which are designed to improve business performance, and activities reasonably ancillary thereto.

Section 8.11 Transactions with Affiliates. Borrower will not enter into, or permit to exist, and will not permit any Subsidiary to enter into or permit to exist, any transaction, arrangement or contract (including any lease or other rental agreement) with any of its Affiliates, unless such transaction, arrangement or contract is upon terms substantially as favorable to it as are obtainable from any Person who is not an Affiliate of Borrower or such Subsidiary (or, if in the good faith judgment of Borrower’s Board of Directors, no comparable transaction, arrangement or contract is available with which to compare any such transaction, arrangement or contract, such transaction arrangement or contract is otherwise fair to Borrower or the relevant Subsidiary from a financial point of view); provided that the foregoing shall not apply to:

(a) transactions between or among Borrower and Subsidiaries;

(b) transactions described on Schedule 8.11;

(c) the payment of reasonable and customary directors’ fees and other benefits to Persons who are not otherwise Affiliates of Borrower or any Subsidiary;

(d) any employment or severance or other employee compensation, arrangement or plan or any amendment thereto, entered into by Borrower or any of the Subsidiaries in the ordinary course of business, and payments, awards, grants or issuances of equity interests pursuant thereto; and

(e) provision of officers’ and directors’ indemnification and insurance in the ordinary course of business to the extent permitted by law.

Section 8.12 Rate Management Transactions. Borrower will not, and will not permit any Subsidiary to, enter into any Rate Management Transactions, except for Rate Management Transactions which are entered into solely for hedging purposes.

Section 8.13 Compliance with Government Regulations. Borrower will not, and will not permit any Subsidiary to, (a) be or become subject at any time to any law, regulation or list of any governmental agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits any Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower’s identity as may be requested by Agent or any Lender at any time to enable Agent or such Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

Section 8.14 Capital Expenditures. Borrower will not, and will not permit any Subsidiary to, incur any Capital Expenditure, other than Capital Expenditures needed to maintain the normal business operations of Borrower and its Subsidiaries, if (a) an Event of Default exists at the time of incurring such Capital Expenditure or (b) an Event of Default would occur immediately after giving effect to such Capital Expenditure.

Section 8.15 Compliance with ERISA. Borrower will not maintain, and will not permit its Subsidiaries to maintain, any ERISA benefit plan which is subject to the minimum funding standards as set forth under IRC Section 412 or ERISA Section 302.

Section 8.16 Sanctions. Borrower will not knowingly, directly or indirectly, use the proceeds of the Revolving Advances, the Swing Loans, or any Letter of Credit, or lend, contribute or otherwise knowingly make available such proceeds to any Subsidiary, joint venture partner or other Person, (a) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (b) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Revolving Advances, the Swing Loans, or Letters of Credit, whether as underwriter, advisor, investor, or otherwise).

Section 8.17 Anti-Corruption. Borrower will not knowingly use, or permit the use, of any proceeds of the Revolving Advances, the Swing Loans, or Letters of Credit, directly or indirectly, to fund any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

Section 8.18 Excluded Subsidiaries. (a) In the event the aggregate annual cash flow of all Excluded Subsidiaries (other than the Trust Subsidiary) exceeds $~~1,000,000.00~~2,000,000.00 as of the end of any fiscal year of Borrower, Borrower shall, by notice to Agent, designate an Excluded Subsidiary (or Excluded Subsidiaries as necessary and, in each case, other than the Trust Subsidiary) that will cease to qualify as an “Excluded Subsidiary” on the date Agent receives Borrower’s annual audited financial statements required by Section 7.1(a) and such Subsidiary (or Subsidiaries) shall comply with Section 8.18(c)(i) or (ii) below, as applicable, so that after giving effect thereto, the aggregate annual cash flow of all remaining Excluded Subsidiaries (other than the Trust Subsidiary) as of the end of such fiscal year was equal to or less than $~~1,000,000.00~~2,000,000.00 .

(b) If an Excluded Subsidiary ceases to qualify as an “Excluded Subsidiary” (whether as a result of clause (a) above or for any other reason), such Subsidiary must comply with Section 8.18(c)(i) or (ii) below, as applicable. The date on which such Excluded Subsidiary ceases to qualify as an Excluded Subsidiary shall be herein referred to as the “Cessation Date”.

(c) (i) If such Subsidiary is a Domestic Subsidiary, within ten (10) Business Days after the Cessation Date (unless such ten (10) Business Day time period is extended by Agent in its sole discretion), such Subsidiary shall (A) execute and deliver to Agent a Joinder to Guaranty Agreement, and (B) deliver to Agent its Organizational Documents and evidence of its authority to enter into such Joinder to Guaranty Agreement (each Joinder to Guaranty Agreement executed by a Domestic Subsidiary pursuant to the preceding clause shall constitute a Loan Document); or

(ii) if such Subsidiary is a Foreign Subsidiary, within ten (10) Business Days after the Cessation Date (unless such ten (10) Business Day time period is extended by Agent in its sole discretion), Borrower or the direct Domestic Subsidiary-owner of such Subsidiary shall (A) execute and deliver to Agent a Pledge Agreement granting Agent a Lien on sixty five percent

(65%) of the ownership interests of such Foreign Subsidiary, (B) deliver to Agent (I) such Foreign Subsidiary’s Organizational Documents and (II) evidence of such pledging party’s authority to enter into such Pledge Agreement, and (C) deliver to Agent an opinion of legal counsel to such Foreign Subsidiary opinions covering such matters as may be reasonably requested by Agent.

(d) Trust Subsidiary shall not, at any time, hold or own any Proprietary Accounts. The only assets Trust Subsidiary will hold and own are (i) depository accounts which are used to hold client-related payroll and payroll tax funds of Borrower and its Subsidiaries and (ii) assets received in connection with an investment permitted pursuant to Section 8.7(l) and (m).

ARTICLE IX.

Financial Covenants

Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made at the time of determination) or any Lender has any commitment to advance funds hereunder or Issuing Bank has any obligation to issue any Letter of Credit hereunder or any Letter of Credit Liabilities exist (unless collateralized in accordance with Section 2.18), Borrower will observe and perform the financial covenants set forth below.

Section 9.1 Interest Coverage Ratio. Borrower will at all times maintain an Interest Coverage Ratio of not less than 2.50 to 1.00. The Interest Coverage Ratio will be calculated and tested quarterly as of the last day of each fiscal quarter of Borrower, commencing with the fiscal quarter ending June 30, 2021, for the period of four consecutive fiscal quarters ended as of such date (a “rolling or trailing four quarter” basis).

Section 9.2 Leverage Ratio. Borrower will at all times maintain a Leverage Ratio of not greater than 3.00 to 1.00. The Leverage Ratio shall be calculated and tested quarterly as of the last day of each quarter of each fiscal year of Borrower, commencing with the quarter ending December 31, 2017, and, for purposes of calculating the Leverage Ratio, EBITDA shall be calculated for the period of four consecutive fiscal quarters ended as of such date (a “rolling or trailing four quarter” basis). For the avoidance of doubt, the Leverage Ratio in respect of the fiscal quarter ending December 31, 2017 shall be tested as if this Agreement were in effect on such date.

ARTICLE X.

Default

Section 10.1 Events of Default. Each of the following shall be deemed an “Event of Default”:

(a) Borrower shall fail to pay when due (i) any principal of the Obligations, or (ii) any interest on the Obligations or any other amount due under this Agreement or any Loan Document and, with respect to this clause (ii), such failure shall continue for a period of five (5) Business Days.

(b) Any representation or warranty made or deemed made by Borrower or any Subsidiary (or any of their respective officers) in any Loan Document or in any certificate, report, notice or financial statement furnished at any time in connection with this Agreement shall be false, misleading or erroneous in any material respect when made or deemed to have been made.

(c) Borrower or any Subsidiary (other than an Excluded Subsidiary) shall fail to perform, observe or comply with (i) any covenant, agreement or term contained in Section 7.6 or Section 8.3 of this Agreement; (ii) any covenant, agreement or term contained in Section 7.1 or Article IX of this Agreement and, with respect to this clause (ii), such failure shall continue for a period of fifteen (15) days; or (iii) any covenant, agreement or term contained in any other Section of this Agreement or any other Loan Document and, with respect to this clause (iii), such failure shall have continued for a period of thirty (30) days following the earlier to occur of (A) the date on which Agent gave Borrower notice of such failure or (B) the date on which Borrower first obtained knowledge of such failure.

(d) Borrower or any Subsidiary (other than an Excluded Subsidiary) shall commence a voluntary proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

(e) An involuntary proceeding shall be commenced against Borrower or any Subsidiary (other than an Excluded Subsidiary) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

(f) Borrower or any Subsidiary shall fail to discharge, within a period of thirty (30) days after the commencement thereof, any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $~~10,000,000.00~~15,000,000.00 against any of its assets or properties.

(g) One or more judgments for the payment of money in an aggregate amount in excess of $~~10,000,000.00~~15,000,000.00 (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage) shall be rendered against any Borrower or any Subsidiary and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Borrower or any Guarantor to enforce any such judgment.

(h) Borrower or any Subsidiary shall fail to pay when due (after giving effect to any applicable grace periods) any principal of or interest on any Debt (other than the Obligations) with a principal amount in excess of $~~10,000,000.00~~15,000,000.00, or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

(i) This Agreement, the Guaranty Agreement or any Note shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower or any Subsidiary, or Borrower or any Subsidiary shall deny that it has any further liability or obligation under any of the Loan Documents.

(j) Any Change of Control of Borrower shall occur.

(k) Borrower shall fail to comply with the provisions of Section 2.18 of this Agreement.

(l) The occurrence or existence of any default, Event of Default or other similar condition or event (however described) with respect to any Rate Management Transaction or Borrower or any Subsidiary shall fail to pay or perform any Rate Management Transaction Obligation, and, in either case, a period of fifteen (15) Business Days shall have passed.

Section 10.2 Remedies Upon Default. If any Event of Default shall occur and be continuing, Agent may, and, upon the direction of the Majority Lenders, shall, do any one or more of the following: (a) declare the outstanding principal of and accrued and unpaid interest on the Notes and the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower, (b) terminate the Combined Commitments without notice to Borrower, (c) foreclose or otherwise enforce any Lien granted to Agent to secure payment and performance of the Obligations, and (d) exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction by any of the Loan Documents, by equity or otherwise; provided, however, that upon the occurrence and during the continuation of an Event of Default under Section 10.1(d) or Section 10.1(e), the Combined Commitments shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Notes and the other Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower.

Section 10.3 Cash Collateral. If any Event of Default shall occur and be continuing, Borrower shall, if requested by Agent, immediately deposit with and pledge to Agent, cash or cash equivalent investments in an amount equal to the Letter of Credit Liabilities as security for the Obligations.

Section 10.4 Performance by Agent. If Borrower shall fail to perform any covenant, duty, or agreement contained in any of the Loan Documents, Agent may perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Agent, promptly pay any amount expended by Agent in such performance or attempted performance to Agent, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that neither Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

Section 10.5 Application of Liquidation Proceeds. All monies received by Agent from the exercise of remedies under this Agreement or the Loan Documents securing or relating to the Notes or the Rate Management Transaction Obligations shall, unless otherwise required by applicable law, be applied as follows:

(a) First, to the payment of all expenses incurred by Agent in connection with the exercise of such rights and remedies, including, without limitation, all reasonable costs and expenses of collection, attorneys~~’~~’ fees, court costs and foreclosure expenses, and all amounts owed pursuant to Erroneous Payment Subrogation Rights.

(b) Second, to the payment of interest then accrued on the Notes.

(c) Third, to the payment pro rata of the principal balance then owing on the Notes, the cash collateralization of outstanding Letters of Credit and all payments under Rate Management Transaction Obligations.

(d) Fourth, to the payment of any other Obligations.

(e) Finally, any remaining surplus, to Borrower or to whomsoever shall be lawfully entitled thereto.

The provisions of this Section 10.5 shall govern and control over any conflicting provisions in this Agreement or any Loan Document, except that, to the extent Agent receives any amounts from any Guarantor that is not an Eligible Contract Participant, such amounts shall not be applied to any Obligations that are Excluded Swap Obligations.

ARTICLE XI.

Agent

Section 11.1 Appointment and Authorization. (a) Each Lender and Issuing Bank hereby irrevocably (subject to Section 11.9) appoints Amegy to act as Agent hereunder, and under the Loan Documents and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term “Lender” or “Lenders” shall include the Person serving as Agent hereunder in its individual capacity.

(b) Issuing Bank shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. Issuing Bank shall have all of the benefits and immunities (i) provided to Agent in this Article XI with respect to any acts taken or omissions suffered by Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent”, as used in this Article XI, included Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to Issuing Bank.

Section 11.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

Section 11.3 Liability of Agent. (a) Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (regardless of whether an Event of Default or an Unmatured Event of Default exists), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Documents or otherwise exist against Agent. Without limiting the foregoing, Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretional rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law.

(b) None of Agent nor any of its directors, officers, employees or agents shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Documents or the transactions contemplated hereby (except for their own gross negligence or willful misconduct), or (ii) have any duty to inquire into or be responsible in any manner to any Lender for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower’s Subsidiaries or Affiliates.

Section 11.4 Reliance by Agent. Agent shall be entitled to rely, and shall not incur any liability for relying, upon (a) any writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, email or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, (b) any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and (c) advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, confirmation from Lenders of their obligation to indemnify Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Documents in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or Issuing Bank, Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.

Section 11.5 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a “notice of default”. Agent will notify Lenders of its receipt of any such notice. Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Majority Lenders in accordance with Article X; provided that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of Lenders.

Section 11.6 Credit Decision. Each Lender acknowledges that Agent has not made any representation or warranty to it, and that no act by Agent hereafter taken, including any review of the affairs of Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries. Except for notices, reports and other documents expressly herein required to be furnished to Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of Borrower or its Subsidiaries which may come into the possession of Agent.

Section 11.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so) from and against any and all Claims in an amount based on such Lender’s Pro Rata Share of such Claims; provided that no Lender shall be liable for any payment to any such Person of any portion of the Claims to the extent such Claims arise from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including reasonable attorneys’ fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower or any Guarantor. The undertaking in this Section shall survive repayment of the Revolving Advances, cancellation of each Note, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Loan Documents, termination of this Agreement and the resignation or replacement of Agent.

Section 11.8 Agent in Individual Capacity. Amegy and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates as though Amegy were not Agent or Issuing Bank hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Amegy or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that Agent shall be under no obligation to provide such information to them.

Section 11.9 Successor Agent. Agent may resign as Agent upon thirty (30) days’ notice to Lenders and Borrower. If Agent resigns under this Agreement, Majority Lenders shall, with (so long as no Event of Default exists) the consent of Borrower (which shall not be unreasonably withheld or delayed), appoint from among Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrower, a successor agent from among Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent, and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article XI and Sections 12.1, 12.2 and 12.3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

Section  11.10 Agent May File Proofs of Claims. In case of the pendency of any proceeding under any Debtor Relief Law, Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agent and their respective agents and counsel and all other amounts due Lenders and Agent under Sections 3.12, 11.7, 12.1, and 12.2) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under Sections 3.12, 11.7, 12.1, and 12.2.

Section  11.11 No Other Duties. Anything herein to the contrary notwithstanding, none of the Co-Syndication Agents or Joint Lead Arrangers listed on the cover page and in the Recitals hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Agent or a Lender hereunder.

ARTICLE XII.

Miscellaneous

Section 12.1 Expenses. Borrower hereby agrees to pay Agent and Lenders, as applicable, on demand (a) all reasonable out-of-pocket costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of Agent’s legal counsel, (b) all reasonable out-of-pocket costs and expenses incurred by Agent and each Lender in connection with the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of each such Person’s legal counsel, and (c) all other reasonable out-of-pocket costs and expenses incurred by Agent in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, assessments, filing fees, and other charges levied by any Governmental Authority or otherwise payable in respect of this Agreement or any other Loan Document.

Section 12.2 INDEMNIFICATION. BORROWER HEREBY INDEMNIFIES AGENT, ISSUING BANK AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) FROM, AND HOLDS EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) (COLLECTIVELY, “CLAIMS”) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (~~a~~A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (~~b~~B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (~~c~~C) ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT,

OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (~~d~~D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS SUBSTANCE LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER OR ANY SUBSIDIARY, (~~e~~E) ANY ACT OR OMISSION OF AGENT OR ANY LENDER BASED UPON ANY FAX OR ELECTRONIC TRANSMISSION, OR (~~f~~F) ANY MATTER RELATED TO ANY LETTER OF CREDIT, INCLUDING, WITH RESPECT TO ALL OF THE ABOVE, ANY CLAIM WHICH ARISES AS A RESULT OF THE NEGLIGENCE OF AGENT OR ANY LENDER; PROVIDED, HOWEVER, THAT BORROWER’S INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION 12.2 SHALL NOT APPLY TO THE EXTENT THAT ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES WERE INCURRED BY REASON OF THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR UNLAWFUL CONDUCT OF SUCH INDEMNITEE. THIS SECTION 12.2 SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.

Section 12.3 Limitation of Liability. No party hereto nor any affiliate, officer, director, employee, attorney, or agent of such Person shall have any liability with respect to, and each other party hereto hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the applicable party hereto in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each party hereto hereby waives, releases, and agrees not to sue any other party hereto or any of such Person’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

Section 12.4 No Waiver; Cumulative Remedies. No failure on the part of Agent, Issuing Bank, or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

Section 12.5 Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Agent, Issuing Bank, each Lender and Borrower and their respective successors and assigns, except that (a) Borrower may not assign or transfer any of its rights or obligations under this Agreement without prior written consent of Agent and Lenders and (b) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 12.19 or as required under Section 2.21.

Section 12.6 Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Agent, Issuing Bank or any Lender or any closing shall affect the representations and warranties or the right of Agent, Issuing Bank or any Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Sections 12.1 and 12.2 shall survive repayment of the Notes and termination of the Combined Commitments and the Letters of Credit.

Section 12.7 Amendments. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any Note shall in any event be effective unless the same shall be in writing and signed and delivered by the Majority Lenders and Borrower, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided that neither Borrower nor any Lender consent shall be required for any amendment done in accordance with the definition of “Prime Rate” or “Federal Funds Rate” or Section 1.4(b) or Section 3.11 (except as expressly provided for in such definition or Section, as applicable). No amendment, modification, waiver or consent shall change the Commitment of any Lender without the consent of such Lender. No amendment, modification, waiver or consent shall (i) increase the Combined Commitments (other than pursuant to Section 2.8), (ii) extend the date for payment of any principal of or interest on the Revolving Advances or any fees payable hereunder, (iii) extend any Lender’s Commitment, (iv) reduce the principal amount of any Revolving Advance, (v) release any guaranty (except as permitted in Section 8.4(b)), or (vi) reduce the aggregate percentage of holders of the Combined Commitments required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Lenders. If any amendment, modification, waiver or consent relates only to the Revolving Advances, the applicable percentage for consent shall be calculated only from the holders of the Combined Commitments, provided that if either the Combined Commitments are fully funded or the Termination Date has occurred, then such applicable percentage for consent shall be calculated from the holders of the outstanding Revolving Advances and the Letter of Credit Liabilities. No amendment, modification, waiver or consent shall reduce any principal of or interest on the Revolving Advances or any fees payable hereunder without the consent of each Lender affected thereby, provided that no Lender consent shall be required for any amendment done in accordance ~~with~~the definition of “Prime Rate” or “Federal Funds Rate” or Section 1.4(b) or Section 3.11 (except as expressly provided for in such definition or Section, as applicable). No provision of Article XI or any other provision of this Agreement affecting Agent in its capacity as such shall be amended, modified or waived without the consent of Agent. No provision of this Agreement relating to the rights or duties of Issuing Bank in its capacity as such shall be amended, modified or waived without the consent of Issuing Bank. No provision of this Agreement relating to the rights or duties of the Swing Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Lender.

Section 12.8 Maximum Interest Rate. No provision of this Agreement or of any other Loan Documents shall require the payment or the collection of interest (including all fees, charges and other amounts which are treated as interest) in excess of the Maximum Rate. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any other Loan Documents or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event Agent, Issuing Bank or any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes; and, if the principal of the Notes has been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and Agent, Issuing Bank and Lenders shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes so that interest for the entire term does not exceed the Maximum Rate.

Section 12.9 Notices. All notices and other communications provided for in this Agreement and the other Loan Documents shall be in writing and may be emailed, telecopied (faxed), mailed by certified mail return receipt requested, or delivered by hand or overnight courier service to the intended recipient at the addresses specified on the signature pages hereof or at such other address as shall be designated by any such party in a notice to the other parties given in accordance with this Section; provided, however, that (a) all electronic mail transmissions may be only in the form of electronically scanned documents, showing all signatures, and (b) electronic mail may be used only to distribute Advance Request Forms, interest election requests, notices of prepayment and other routine communications, such as financial statements, and not for any other purpose. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given (a) when received if transmitted by electronic mail, (b) when transmitted by telecopy (fax), subject to confirmation of receipt, (c) when personally delivered if by hand or overnight courier service or, (d) in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, that notices to Agent pursuant to Article II shall not be effective until received by Agent.

Section 12.10 Platform.

(a) Borrower agrees that Agent may, but shall not be obligated to, make the Communications (as defined below) available to Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(b) The Platform is provided “as is” and “as available”. Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall Agent or any agent or Affiliate thereof (collectively, the “Agent Parties”) have any liability to Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

Section 12.11 Applicable Law; Venue; Service of Process. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Harris County, Texas and it shall be performable for all purposes in Harris County, Texas. Any action or proceeding against Borrower under or in connection with any of the Loan Documents may be brought in any state or federal court in Harris County, Texas, and each party hereto hereby irrevocably submits to the nonexclusive jurisdiction of such courts and waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Each party hereto agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its office specified in this Agreement. Nothing herein or in any of the other Loan Documents shall affect the right of Agent to serve process in any other manner permitted by law or shall limit the right of Agent to bring any action or proceeding against Borrower or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by Borrower against Agent, Issuing Bank or any Lender shall be brought only in a court located in Harris County, Texas.

~~Section 12.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart hereof.~~

Section  12.12 ~~Section 12.13~~ Severability. Any provision of this Agreement or any other Loan Document held by a court of competent jurisdiction to be invalid, illegal or unenforceable shall not impair or invalidate the remaining provisions hereof or thereof and the effect of such invalidity, illegality or unenforceability shall be confined to the provision held to be invalid, illegal or unenforceable.

Section 12.13 ~~Section 12.14~~ Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section  12.14 ~~Section 12.15~~ On-line Banking-Revolving Advances. From time to time, Agent may (but shall not be required to) permit any Revolving Advances to be requested or drawn through its online banking website. Agent may impose and change limitations on online Revolving Advance requests, such as minimum or maximum Revolving Advance Dollar amounts, and the types of accounts into which any Revolving Advance may be transferred. Whether online Revolving Advances are permitted, and Agent’s applicable terms and restrictions if such Revolving Advances are permitted, will be reflected in the features available online when a user logs into the online banking website.

Section 12.15 On-line Banking-Loan Payments. From time to time, Agent may (but shall not be required to) permit loan payments to be made through its online banking website. Agent may impose and change limitations on making online loan payments, such as minimum or maximum payment amounts, the types of accounts from which loan payments may be made, and the types of payments that may be made online (i.e., ordinary installment payments, principal-only payments, or other types of payments). Whether online payments are permitted, and ~~Agent’s~~Agent’s applicable terms and restrictions if such payments are permitted, will be reflected in the features available online when a user logs into the online banking website.

Section 12.16 Electronic Delivery of Documents. (a) The provisions of this Section shall be applicable in the event that Borrower delivers any (i) financial statements of Borrower or any other Person (the “Financial Statements”), or (ii) No Default Certificates (the Financial Statements, No Default Certificates and any other documents or information regarding Borrower or any other Person delivered to Agent pursuant to this Agreement, collectively, the “Financial Information”) in electronic form (by “email”).

(b) The Financial Information delivered in electronic form shall, for all purposes, be the same as if, and shall have the same validity, force and effect as if, such Financial Information had been delivered in paper or other tangible form. Each item of Financial Information delivered in electronic form shall be deemed to have been originally signed by Borrower for all purposes (including all purposes and interpretations of federal and state law), whether or not there is an electronic name or signature of Borrower thereon, and Borrower waives any right it may have to claim that the electronic documents are not original documents or valid documents.

(c) Borrower shall deliver Financial Information to Agent in, and only in, a format that Agent may both retain in its own records (i.e. save as a file on its own system) and print. In the event that at any time, under the electronic format then currently used by Agent, Agent is unable to save or print Financial Information delivered in electronic form, Borrower shall no longer be permitted to deliver Financial Information in electronic form.

(d) This Section constitutes an agreement between the parties to conduct transactions by electronic means pursuant the Texas Uniform Electronic Transactions Act, Chapter 43, Texas Business & Commerce Code (the “Act”), and the provisions of the Act shall be applicable to the delivery of Financial Information by Borrower to Agent in electronic form.

Section 12.17 Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

Section 12.18 Consent to Participations. Any Lender shall have the right at any time and from time to time to sell or transfer one or more participation interests in the Notes and the indebtedness evidenced thereby to one or more purchasers (“Participants”), whether related or unrelated to such Lender, but such Person shall not be a “Lender” hereunder. Subject to Section  ~~12.24~~12.26, any Lender may provide to any one or more Participants or potential Participants any information, financial statements, data or knowledge such Lender may have about Borrower or about any other matter relating to the Obligations. Borrower further waives any and all notices of sale of participation interests and notices of repurchases of participation interests. Borrower agrees that the owners of any participation interests will be considered as the absolute owners of their interests in the Obligations and will have all the rights granted under the participation agreements or other agreements governing the sale of their participation interests, but such Participants shall not have any direct rights under this Agreement or the Loan Documents. Borrower waives all rights of offset or counterclaim that it may now or later have against Agent or against any Participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. A Lender’s Participant Register shall contain the following information as of each date: (1) the name and address of each Participant, (2) the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents, and (3) the name of Borrower and information that uniquely identifies this Agreement, and no Lender shall be obligated to maintain any other information on the Participant Register. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

Section 12.19 Assignments. Any Lender may, with the prior written consent of Agent and (so long as no Event of Default or Unmatured Event of Default exists) Borrower, which consents shall not be unreasonably delayed or withheld (it being understood that Borrower (i) may withhold its consent to any such assignment if such assignment would result in a “Termination Event” or an “Event of Default” or a similar event under any agreement relating to any Rate Management Transaction to which the assignor or any Affiliate of the assignor is a party and such “Termination Event,” “Event of Default” or similar event would result in an Event of Default under Section 10.1(h) or 10.1(l) of this Agreement, and (ii) shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Agent within five (5) Business Days after having received written notice thereof from Agent) and, in any event, shall not be required for an assignment by any Lender to one of its Affiliates, at any time assign and delegate to an Eligible Assignee all or any fraction of such Lender’s Revolving Advances and Commitment, in a minimum aggregate amount not less than the lesser of (a) the amount of the assigning Lender’s Commitments, and (b) $2,000,000.00; provided that Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Eligible Assignee until the date when all of the following conditions shall have been met:

(a) the assigning Lender and the Eligible Assignee shall have executed and delivered to Borrower and Agent an Assignment and Acceptance, together with any documents required to be delivered thereunder, which Assignment and Acceptance shall have been accepted by Agent, and

(b) except in the case of an assignment by a Lender to one of its Affiliates or in the case of the assignment on or about the Fourth Amendment Closing Date in connection with the Fourth Amendment, the assigning Lender or the Eligible Assignee shall have paid Agent a processing fee of $3,500.00.

From and after the date on which the conditions described above have been met, (x) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Eligible Assignee pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment and Acceptance, shall be released from its obligations hereunder. Within five (5) Business Days after effectiveness of any assignment and delegation and upon request by Agent, Borrower shall execute and deliver to Agent (for delivery to the Eligible Assignee and the assigning Lender, as applicable) a new Note, as applicable, in the principal amount of the Eligible Assignee’s Pro Rata Share of the Combined Commitments, and, if the assigning Lender has retained a Commitment, a replacement Note in the principal amount of the Pro Rata Share of the Combined Commitments, retained by the assigning Lender (each such Note to be in exchange for, but not in payment of, the portion of the predecessor Note not being assigned). At such time, the assigning Lender shall deliver to Borrower the Note assigned by such Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Subject to Section 2.21, any attempted assignment and delegation not made in accordance with this Section 12.19 shall be null and void.

Notwithstanding the foregoing provisions of this Section 12.19 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Commitment and its Notes to a Federal Reserve Bank (but no such assignment shall release any Lender from any of its obligations hereunder).

Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Register shall contain the following information as of each date: (1) the names and addresses of Lenders, (2) the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender, and (3) the name of Borrower and information that uniquely identifies this Agreement, and Agent shall not be obligated to maintain any other information on the Register. The entries in the Register shall be conclusive absent manifest error, and Borrower, Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding anything to the contrary herein, no assignment shall be effective until recorded in the Register.

Section  12.20 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart hereof.

Section 12.21 Pledges. Notwithstanding to the contrary, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or Federal Home Loan Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section  12.22 ~~Section 12.20~~ USA Patriot Act; Anti-Money Laundering Laws. Each Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and Anti-Money Laundering Laws, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Patriot Act and Anti-Money Laundering Laws.

Section  12.23 ~~Section 12.21~~ Foreign Lender Reporting Requirements. If any Lender which is not a Person organized and existing under the laws of the United States of America or a state thereof (a “Non-US Person”) becomes a party to this Agreement, such Lender will deliver to Borrower and Agent such documents and forms related to such status as a Non-US Person as Borrower or Agent may require.

Section 12.24 ~~Section 12.22~~ Location of Document Execution. Borrower hereby represents and warrants to Agent and Lenders that this Agreement and all other Loan Documents executed in connection herewith have not been executed in the state of Florida.

Section  12.25 ~~Section 12.23~~ Document Imaging. Agent and Lenders shall be entitled, in their sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Borrower’s loans, including, without limitation, this Agreement and the other Loan Documents, and Agent and Lenders may destroy or archive the paper originals. The parties hereto (a) waive any right to insist or require that Agent or any Lender produce paper originals, (b) agree that such images shall be accorded the same force and effect as the paper originals, (c) agree that Agent and Lenders are entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (d) further agree that any executed facsimile (faxed), scanned, or other imaged copy of this ~~document~~Agreement or any other Loan Document shall be deemed to be of the same force and effect as the original manually executed document.

Section  12.26 ~~Section 12.24~~ Confidentiality. Agent, Issuing Bank and each Lender agree (on behalf of itself and each of its Affiliates, directors, officers and employees) to maintain the confidentiality of all non-public information supplied to it by or on behalf of Borrower or any Subsidiaries pursuant to this Agreement or any other Loan Document (“Confidential Information”), provided that nothing herein shall limit the disclosure of any Confidential Information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel or any other third party professional consultants or advisors for any Lender, Issuing Bank or Agent, provided that such consultant or advisor has agreed to hold such Confidential Information confidential, (c) to regulatory bodies (including the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about Agent’s, Issuing Bank’s or any Lender’s investment portfolio), auditors or accountants of Agent, Issuing Bank or any Lender, (d) to Agent, Issuing Bank or any other Lender or any Affiliate thereof, (e) in connection with any litigation relating to the transactions contemplated by this Agreement or any other Loan Document to which any one or more of Agent, Issuing Bank or any Lender is a party, or (f) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees in writing to be bound by the provisions of this Section  ~~12.24~~12.26. Confidential Information does not include information that (i) was publicly known prior to the time of disclosure by Borrower or any Subsidiary, (ii) after disclosure by Borrower or any Subsidiary to any Lender, Issuing Bank or Agent, becomes publicly known through no act or omission by any Lender, Issuing Bank or Agent or by any Person acting on behalf of any Lender, Issuing Bank or Agent or (iii) otherwise becomes known to any Lender, Issuing Bank or Agent other than through disclosure by Borrower, any Subsidiary or any other party known by such Lender, Issuing Bank or Agent to be subject to a confidentiality agreement.

Section  12.27 ~~Section 12.25~~ Dispute Resolution Provision. This Section contains a jury waiver~~, arbitration clause~~ and a class action waiver. This Section should be carefully read.

This dispute resolution provision shall supersede and replace any prior ~~“~~”Jury Waiver~~”~~”, ~~“~~”Judicial Reference~~”~~”, ~~“~~”Class Action Waiver~~”~~”, ~~“Arbitration”, “~~”Dispute Resolution~~”~~” or similar alternative dispute agreement or provision between or among the parties.

(a) JURY TRIAL WAIVER; CLASS ACTION WAIVER. AS PERMITTED BY APPLICABLE LAW, EACH ~~PARTY~~OF BORROWER, AGENT, AND EACH LENDER (EACH A “PARTY” AND TOGETHER THE “PARTIES”) WAIVES ~~THEIR RESPECTIVE~~ITS RIGHTS TO A TRIAL BEFORE A JURY IN CONNECTION WITH ANY DISPUTE (AS ~~“~~”DISPUTE~~”~~” IS HEREINAFTER DEFINED), AND DISPUTES SHALL BE RESOLVED BY A JUDGE SITTING WITHOUT A JURY. ~~IF A COURT DETERMINES THAT THIS PROVISION IS NOT ENFORCEABLE FOR ANY REASON AND AT ANY TIME PRIOR TO TRIAL OF THE DISPUTE, BUT NOT LATER THAN THIRTY (30) DAYS AFTER ENTRY OF THE ORDER DETERMINING THIS PROVISION IS UNENFORCEABLE, ANY PARTY SHALL BE ENTITLED TO MOVE THE COURT FOR AN ORDER COMPELLING ARBITRATION AND STAYING OR DISMISSING SUCH LITIGATION PENDING ARBITRATION (“ARBITRATION ORDER”).~~ IF PERMITTED BY APPLICABLE LAW, EACH PARTY ALSO WAIVES THE RIGHT TO LITIGATE IN COURT OR ARBITRATE ANY CLAIM OR DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL.

~~(b) ARBITRATION. If a~~A “Dispute” as used in this clause (a) shall mean any claim, dispute, or controversy ~~arises between any of the parties hereto with respect~~arising out of or relating to this Agreement or any other Loan Document ~~(all of the foregoing, a “Dispute”), and only if a jury trial waiver is not permitted by applicable law or ruling by a court, any party may require that the Dispute be resolved by binding arbitration before a single arbitrator. By agreeing to arbitrate a Dispute, each party gives up any right such party may have to a jury trial, as well as other rights such party would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal.~~or the transaction contemplated hereby or thereby (whether based on contract, tort, or any other theory).

~~Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, JAMS or National Arbitration Forum (“Administrator”) as selected by the initiating party. If the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator. Disputes include matters (i) relating to a deposit account, application for or denial of credit, enforcement of any of the obligations either party has to the other party, compliance with applicable laws and/or regulations, performance or services provided under any agreement by any party, (ii) based on or arising from an alleged tort, or (iii) involving either party’s employees, agents, affiliates, or assigns. However, Disputes do not include the validity, enforceability, meaning, or scope of this arbitration provision and such matters may be determined only by a court. If a third party is a party to a Dispute, each party consents to including the third party in the arbitration proceeding for resolving the Dispute with the third party. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in the city and state where lender or the bank is headquartered.~~

~~If a court orders arbitration of a Dispute, the party to the Dispute that did not seek the Arbitration Order shall commence arbitration. The party that sought the Arbitration Order may commence arbitration, but shall have no obligation to do so, and shall not in any way be adversely prejudiced by initiating or participating in litigation or electing not to commence arbitration. The arbitrator shall (i) hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) render a decision and any award applying applicable law; (iii) give effect to any limitations period in determining any Dispute or defense; (iv) enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable; (v) with regard to motions and the arbitration hearing, apply rules of evidence governing civil cases; and (vi) apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.~~

~~Judgment upon an arbitration award may be entered in any court having jurisdiction, except that, if the arbitration award exceeds $4,000,000.00, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney’s fees and costs) exceeds $4,000,000.00, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within thirty (30) days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply.~~

~~Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. This arbitration provision shall survive any termination, amendment, or expiration of this Agreement. If the terms of this provision vary from the Administrator’s rules, this arbitration provision shall control.~~

(b) ~~(c) RELIANCE. Each party (i) certifies that no one has represented to such party that the other parties would not seek to enforce jury and class action waivers in the event of suit, and (ii) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers, agreements, and certifications in this Section.~~RELIANCE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS, AND CERTIFICATIONS IN THIS SECTION.

Section  12.28 ~~Section 12.26~~ ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Section  12.29 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section  12.30 ~~Section 12.27~~ Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Rate Management Transaction Documents or any other agreement or instrument that is a QFC (hereinafter defined) (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties hereto acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity (hereinafter defined) that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate (hereinafter defined) of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (hereinafter defined) under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties hereto with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section  ~~12.27~~12.30, the following terms have the following meanings:

“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 12.31 WAIVER OF DEFENSES AND RELEASE OF CLAIMS. Borrower hereby (a) represents that neither Borrower nor any affiliate or principal of Borrower has any defenses to or setoffs against any of the Obligations set forth in clause (a) or clause (b) of the definition thereof owing by Borrower or any other Loan Party to Agent, Issuing Bank, or any Lender (the “Collective-Obligations”), nor any claims against Agent, Issuing Bank, or any Lender for any matter related to the Collective-Obligations, and (b) releases Agent, Issuing Bank, each Lender, and each of Agent’s, Issuing Bank’s, and each Lender’s affiliates, officers, directors, employees and agents from all claims, causes of action, and costs, in law or equity, known or unknown, whether or not matured or contingent, existing as of the Fourth Amendment Closing Date that Borrower has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Collective-Obligations, including the subject matter of this Agreement. The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature after the Fourth Amendment Closing Date that are owing to Borrower by Agent, Issuing Bank, any Lender, or any of Agent’s, Issuing Bank’s, or any Lender’s affiliates. Borrower acknowledges that Agent, Issuing Bank, and Lenders have been induced to enter into or continue the Collective-Obligations by, among other things, the waivers and releases in this Section.

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